UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Neurocrine Biosciences, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026

Notice of Annual Meeting of
Stockholders and Proxy Statement

NEUROCRINE®
BIOSCIENCES

NEUROCRINE BIOSCIENCES, INC.
6027 Edgewood Bend Court
San Diego, CA 92130

Notice of Annual Meeting of Stockholders
To Be Held on May 27, 2026
TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders of Neurocrine Biosciences, Inc., a Delaware corporation (the “Company”), will be held on May 27, 2026, at 10:30 a.m., local time, at the Company’s corporate offices located at 6027 Edgewood Bend Court, San Diego, California 92130, for the following purposes as more fully described in the Proxy Statement accompanying this Notice:
1.    The election of the Board of Directors' three nominees for Class III directors named herein to the Board of Directors to serve for a term of three years;
2.    An advisory vote on the compensation paid to the Company’s named executive officers;
3.    To approve an amendment to the Company’s 2025 Equity Incentive Plan to increase the aggregate number of shares of common stock reserved for issuance thereunder by 4,000,000 shares;
4.    The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
5.    To transact such other business as may properly come before the Annual Meeting of Stockholders or any one or more continuations, adjournments or postponements thereof.
Only stockholders of record at the close of business on March 31, 2026 are entitled to receive notice of and to vote at the Annual Meeting of Stockholders.
All stockholders on the record date and their proxyholders are invited to attend the Annual Meeting of Stockholders in person. However, we strongly urge our stockholders not to attend the Annual Meeting in person and to instead submit proxy votes. Our Annual Meeting will be purely functional in format to comply with the relevant legal requirements. There will be no presentations or exhibitions. No refreshments will be provided. Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to submit your proxy or voting instructions as soon as possible to vote your shares. You may vote over the Internet, as well as by telephone or by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in these proxy materials. Stockholders attending the Annual Meeting may vote in person even if they have returned a proxy. If you hold shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from such firm, bank or other nominee to vote your shares.

By Order of the Board of Directors,

Darin Lippoldt
Chief Legal Officer and Corporate Secretary
San Diego, California
April 15, 2026

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’
Meeting to be Held on May 27, 2026 at 10:30 a.m. Local Time at
6027 Edgewood Bend Court, San Diego, California 92130.
The Proxy Statement and Annual Report to stockholders are available at
www.proxyvote.com. Please have the control number on your proxy card available.

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2025 is available without charge upon written request to the Company’s Corporate Secretary at
6027 Edgewood Bend Court, San Diego, California 92130.

TABLE OF CONTENTS

Proxy Summary	1	Compensation Philosophy and Objectives	44
About the Annual Meeting	2	Overall Compensation Determination Process	45
Security Ownership of Certain Beneficial Owners and Management	5	Components of Executive Compensation	48
Our Board of Directors	7	2025 Named Executive Officer Compensation Decisions	50
General	7	Other Features of our Executive Compensation Program	55
Director Biographies of Class III Directors Nominated for Reelection at the 2026 Annual Meeting of Stockholders	7	Officer Equity Ownership Guidelines	55
Director Biographies of Class I and Class II Directors not Nominated for Reelection at the 2026 Annual Meeting of Stockholders	8	Equity Trading Policies and Procedures; Prohibition on Hedging and Pledging;	55
The Board of Directors and Corporate Governance Matters	11	Equity Grant Practices	56
General	11	Compensation Recoupment Policy	56
Corporate Governance Best Practices	11	Tax and Accounting Considerations	56
Board of Directors Overview	12	Risk Analysis of Our Compensation Program	57
Board Leadership Structure	12	Executive Compensation and Other Information	58
Board Independence	13	Summary Compensation Table	58
Classified Board Structure	13	Grants of Plan-Based Awards During 2025	59
Overboarding Policy	13	Agreements with Named Executive Officers Effective During Fiscal Year 2025	59
Director Refreshment	13	Executive Severance Plan	61
Board and Committee Meetings During 2025	14	Outstanding Equity Awards at Fiscal Year-End	62
Information About Board Committees	14	Option Exercises and Stock Vested During the Year	63
Compensation Committee Interlocks and Insider Participation	15	Potential Payments upon Termination or Change-in-Control	64
Director Nomination Process	15	CEO Pay Ratio	65
Board Self-Assessment	15	Item 402(v) Pay Versus Performance	66
Board Education	16	Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information	69
Identification and Evaluation of Nominees for Director	16	Directors Compensation Summary	70
Proxy Access	16	Non-Employee Director Compensation Philosophy	70
Process for Stockholder Communications with the Board of Directors	16	Non-Employee Director Compensation for 2025	70
Role of Board in Risk Oversight	17	Director Compensation Table	71
Corporate Responsibility	17	Non-Employee Director Compensation for 2026	71
Risk Assessment Concerning Compensation Practices and Policies	17	Non-Employee Director Equity Ownership Guidelines	72
Role of Board in Succession Planning	17	Additional Information	72
Policy Regarding Board Member Attendance at the Company's Annual Meeting	17	Related Person Transactions	72
Report of the Audit Committee	18	Other Matters	72
Principal Accountant Fees and Services	19	Additional Information	72
Compensation Committee Report	20	Special Note Regarding Forward-Looking Statements	73
Proposal One: Election of Directors	21	Appendix A - 2025 Equity Incentive Plan
Proposal Two: Advisory Vote on Compensation Paid to the Company's Named Executive Officers	23
Proposal Three: Approval of an Amendment to the Company's 2025 Equity Incentive Plan	24
Equity Compensation Plans	36
Proposal Four: Ratification of Appointment of Independent Registered Public Accounting Firm	37
Executive Officers	38
Compensation Discussion and Analysis	40
Executive Summary	40

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PROXY SUMMARY
This summary highlights information that is described in more detail elsewhere in this proxy statement. This summary does not contain all the information you should consider before you vote, and you should read the entire proxy statement carefully before voting.
General Information

Annual Meeting of Stockholders
Meeting Date:	May 27, 2026
Time:	10:30 a.m. Local Time
Place:	6027 Edgewood Bend Court, San Diego, California 92130
Record Date:	March 31, 2026
How to Vote
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote in the following ways:

Telephone: Call 1-800-690-6903 from any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. Easy-to-follow voice prompts allow you to submit your proxy and confirm your instructions have been properly recorded.

Internet: Visit www.proxyvote.com to transmit your voting instructions and for electronic delivery of information via the Internet up until 11:59 P.M. Eastern Time the day before the meeting date. As with telephone voting, you can confirm that your instructions have been properly recorded.

Mail: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Matters to be Voted On

Matter	Board of Directors Recommendation	Page Reference for More Information
Proposal One: Elect Class III Directors	FOR all nominees	21
Proposal Two: Advisory vote on executive compensation	FOR	23
Proposal Three: Approve an amendment to the Company's 2025 Equity Incentive Plan	FOR	24
Proposal Four: Ratify Ernst & Young LLP as independent registered public accounting firm	FOR	37

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6027 Edgewood Bend Court
San Diego, California 92130

PROXY STATEMENT

Your proxy is solicited on behalf of Neurocrine Biosciences, Inc., a Delaware corporation (the “Company,” “Neurocrine Biosciences,” "we," "us" or "our"), for use at its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 27, 2026 beginning at 10:30 a.m., local time, or at any one or more continuations, postponements or adjournments thereof for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s corporate offices, located at 6027 Edgewood Bend Court, San Diego, California 92130. The Company’s phone number is (858) 617-7600.
ABOUT THE ANNUAL MEETING
Why did I receive these proxy materials?
The Company has sent you these proxy materials because the Board of Directors of the Company (the "Board of Directors" or the "Board") is soliciting your proxy to vote at the Annual Meeting, including at any one or more continuations, adjournments or postponements of the Annual Meeting.
We intend to mail these proxy materials on or about April 15, 2026, to all stockholders of record entitled to vote at the Annual Meeting.
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will act upon the matters outlined in these proxy materials, including the election of the Board of Directors' three nominees for Class III directors named herein; an advisory vote on the compensation paid to the Company’s named executive officers; approval of an amendment to the Company’s 2025 Equity Incentive Plan to increase the aggregate number of shares of common stock reserved for issuance thereunder by 4,000,000 shares; and ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
Who can attend the Annual Meeting?
All stockholders of record at the close of business on March 31, 2026 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Stockholders of record at the close of business on the Record Date are entitled to receive notice of and to participate in the Annual Meeting. At the close of business on the Record Date, 100,581,991 shares of the Company’s common stock, $0.001 par value per share, were issued and outstanding. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or any one or more continuations, postponements or adjournments of the Annual Meeting.
Each outstanding share of the Company’s common stock will be entitled to one vote on each proposal considered at the Annual Meeting.

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What constitutes a quorum? What are broker non-votes? What are advisory votes?
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock entitled to vote thereat outstanding on the Record Date will constitute a quorum, permitting the Company to conduct its business at the Annual Meeting. As of the Record Date, 100,581,991 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 50,290,996 shares will be required to establish a quorum. The presence of a quorum will be determined by the Inspector of Elections (the “Inspector”).
Proxies received but marked as abstentions, as well as “broker non-votes,” will be included in the calculation of the number of shares considered to be present at the Annual Meeting. Broker non-votes occur when a holder of shares in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (the “NYSE”), “non-routine” matters are matters that may substantively affect the rights or privileges of stockholders, such as mergers, stockholder proposals and elections of directors, even if not contested. In addition, as required by Section 957 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, advisory votes on executive compensation are non-routine matters for which brokers do not have discretionary authority to vote shares held by account holders. Only ratification of our independent registered public accounting firm under Proposal Four is considered a routine matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal Four.
The vote on Proposal Two is advisory. The outcome of this vote will not be binding on the Company or the Board of Directors and will not create or imply any change to the fiduciary duties of the Board of Directors. However, the Company and the Board of Directors will consider the results of the advisory vote on Proposal Two in making future decisions about compensation of the Company’s named executive officers.
How do I vote my shares in person at the Annual Meeting?
You may vote your shares held in your name as the stockholder of record in person at the Annual Meeting. You may vote your shares held beneficially in street name in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.
How can I vote my shares without attending the Annual Meeting?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you are encouraged to direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you are encouraged to vote by proxy. You can vote by proxy over the Internet, by mail or by telephone pursuant to instructions provided in these proxy materials. If you hold shares beneficially in street name, you may also vote by proxy over the Internet or you can also vote by telephone or mail by following the voting instruction form provided to you by your broker, bank, trustee, or nominee. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Time, on May 26, 2026.
Who will bear the cost of soliciting votes for the Annual Meeting?
To the extent such costs are incurred, the cost of solicitation of proxies will be borne by the Company. The Company will reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. To assist in soliciting proxies (votes), the Company has retained the professional proxy solicitation firm Alliance Advisors, LLC, at an approximate cost of $40,000. Proxies also may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally, by telephone or by other appropriate means.
Can I change my vote after I return my proxy?

Yes. Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the proxy is exercised by timely filing with the Corporate Secretary of the Company either a notice of revocation or a duly executed proxy (whether through the Internet, telephone or mail in the manner provided for in these proxy materials) bearing a later date. Your most current timely proxy card or telephone or Internet proxy is the one that is counted. Your proxy will also be revoked if you attend the Annual Meeting and vote in person; however, we encourage you to vote your shares via the Internet, telephone or mail, and instructions regarding all three methods of voting are provided in these proxy materials. If you hold shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from such firm, bank or other nominee to vote your shares.

What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, then your shares of common stock are registered in more than one name or are registered in different accounts. Please complete a proxy for each separate set of proxy materials that you receive to ensure that all of your shares are voted.

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What are the Board of Directors’ recommendations?
Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board of Directors unanimously recommends a vote:
•for election of the Board of Directors' three nominees for Class III Directors named herein (see Proposal One);
•for an advisory vote on the compensation paid to the Company’s named executive officers (see Proposal Two);
•for approval of an amendment to the Company’s 2025 Equity Incentive Plan to increase the aggregate number of shares of common stock reserved for issuance thereunder by 4,000,000 shares (see Proposal Three); and
•for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (see Proposal Four).
With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. Discretionary authority for them to do so is provided in the proxy card and other forms of proxy.
What vote is required to approve each item?
Election of Directors. The affirmative vote of a plurality of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Withhold votes will not affect the vote for the election of directors. Broker non-votes on the election of directors will have no effect and will not be counted towards the vote total for such proposal. Abstentions are not applicable with respect to the election of directors.
Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining the number of shares represented in person or by proxy at the Annual Meeting. Accordingly, an abstention will have the effect of a negative vote for each item. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to each of the matters to be acted upon, other than Proposal Four. Thus, if you do not give your broker or nominee specific instructions, your shares will not be voted on and will not be counted for any other matter to be acted upon, other than Proposal Four. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
Who counts the votes?
Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.
What proxy materials are available on the internet?
The Proxy Statement and annual report to stockholders are available under the “Investors” tab on our corporate website at www.neurocrine.com, and at www.proxyvote.com. However, you can only vote your shares at www.proxyvote.com. Please have the control number on your proxy card available.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2026 by (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 100,581,991 shares of common stock outstanding on March 31, 2026, adjusted as required by rules promulgated by the SEC. The table is based upon information supplied by our executive officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Neurocrine Biosciences, Inc., 6027 Edgewood Bend Court, San Diego, CA 92130.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percent of Common Stock
Stockholders Owning Greater than 5%:
BlackRock, Inc. (1)	12,052,271	12.0%
The Vanguard Group (2)	10,129,687	10.1%
Dodge & Cox (3)	5,534,624	5.5%
JPMorgan Chase & Co. (4)	5,198,084	5.2%
Directors and Named Executive Officers:
Kyle W. Gano, Ph.D. (5)	635,601	*
Matthew C. Abernethy (6)	397,068	*
Eric Benevich (7)	320,717	*
Sanjay Keswani, M.D. (8)	2,239	*
Jude Onyia, Ph.D. (9)	178,111	*
Eiry W. Roberts, M.D. (10)	285,507	*
William H. Rastetter, Ph.D. (11)	122,832	*
Kevin C. Gorman, Ph.D. (12)	1,572,104	1.5%
Gary A. Lyons (13)	194,793	*
Johanna Mercier (14)	49,862	*
George J. Morrow (15)	72,461	*
Leslie V. Norwalk (16)	40,050	*
Christine A. Poon (17)	23,200	*
Richard F. Pops (18)	114,873	*
Shalini Sharp (19)	48,222	*
Stephen A. Sherwin, M.D. (20)	77,935	*
All current executive officers and directors as a group (20 persons) (21)	4,768,380	4.6%

*    Represents beneficial ownership of less than one percent (1%) of the outstanding shares of the Company’s common stock as of March 31, 2026.
(1)Based on Amendment No. 13 to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on April 28, 2025, reporting ownership as of March 31, 2025. According to such filing, BlackRock beneficially owns 12,052,271 shares of common stock and sole voting power as to 11,506,267 shares of common stock. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of the common stock held by BlackRock. No one person’s interest in the common stock held by BlackRock is more than five percent of the Company’s total outstanding common stock. The principal business address for BlackRock Inc. is listed in such filing as 50 Hudson Yards, New York, NY 10001.
(2)Based on Amendment No. 9 to Schedule 13G filed by The Vanguard Group, Inc. (“Vanguard Group”) on March 6, 2025, reporting ownership as of February 28, 2025. According to such filing, Vanguard Group beneficially owns 10,129,687 shares of common stock and sole voting power as to 0 shares of common stock. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of the common stock held by Vanguard Group. No one other person’s interest in the common stock held by Vanguard Group is more than five percent of the Company’s total outstanding common stock. The principal business address for the Vanguard Group is listed in such filing as 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group subsequently reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over Company securities beneficially owned by various Vanguard subsidiaries and/or business divisions. The Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis).
(3)Based on Schedule 13G filed by Dodge & Cox on May 14, 2025, reporting ownership as of March 31, 2025. According to such filing, Dodge & Cox beneficially owns 5,534,624 shares of common stock and sole voting power as to 5,268,075 shares of common stock. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of the common stock held by Dodge & Cox. The principal business address for Dodge & Cox is listed in such filing as 555 California Street 40th Floor, San Francisco, CA 94104.
(4)Based on Schedule 13G filed by JPMorgan Chase & Co. (“JPM”) on January 21, 2026, reporting ownership as of December 31, 2025. According to such filing, JPM beneficially owns 5,198,084 shares of common stock and has sole voting power as to 4,705,046 shares of common stock, shared voting power as to 21,535 shares of common stock, sole dispositive power as to 5,196,778 shares of common stock, and shared dispositive power as to 1,221 shares of common stock. The principal business address for JPM is listed in such filing as 270 Park Avenue, New York, NY 10017.
(5)Consists of (a) 150,991 shares of common stock and (b) 484,610 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026.
(6)Consists of (a) 42,808 shares of common stock and (b) 354,260 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026.

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(7)Consists of (a) 63,333 shares of common stock and (b) 257,384 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026.
(8)Consists of (a) 0 shares of common stock and (b) 2,239 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026.
(9)Consists of (a) 25,846 shares of common stock and (b) 152,265 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026.
(10)Consists of (a) 35,640 shares of common stock and (b) 249,867 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026. 34,455 of the outstanding shares of common stock are held by The Stephen Taylor and Eiry W. Roberts Joint Trust Agreement, of which Dr. Eiry has voting and investment power.
(11)Consists of (a) 40,360 shares of common stock, (b) 79,154 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026, and (c) 3,318 shares of common stock issuable pursuant to the vesting of restricted stock units within 60 days of March 31, 2026. All of the outstanding shares of common stock are held by the Rastetter Family Trust established September 2, 2010, of which Dr. Rastetter has voting and investment power.
(12)Consists of (a) 551,293 shares of common stock, and (b) 1,020,811 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026. All of the outstanding shares of common stock are held by The Gorman & Blais Family Trust, of which Dr. Gorman has voting and investment power.
(13)Consists of (a) 120,482 shares of common stock, (b) 72,652 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026, and (c) 1,659 shares of common stock issuable pursuant to the vesting of restricted stock units within 60 days of March 31, 2026. 114,499 of the outstanding shares of common stock are held by the Gary A. Lyons Revocable Living Trust U/A 6/8/12, of which Mr. Lyons has voting and investment power.
(14)Consists of (a) 3,535 shares of common stock, (b) 43,009 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026, and (c) 3,318 shares of common stock issuable pursuant to the vesting of restricted stock units within 60 days of March 31, 2026.
(15)Consists of (a) 7,068 shares of common stock, (b) 62,075 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026, and (c) 3,318 shares of common stock issuable pursuant to the vesting of restricted stock units within 60 days of March 31, 2026.
(16)Consists of (a) 6,239 shares of common stock, (b) 32,152 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026, and (c) 1,659 shares of common stock issuable pursuant to the vesting of restricted stock units within 60 days of March 31, 2026.
(17)Consists of (a) 1,435 shares of common stock, (b) 18,447 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026, and (c) 3,318 shares of common stock issuable pursuant to the vesting of restricted stock units within 60 days of March 31, 2026.
(18)Consists of (a) 34,480 shares of common stock, (b) 77,075 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026, and (c) 3,318 shares of common stock issuable pursuant to the vesting of restricted stock units within 60 days of March 31, 2026.
(19)Consists of (a) 2,429 shares of common stock, (b) 44,134 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026, and (c) 1,659 shares of common stock issuable pursuant to the vesting of restricted stock units within 60 days of March 31, 2026.
(20)Consists of (a) 12,542 shares of common stock, (b) 62,075 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026, and (c) 3,318 shares of common stock issuable pursuant to the vesting of restricted stock units within 60 days of March 31, 2026.
(21)Consists of (a) 1,180,846 shares of common stock held by our current directors and executive officers, (b) 3,562,649 shares of common stock issuable pursuant to stock options held by our current directors and executive officers that are exercisable within 60 days of March 31, 2026, and (c) 24,885 shares of common stock issuable pursuant to the vesting of restricted stock units within 60 days of March 31, 2026.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who beneficially own greater than 10% of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and greater than 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms filed electronically with the SEC, and written representations from certain reporting persons that no Form 5 is required, the Company believes that its officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2025, except that one report for each of Kyle Gano, Matt Abernethy, Darin Lippoldt, Julie Cooke, Eiry Roberts, David Boyer, Eric Benevich and Kevin Gorman was inadvertently filed one business day late with respect to one transaction each that occurred on February 8, 2025 (reported on February 12, 2025) due to an administrative oversight.

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OUR BOARD OF DIRECTORS
General
The Company’s bylaws, as amended and restated, provide that the Board of Directors is comprised of eleven directors. The Company’s Certificate of Incorporation provides that the Board of Directors is divided into three classes. There are currently four directors in Class I (William H. Rastetter, Ph.D., George J. Morrow, Leslie V. Norwalk, and Christine A. Poon), four directors in Class II (Kyle W. Gano, Ph.D., Richard F. Pops, Shalini Sharp, and Stephen A. Sherwin, M.D.), and three directors in Class III (Kevin C. Gorman, Ph.D., Gary A. Lyons, and Johanna Mercier). With the exception of Kyle W. Gano, Ph.D., who is the Chief Executive Officer ("CEO") of the Company, and Kevin C. Gorman, Ph.D., who retired as CEO of the Company effective October 11, 2024, all current members of the Board of Directors meet the definition of “independent director” under the Nasdaq Stock Market qualification standards.
The directors in Class I hold office until the 2027 Annual Meeting of Stockholders, the directors in Class II hold office until the 2028 Annual Meeting of Stockholders, and the directors in Class III hold office until the Annual Meeting (or, in each case, until their earlier resignation, removal from office, or death). After each such election, the elected directors in each such case will then serve in succeeding terms of three years and until a successor is duly elected and qualified.

The biographies of each of our nominees for election to the Board of Directors as Class III directors, and all other directors are set forth below, including the offices held, other business directorships and the class and term of each director nominee and director. Each of the biographies highlights specific experience, qualifications, attributes and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board of Directors possesses the requisite skills and characteristics, leadership traits, work ethic and independence to provide effective oversight.
Director Biographies of Class III Directors Nominated for Reelection at the 2026 Annual Meeting of Stockholders

Kevin C. Gorman, Ph.D. has served on the Board of Directors since January 2008. Dr. Gorman served as the President and CEO of the Company from January 2008 through October 2024, after having served as Executive Vice President and Chief Operating Officer beginning in 2006. Prior to that, he served as Executive Vice President and Chief Business Officer, and Senior Vice President of Business Development. Dr. Gorman currently serves as a director of Xencor, Inc. a publicly traded clinical-stage biopharmaceutical company. From 1990 until 1993, Dr. Gorman was a principal of Avalon Medical Partners, L.P. where he was responsible for the early stage founding of the company and several other biotechnology companies such as Onyx Pharmaceuticals, Inc., Metra Biosystems, Inc., Idun Pharmaceuticals, Inc. and ARIAD Pharmaceuticals, Inc. Dr. Gorman received his Ph.D. in immunology and M.B.A. in Finance from the University of California, Los Angeles and did further post-doctoral training at The Rockefeller University.
The continued service of Dr. Gorman on the Company’s Board of Directors is based on the fact that as the Company's former CEO of the Company, Dr. Gorman has extensive knowledge of our commercial products and our product candidates, our employees and the industry in which we operate. Dr. Gorman has also demonstrated exceptional leadership skills, sound business judgment and a strong commitment to the Company.
Gary A. Lyons has served on the Board of Directors since joining Neurocrine Biosciences in February 1993. Mr. Lyons served as the President and CEO of the Company from February 1993 through January 2008. Prior to joining the Company, Mr. Lyons held a number of senior management positions at Genentech, Inc., including Vice President of Business Development and Vice President of Sales. Mr. Lyons is currently the Chairman of the Board of Directors of Travere Therapeutics, a publicly traded ultra-orphan disease commercial-stage company. Mr. Lyons previously served on the Board of Directors of Rigel Pharmaceuticals, Inc., Fresh Tracks Therapeutics, Inc. (formerly Brickell Biotech, Inc.), Eledon Pharmaceuticals, Inc. (formerly Novus Therapeutics), and Facet Biotech Corporation. Mr. Lyons holds a B.S. in Marine Biology from the University of New Hampshire and an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management.
The continued service of Mr. Lyons on the Company’s Board of Directors is based on Mr. Lyons’ extensive business development and corporate governance experience and, as the Company’s former CEO, his in-depth understanding of the Company’s strategic plans, business operations, management and culture. With this history with the Company and management, Mr. Lyons brings a unique perspective and point of view to the Company’s Board of Directors.
Johanna Mercier has served on the Board of Directors since April 2021. Ms. Mercier serves as the Chief Commercial and Corporate Affairs Officer of Gilead Sciences, overseeing the global commercialization of the company’s medicines across virology, oncology and inflammation. She has been central to Gilead’s portfolio diversification, strengthening the company’s long-term growth prospects, expanding patient access and shaping commercial strategy. Ms. Mercier led the swift launch and global access strategy of Gilead’s COVID-19 antiviral on an accelerated timeline during the height of the COVID-19 pandemic, while also driving Gilead’s response to the crisis, including product donations. Today, she leads efforts to establish a new investigational product as a long-acting option for HIV prevention, and to expand access for people in high-incidence, resource-limited countries through innovative launch preparations and voluntary licensing agreements. A passionate advocate for the future of transformational healthcare and improving patient access on a global scale, Ms. Mercier also serves on the Board of Directors of Arcus Biosciences, Inc., a publicly traded company. Prior to joining Gilead in 2019, Johanna spent 25 years at Bristol-Myers Squibb, where she held senior leadership roles across the U.S. and international markets. She received her bachelor’s degree in biology from the University of Montreal and her MBA from Concordia University.

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The continued service of Ms. Mercier on the Company’s Board of Directors is based on Ms. Mercier’s extensive commercialization experience at both Gilead Sciences and Bristol-Myers Squibb, as well as her executive leadership experience across geographies and in all aspects of the commercial business.
Director Biographies of Class I and Class II Directors not Nominated for Reelection at the 2026 Annual Meeting of Stockholders
George J. Morrow has served on the Board of Directors since October 2015. Mr. Morrow served as Executive Vice President, Global Commercial Operations at Amgen Inc., a global biotechnology company, from 2003 until his retirement in 2011. He joined Amgen in 2001 as Executive Vice President, Worldwide Sales and Marketing. His responsibilities included oversight of all commercial functions for Amgen’s broad spectrum of products in more than 50 countries worldwide, and the introduction of multiple new products into global markets. From 1992 to 2001, Mr. Morrow held executive management and commercial positions within several subsidiaries of Glaxo Wellcome, including Group Vice President for Commercial Operations (U.S.), Managing Director (U.K.), and most recently as President and Chief Executive Officer of Glaxo Wellcome, Inc. (U.S.). Mr. Morrow currently serves on the Board of Directors of Align Technology, Inc., a publicly traded global medical device company. He has previously served on the boards of Vical, Inc., Otonomy, Inc., Glaxo Wellcome, Inc., Human Genome Sciences, Inc., Safeway, Inc., National Commerce Bank, the John Hopkins School of Public Health, and the Duke University Fuqua School of Business. Mr. Morrow holds a B.S. in Chemistry from Southampton College, Long Island University, an M.S. in Biochemistry from Bryn Mawr College and an M.B.A. from Duke University.
The continued service of Mr. Morrow on the Company’s Board of Directors is based on his extensive commercialization experience at Amgen, his broad executive experience at GlaxoSmithKline Inc., and his years of experience in corporate governance as a board member of several publicly traded companies. Mr. Morrow’s board experience, leadership experience and commercialization expertise prove valuable strategic insights to the Board of Directors.
Leslie V. Norwalk has served on the Board of Directors since September 2019. Since 2007, Ms. Norwalk has served as Strategic Counsel to healthcare companies at Epstein Becker Green, EBG Advisors, and National Health Advisors. Ms. Norwalk advises several private equity firms on healthcare matters. She serves as a director of CVS Health Corporation, Globus Medical, Inc., and Arvinas, Inc., all publicly traded companies, as well as several privately held healthcare companies. Ms. Norwalk previously served on the Board of Directors of Centene, Endologix, Magellan Health, Modivcare Inc., NuVasive, Inc., prior to its acquisition by Globus Medical, and Press Ganey. Ms. Norwalk began her career in the public sector in The White House Office of Presidential Personnel under the first Bush administration, following which, she practiced law at the Washington, D.C. office of Epstein Becker Green, P.C. From 2001 to 2007, she served in several roles at the Centers for Medicare & Medicaid Services (CMS) under the George W. Bush administration, including serving as Deputy Administrator, and Counselor and Policy Advisor, before assuming the role of Acting Administrator. Ms. Norwalk holds a J.D. from the George Mason University School of Law and a B.A. in Economics and International Relations from Wellesley College.
The continued service of Ms. Norwalk to the Company’s Board of Directors is based on her deep knowledge of, and experience with, the healthcare industry and government regulations, as well as corporate governance and risk management. Such knowledge and experience provides valuable guidance and insight to the Board of Directors.
Christine A. Poon has served on the Board of Directors since July 2023. Ms. Poon is the former Executive-in-Residence in the Department of Management and Human Resources at the Max M. Fisher College of Business at The Ohio State University, where she served as Dean and the John W. Berry, Sr. Chair in Business from 2009 to 2014. She served as Vice Chairman and Member of the Board of Directors of Johnson & Johnson from 2005 until her retirement in March 2009. Ms. Poon joined Johnson & Johnson in 2000 as Company Group Chair in the Pharmaceuticals Group. She became a member of Johnson & Johnson’s Executive Committee and Worldwide Chair, Pharmaceuticals Group, in 2001, and served as Worldwide Chair, Medicines and Nutritionals, from 2003 to 2005. Prior to joining Johnson & Johnson, she spent 15 years at Bristol-Myers Squibb in various management positions. Ms. Poon was also a Vice Chair of the Supervisory Board of Royal Philips Electronics and served on the Board of Directors of Decibel Therapeutics, Inc., and The Sherwin-Williams Company. She currently serves on the Board of Directors of Prudential Financial, Inc., and Regeneron Pharmaceuticals, Inc., where she serves as the lead independent director. Ms. Poon was named Woman of the Year by the Healthcare Businesswomen’s Association in 2004 and named Business Leader of the Future by CNBC/Wall Street Journal in 2005.
The continued service of Ms. Poon on the Company’s Board of Directors is based on her expertise in U.S. and international business operations, including extensive experience in capital allocation, and her strategic and operational knowledge of the pharmaceutical industry.
William H. Rastetter, Ph.D. has served on the Board of Directors since February 2010 and as Chairman of the Board of Directors since May 2011. Currently, he serves as the Chairman of the Board of Directors for Fate Therapeutics, a publicly traded company focused on cellular therapies, as well as for Daré Bioscience, Inc. (previously known as Cerulean Pharma Inc.), a publicly traded company focused on women’s healthcare. Dr. Rastetter also serves on the Board of Directors of Iambic Therapeutics, Inc., a private company using artificial intelligence and laboratory automation to design and develop medicinal chemicals initially for oncology indications. Dr. Rastetter previously served as the Chairman of Grail, Inc., and as a director of the board of Regulus Therapeutics, Inc., prior to its acquisition by Novartis AG. Dr. Rastetter serves as an advisor to Illumina Ventures, and is the Chairman of San Diego Squared, a nonprofit focused on STEM awareness and education for students in underserved communities. Dr. Rastetter was a partner in the venture capital firm, Venrock, from 2006 through early 2013 and was Executive Chairman of Biogen Idec, Inc. from 2003 to 2005. Earlier, he served as Chairman and Chief Executive Officer of IDEC Pharmaceuticals Corporation until its merger with Biogen Inc. in 2003; he joined IDEC Corporation as its Chief Executive Officer at the company’s founding in 1986. From 1984 to 1986, Dr. Rastetter was Director of Corporate Ventures at Genentech, where from 1982 to 1984 he held scientific positions. He held a series of faculty positions including Associate Professor at the Massachusetts Institute of Technology (“MIT”) from 1975 to 1982. Dr. Rastetter has an S.B. degree in Chemistry from MIT and received M.A. and doctorate degrees in Chemistry from Harvard

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University.
The continued service of Dr. Rastetter on the Company’s Board of Directors is based on Dr. Rastetter’s scientific and technical expertise combined with his business experience in leading rapidly growing companies in the life sciences industry. The Company’s continued growth is dependent on scientific and technical advances, and the Board of Directors believes that Dr. Rastetter offers both strategic and technical insight into the risks and opportunities associated with our business. In addition, Dr. Rastetter’s board and executive leadership experience at other life sciences companies provides valuable strategic and governance insight to the Board of Directors as a whole.
Kyle W. Gano, Ph.D. was appointed to serve as President and CEO of the Company in October 2024 after having served as Chief Business Development and Strategy Officer since 2020 and Chief Business Development Officer since 2011. From 2001 to 2011, Dr. Gano held several positions of increasing responsibility at the Company spanning marketing analytics to business development. He has served on the Company’s Board of Directors since October 2024 and currently serves on the Board of Directors of the Pharmaceutical Research and Manufacturers of America (PhRMA). Dr. Gano received his B.S. in Chemistry from the University of Oregon, B.S. in Biochemistry from the University of Washington, and his M.B.A. and Ph.D. in Organic Chemistry from the University of California, Los Angeles.
Dr. Gano has been instrumental in shaping the Company's strategy and culture through various senior management roles he has held at Neurocrine Biosciences for over a decade. Additionally, his significant expertise in business and corporate development activities and deep knowledge of the Company's products and pipeline of therapeutic candidates provides valuable insights to our Board of Directors.
Richard F. Pops has served on the Board of Directors since April 1998. Mr. Pops is the Chairman and Chief Executive Officer of Alkermes plc. He joined Alkermes as Chief Executive Officer in February 1991. Under his leadership, Alkermes has grown from a privately held research-based company with 25 employees to an international, publicly traded pharmaceutical company with more than 2,000 employees. In addition to Alkermes, he currently serves on the Board of Directors of the Biotechnology Innovation Organization (BIO) and the Pharmaceutical Research and Manufacturers of America (PhRMA). Previously, Mr. Pops served on the Board of Directors of Epizyme, Inc., a biotechnology company focused on epigenetics, and Acceleron Pharma, Inc., a biopharmaceutical company. He holds a B.A. in Economics from Stanford University.
The continued service of Mr. Pops to the Company’s Board of Directors is based on his leadership experience and track record for growing companies, his strength in business strategy and his financial acumen and capital markets experience. In addition, Mr. Pops is recognized for his service to the biopharmaceutical industry as a member of the Boards of the Biotechnology Innovation Organization and the Pharmaceutical Research and Manufacturers of America. His breadth and range of industry experience from operations and strategy is a significant contribution to the Board of Directors.
Shalini Sharp has served as a member of our Board of Directors since February 2020. Ms. Sharp served as Executive Vice President and Chief Financial Officer of Ultragenyx Pharmaceuticals Inc., a publicly traded biopharmaceutical company, from 2012 to 2020. Previously, from 2003 to 2012, Ms. Sharp held positions of increasing responsibility at Agenus, Inc., a publicly traded clinical-stage immune-oncology company, including as Chief Financial Officer, and also served as a member of its Board of Directors from 2012 to 2018. Earlier in her career, Ms. Sharp worked at Elan Pharmaceuticals, McKinsey & Company, and Goldman Sachs. Ms. Sharp currently serves on the Boards of Directors of BeOne Medicines Ltd. (formerly BeiGene, Ltd.), a publicly traded oncology company, Organon & Co, a publicly traded healthcare company, and Septerna, Inc., a publicly traded clinical-stage biotechnology company. She also serves on the Board of Directors of Iambic Therapeutics, Inc., a private company using artificial intelligence and laboratory automation to design and develop medicinal chemicals initially for oncology indications, and serves as Chair of the Board of Directors for Mahzi Therapeutics, a private company focused on rare neurodevelopmental disorders. Ms. Sharp previously served on the Board of Directors of Mirati Therapeutics, prior to its acquisition by Bristol-Myers Squibb Company, Sutro Biopharma, Inc., Panacea Acquisition Corp., prior to its merger with Nuvation Bio, Precision BioSciences, Inc., TB Alliance, Array Biopharma, prior to its acquisition by Pfizer, and Agenus Inc. She holds a B.A. and an M.B.A. from Harvard University.

The continued service of Ms. Sharp to the Company’s Board of Directors is based on her extensive experience as a Chief Financial Officer of a public company, her financial acumen, and her management and leadership skills.

Stephen A. Sherwin, M.D. has served on the Board of Directors since April 1999. Dr. Sherwin currently divides his time between advisory work in the life sciences industry and patient care and teaching in his specialty of medical oncology. He is a Clinical Professor of Medicine at the University of California, San Francisco, and a volunteer Attending Physician in Hematology-Oncology at the Zuckerberg San Francisco General Hospital. Dr. Sherwin currently serves on the Board of Directors of Biogen Inc., a publicly traded company, and Innovent Biologics, Inc., a biopharmaceutical company publicly listed on the Main Board of the Hong Kong Stock Exchange. He is also an Advisory Partner with Third Rock Ventures. Previously, Dr. Sherwin was Chairman and Chief Executive Officer of Cell Genesys, a cancer immunotherapy company, from 1990 until the company’s merger in 2009 with BioSante Pharmaceuticals (now ANI Pharmaceuticals). He was also a Co-founder and Chairman of Abgenix, an antibody company which was acquired by Amgen in 2006, and co-founder and Chairman of Ceregene, a gene therapy company which was acquired by Sangamo Biosciences in 2013. From 1983 to 1990, Dr. Sherwin held various positions in clinical research at Genentech, most recently that of Vice President. Prior to 1983, he was on the staff of the National Cancer Institute. In addition, Dr. Sherwin previously served on the Board of Directors of Aduro Biotech, BioPlus Acquisition Corporation, and Neon Therapeutics. He also served on the Board of Directors of the Biotechnology Innovation Organization (BIO) from 2001 to 2014 and as its Chairman from 2009 to 2011, and was a

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member of the President’s Council of Advisors in Science and Technology (PCAST) Working Group on Drug Development from 2011 to 2013. Dr. Sherwin holds a B.A. in biology, summa cum laude, from Yale University and an M.D. from Harvard Medical School, is board-certified in internal medicine and medical oncology, and is a Fellow of the American College of Physicians.
The continued service of Dr. Sherwin for election to the Company’s Board of Directors is based on his experience and credentials in the biotechnology industry as the former Chief Executive Officer of Cell Genesys, Inc., the former Chairman and co-founder of Abgenix, Inc., the Chairman and co-founder of Ceregene, Inc., and his positions at Genentech, Inc. and the National Cancer Institute. In addition to his biotechnology credentials, Dr. Sherwin’s medical expertise in internal medicine and medical oncology provides a unique contribution to the Board of Directors.

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THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS
General
We have long believed that good corporate governance is important to ensure that Neurocrine Biosciences is managed for the long-term benefit of its stockholders. We periodically review our corporate governance policies and practices. The Board of Directors has adopted Corporate Governance Guidelines which describe our corporate governance practices and address corporate governance issues such as Board composition, responsibilities and director qualifications. These guidelines are available at www.neurocrine.com.
Corporate Governance Best Practices
We are committed to maintaining strong corporate governance practices that promote the long-term interests of the Company and our stockholders and help strengthen the oversight functions of our management and Board of Directors. Additional information about our corporate governance policies and practices, including our committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics, Comprehensive Compliance Program, and Incentive Compensation Recoupment Policy, can be found on our website, www.neurocrine.com. Additionally, for more information on our commitment to corporate responsibility, including environmental matters and other key initiatives, please see our latest corporate responsibility disclosures, which can be found on our website under the section entitled “Investors”. We believe these efforts reflect the best interests of our patients, our stockholders and the communities in which we operate and serve. The information posted on or accessible through our website is not incorporated into this Proxy Statement.
We believe that our strong corporate governance practices empower our independent directors to exercise effective oversight of our business generally and our management team specifically, including the performance of our CEO.

The following table highlights some of our key corporate governance practices:

Corporate Governance Best Practices
☒	Director resignation policy for directors receiving less than majority support	☒	Stockholder ability to call special meetings
☒	Director overboarding policy	☒	Stockholder action by written consent
☒	Policies ensuring our Board is comprised of directors with a range of skills, professional experience, ideas and viewpoints	☒	No poison pill in force
☒	Separate Chairman and CEO	☒	Clawback policy
☒	All directors attended at least 75% of Board and relevant committee meetings	☒	New director orientation and continuing director education
☒	Code of Business Conduct and Ethics	☒	Executive sessions of independent directors held at every regular Board meeting
☒	Annual board and committee assessment	☒	Active stockholder engagement
☒	Proxy access for stockholders	☒	Robust commitment to corporate responsibility

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Board of Directors Overview
As we continue to focus on discovering, developing, and commercializing life-changing treatments for patients with under-addressed neurological, psychiatric, endocrine, and immunological disorders, we rely on our talented and experienced Board to provide leadership, guidance and oversight. Our Board is comprised of individuals with a strong background in executive leadership, capital management and allocation, scientific research and drug development experience, and Company and industry knowledge. We believe that our directors’ varied backgrounds and experiences result in different perspectives, ideas, and viewpoints, which make our Board more effective in carrying out its duties. We believe that our directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term interests of our stockholders.
The following matrix highlights the mix of key skills and experiences of our director nominees and continuing directors. This matrix is intended to depict notable areas of focus for each director, and not having a mark does not mean that a particular director does not possess that skill or experience. Nominees have developed competencies in these skills through education, direct experience and oversight responsibilities. Additional biographical information on each nominee is set out above.

Experience, Expertise, or Attribute	Director Nominees			Continuing Directors
	Kevin Gorman, Ph.D.	Gary Lyons	Johanna Mercier	Kyle Gano, Ph.D.	George Morrow	Leslie Norwalk	Christine Poon	Richard Pops	William Rastetter, Ph.D.	Shalini Sharp	Stephen Sherwin, M.D.
Financial Expertise / Capital Management and Allocation	✓	✓		✓			✓	✓		✓	✓
Commercial Strategy/Market Access		✓	✓		✓	✓	✓	✓		✓
Science and Medicine	✓			✓					✓		✓
Drug Development	✓	✓		✓				✓	✓		✓
Healthcare Industry	✓	✓	✓	✓	✓	✓	✓	✓	✓		✓
Biotech and Pharma Operations Expertise	✓	✓	✓		✓		✓	✓	✓	✓	✓
M&A/Business Development Transactions	✓	✓		✓	✓			✓	✓	✓
Governance	✓				✓	✓	✓	✓	✓	✓	✓
Investor Relations	✓	✓	✓	✓		✓	✓	✓	✓	✓
Global Business Operations			✓		✓		✓			✓
Public Policy			✓			✓		✓			✓
Executive Leadership	✓	✓	✓		✓		✓	✓	✓	✓	✓
Risk Management Oversight	✓		✓			✓		✓		✓
Human Capital Management		✓	✓				✓	✓		✓
Technology										✓
Board Leadership Structure
It is the Company’s policy to separate the roles of CEO and Chairman of the Board. This separation recognizes the independent roles of the Board of Directors, Chairman of the Board and CEO. The Board of Directors sets Company strategy and provides oversight and accountability for the CEO and Company management. The Chairman of the Board presides over the Board of Directors and provides guidance to the CEO. The CEO and the balance of the Board of Directors set Company goals with the CEO providing leadership and day to day oversight in furtherance of those goals. The Company believes that separation of the Board of Directors and Company leadership reinforces the independence of the Board of Directors in its oversight of the business and affairs of the Company, and creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in the best interests of the Company and its stockholders.

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Board Independence
The Board of Directors annually reviews the independence of each of the directors. The Board of Directors has affirmatively determined that, with the exception of Kyle Gano, Ph.D., the Company's current CEO, and Kevin Gorman, Ph.D., the Company's former CEO, all current members of the Board of Directors meet the definition of “independent director” under the Nasdaq Stock Market qualification standards.
Classified Board Structure
The Board of Directors is divided into three classes, designated Class I, Class II and Class III. Our Nominating / Corporate Governance Committee annually reviews the Company’s classified Board structure to evaluate whether it continues to be the appropriate structure for the Company. At this time, the Nominating / Corporate Governance Committee and the Board continue to believe that maintaining this structure is appropriate and beneficial to our stockholders. Specifically, the Nominating / Corporate Governance Committee and the Board believe that the classified board structure:
•promotes stability and continuity, allowing our Board and management to remain focused on our long-term strategic objectives;
•enhances independence of our non-employee directors by decreasing potential pressures from special interest groups or others who may have motives or interests contrary to the creation of sustainable stockholder value; and
•allows for the development of institutional knowledge at the board level, which is particularly important in the pharmaceutical industry, given the multi-year development cycles of our clinical programs.
The Board and the Nominating / Corporate Governance Committee will periodically review and continue to consider whether the classified Board structure aligns with the Company’s long-term strategic objectives.
Overboarding Policy
The overboarding policy set forth in our Corporate Governance Guidelines limits directors to a maximum of five public company boards, with named executive officers of public companies limited to a maximum of three public company boards and members of the Audit Committee limited to a maximum of three public company audit committees unless such director is a retired CPA, CFO or controller (or has similar experience).The Nominating / Corporate Governance Committee reviews our overboarding policy as part of its annual review of our corporate governance practices, which includes the Corporate Governance Guidelines, and compliance with our overboarding policy is reviewed at least annually by the Nominating / Corporate Governance Committee. All directors are currently compliant with our overboarding policy.

The Nominating / Corporate Governance Committee and the Board believe certain factors should inform whether a director serving on multiple boards can continue to serve effectively on our Board. These factors include the director’s unique skills and experience, the value the director contributes to the Board’s overall mix of perspectives and backgrounds, and the director’s demonstrated ability to dedicate the necessary time, attention and energy to Board duties. The Board considers these factors as part of its regular evaluation and assessment processes and discusses them with current Board members and director candidates who serve on multiple public company boards.

Director Refreshment

The Nominating / Corporate Governance Committee recognizes that it is desirable to maintain a balance of longer-tenured directors whose experience and institutional knowledge provide them with a nuanced understanding of the Company and its operations, with newer directors who contribute fresh perspectives. Accordingly, the Nominating / Corporate Governance Committee and the Board have determined not to adopt mandatory retirement ages or tenure limits. Although the Board acknowledges that some stockholders have concerns regarding directors with longer service, the Board believes that such directors provide critical expertise and informed judgment to Board deliberations and decisions. In particular, the continuity such tenured directors provide facilitates meaningful contributions to, and more effective oversight of, management through the full breadth of the drug discovery and development process. While the Nominating / Corporate Governance Committee and the Board consider tenure when evaluating the Board's composition, they believe that imposing rigid restrictions would deprive the Board of the invaluable knowledge and leadership that experienced of members of the Board are able to offer to the Company.

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Board and Committee Meetings During 2025
The Board of Directors held a total of nine meetings during 2025. For 2025, the Board of Directors had an Audit Committee, a Compensation Committee, a Nominating / Corporate Governance Committee, and a Science and Medical Technology Committee. Charters for each of these committees have been established and approved by the Board of Directors and current copies of the charters for each of the committees have been posted on the Company’s website at www.neurocrine.com.

During 2025, all directors in office at that time attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board of Directors on which they served.
Information About Board Committees

The table below provides membership information for each of the committees of the Board during 2025.
Committee Composition

Name of Director	Committee
	Audit	Compensation	Nominating / Corporate Governance	Science and Medical Technology
William H. Rastetter, Ph.D. (Board Chair)				MEMBER
Kevin C. Gorman, Ph.D.				MEMBER
Gary A. Lyons				MEMBER
Johanna Mercier			MEMBER
George J. Morrow		MEMBER	MEMBER
Leslie V. Norwalk			CHAIR
Christine A. Poon	MEMBER		MEMBER
Richard F. Pops		CHAIR		MEMBER
Shalini Sharp	CHAIR	MEMBER
Stephen A. Sherwin, M.D.	MEMBER			CHAIR
The Company’s Audit Committee is comprised entirely of directors who meet the independence requirements set forth in Nasdaq Stock Market Rule 5605(c)(2)(A). Information regarding the functions performed by the committee is set forth in the “Report of the Audit Committee,” included in this Proxy Statement. The Board of Directors has determined that Ms. Sharp, Ms. Poon and Dr. Sherwin are “audit committee financial experts” within the meaning of item 407(d)(5) of SEC Regulation S-K. This committee met eight times during 2025.
The Compensation Committee reviews and recommends to the Board of Directors the compensation of directors, executive officers and other employees of the Company. Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. Each member of the Compensation Committee is an “independent director” as defined by Nasdaq Stock Market Rule 5605(a)(2) and a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act. This committee met six times during 2025. Please also refer to “Role of the Compensation Committee” section under the section titled “Compensation Discussion and Analysis” for additional information regarding the role of the Compensation Committee.
The Nominating / Corporate Governance Committee is responsible for recommending nominees for election to the Board of Directors, developing and implementing policies and practices relating to corporate governance, and providing oversight with respect to the following matters: corporate responsibility, supply chain risk, quality systems, drug safety and governmental relations, public policy, political contributions, and related expenditures. The Nominating / Corporate Governance Committee also administers the Company’s Code of Business Conduct and Ethics (the “Code”), which applies to all of the Company’s officers, directors and employees, and is available on the Company’s website at www.neurocrine.com. If we make any amendments to the Code or grant any waiver from a provision of the Code to any executive officer or director, we will promptly make any required disclosure regarding the nature of the amendment or waiver on our website or in a current report on Form 8-K. The functions of this committee also include consideration of the composition of the Board of Directors and recommendation of individuals for election as directors of the Company. The Nominating / Corporate Governance Committee will consider nominees recommended by stockholders, provided such nominations are made pursuant to the Company’s bylaws and applicable law. Each member of the Nominating / Corporate Governance Committee is an “independent director” as defined by Nasdaq Stock Market Rule 5605(a)(2).This committee met four times during 2025.

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In January 2024, the Board formed the Science and Medical Technology Committee, which provides oversight of significant scientific judgments relating to the Company’s research and development, including clinical development, activities, portfolio, and potential business development transactions.
Dr. Rastetter serves as a member of the Science and Medical Technology Committee and also regularly attends other committee meetings in his role as Board Chair.

Compensation Committee Interlocks and Insider Participation
During 2025, the Compensation Committee consisted of George J. Morrow, Richard F. Pops, and Shalini Sharp. No such individual is a current or former officer or employee of the Company. No interlocking relationship existed between any member of the Compensation Committee and any member of any other company’s Board of Directors or compensation committee.
Director Nomination Process
In selecting non-incumbent candidates and reviewing the qualifications of incumbent candidates for the Board of Directors, the Nominating / Corporate Governance Committee considers the Company’s corporate governance principles, which include the following:
•    Directors should possess the highest ethics, integrity and values, and be committed to representing the long-term interest of the stockholders. They also must have experience they can draw upon to help direct the business strategies of the Company together with sound judgment. They must be actively engaged in the pursuit of information relevant to the Company’s business and must constructively engage their fellow Board members and management in dialogue and the decision-making process.
•    Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board of Directors for an extended period of time.
•    Directors should notify the Chairman of the Board and Chairman of the Nominating / Corporate Governance Committee in the event of any significant change in their employment responsibilities or affiliations. Director nominees should meet the director qualification requirements set forth in the Company’s Corporate Governance Guidelines.
•    In evaluating director nominees, the Nominating / Corporate Governance Committee considers the following factors: personal and professional integrity, ethics and values including any potential conflicts of interest; experience in corporate management and the biopharmaceutical industry, such as serving as an officer or former officer of a publicly held company; experience as a board member of another publicly held company; and additionally, for nominees seeking re-election, meeting attendance, and participation and compliance with Company policies.
It is the Company’s policy to have a range of skills, professional experience, education, associations, achievements, training, points of view and individual qualities and attributes represented on the Board of Directors. The Nominating / Corporate Governance Committee considers these characteristics when assessing board composition and evaluating candidates for election or re-election to the Board of Directors.
The Nominating / Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Our current Board is comprised of eleven directors. The directors’ demographic background includes gender diversity (four directors) and ethnic diversity (two directors).
In addition to the foregoing, the Nominating / Corporate Governance Committee Charter and Corporate Governance Guidelines set forth minimum criteria for director nominees. The Nominating / Corporate Governance Committee may also consider such other facts as it may deem are in the best interests of the Company and its stockholders. The Nominating / Corporate Governance Committee does believe that several members of the Board of Directors meet the criteria for an “audit committee financial expert” as defined by SEC rules. We believe that all of our directors should have a reputation for honesty, integrity and highest ethical standards, and should demonstrate business acumen, an ability to exercise sound judgment and a commitment to serve the Company.
Board Self-Assessment
The Nominating / Corporate Governance Committee ensures that each member of the Board, the Committees, and the Chair of the Board are assessed annually with an aim at enhancing effectiveness. Directors complete a number of different evaluations in order to provide performance feedback and suggestions for improved effectiveness or contributions. The assessments are done by way of a questionnaire prepared and distributed by our external corporate counsel, Cooley LLP. The assessments are treated on a confidential basis, with the results tallied on an anonymous basis for review. The results of the evaluation are analyzed by Cooley LLP, our Chief Legal Officer, the Nominating / Corporate Governance Committee, and the Board, who decide whether any changes are needed to the Board’s processes, procedures, composition or Committee structure. The evaluation carried out for the 2025 calendar year indicated that all individuals and groups were effectively fulfilling their responsibilities.

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Board Education
The Board recognizes the importance of ongoing director education. In order to facilitate the Board’s educational development, the Board regularly meets with management and are given periodic presentations on our business and recent business developments. When the Board meets in person, Members of the Board also attend dinners on the evening before regularly scheduled Board meetings. Generally, at these dinners the Board meets with senior decision-makers within the Company or outside experts in order to enhance the Board’s understanding of our business and affairs. In addition, on an annual basis, an external expert meets with the Nominating / Corporate Governance Committee to discuss best practices and new developments relating to corporate governance and the operation of public company boards. The Company also provides funding for members of the Board of Directors to attend outside director continuing education programs sponsored by educational and other institutions.
Identification and Evaluation of Nominees for Director
The Nominating / Corporate Governance Committee identifies nominees for director by first evaluating the current members of the Board of Directors willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating / Corporate Governance Committee’s criteria for service and who are willing to continue are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining members who would offer a new perspective. If any member of the Board of Directors does not wish to continue in service, or if the Board of Directors decides not to re-nominate a member for re-election, the Nominating / Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The Nominating / Corporate Governance Committee generally polls the Board of Directors and members of management for their recommendations and may also seek input from third-party search firms. The Nominating / Corporate Governance Committee may also seek input from industry experts or analysts. The Nominating / Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are then interviewed by the Company’s independent directors and executive management. In making its determinations, the Nominating / Corporate Governance Committee evaluates each individual in the context of the Company’s Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating / Corporate Governance Committee makes its recommendation to the Board of Directors.
We have not received director candidate recommendations from the Company’s stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by members of our Board of Directors, management or other parties are evaluated. Accordingly, our Board of Directors believes a formal policy regarding consideration of such recommendations is unnecessary.

All of the director nominees standing for election at the 2026 Annual Meeting of Stockholders were most recently re-elected as directors at our 2023 Annual Meeting of Stockholders.

Proxy Access
Our bylaws provide for proxy access, which, subject to certain limitations as set forth in our bylaws, allows a stockholder or a group of no more than 20 stockholders owning at least three percent or more of the voting power of our outstanding capital stock continuously for at least three years to nominate and include in our Proxy Statement for an annual meeting director nominees constituting up to the greater of two individuals or 20% of the number of directors in office, provided that (i) the number of such nominees may not exceed 50% of the number of directors in the class whose term expires at such annual meeting and (ii) the stockholders satisfy the procedural, disclosure and other requirements specified in our bylaws. For further information, please see “Additional Information”. The foregoing description of the stockholder proxy access provision included in our bylaws does not purport to be complete and is qualified in its entirety by reference to our bylaws.
Process for Stockholder Communications with the Board of Directors
Stockholders of the Company wishing to communicate with the Company’s Board of Directors or an individual director may send a written communication to the Board of Directors or such director c/o Neurocrine Biosciences, Inc., 6027 Edgewood Bend Court, San Diego, CA 92130, Attn: Corporate Secretary. Each communication must set forth:
•    the name and address of the Company stockholder on whose behalf the communication is sent; and
•    the number of Company shares that are beneficially owned by such stockholder as of the date of the communication.
Each stockholder communication will be reviewed by the Company’s Corporate Secretary to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications.
Communications determined by the Corporate Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

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Role of Board in Risk Oversight
While the Board of Directors has ultimate oversight responsibility for the risk management process, it has delegated portions of this responsibility to various committees. The Board of Directors and its committees oversee risk throughout the business with focus on financial risk, legal/compliance risk, scientific/clinical development risk, cybersecurity risk management, risks related to artificial intelligence, and strategic risk. The Audit Committee focuses on major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also has oversight of risk related to data privacy, technology and information, cybersecurity, and artificial intelligence, including: (i) access to various reports, summaries or presentations related to cybersecurity threats, risk, and mitigation (ii) the potential impact of those exposures on the Company’s business, financial results, operations and reputation, (iii) the steps management has taken to monitor and mitigate such exposures, (iv) the Company’s information governance policies and programs and (v) major legislative and regulatory developments that could materially impact the Company’s privacy and data security risk exposure. The Nominating / Corporate Governance Committee and Audit Committee each focus on legal/compliance risk with the Nominating / Corporate Governance Committee taking the lead on the governance and management process and compliance oversight with respect to the following matters: corporate responsibility, supply chain risk, quality systems, drug safety and governmental relations, public policy, political contributions, and related expenditures. The Audit Committee takes the lead on SEC reporting and compliance. The Compensation Committee addresses compensation policies and practices as they relate to risk management practices and risk-taking incentives. The participation of the full Board of Directors in setting the Company’s business strategy incorporates assessment of scientific and strategic risks for the Company overall. Additionally, in January 2024, the Board of Directors formed the Science and Medical Technology Committee, which provides oversight of significant scientific judgments relating to the Company’s research and development, including clinical development, activities, portfolio, and potential business development transactions.
Corporate Responsibility

At Neurocrine Biosciences, we uphold an unwavering spirit of ingenuity and seek to provide lifesaving solutions to patients who have great needs, but few options. We believe operating both responsibly and efficiently is paramount to creating long-term value for our Company and stakeholders. Our focus as a Company is to operate with the highest standards of business ethics, adhere to the highest product quality and safety standards, invest in our people and communities in which we live and work, and minimize our impact on the environment. For more information on our commitment to corporate responsibility, including environmental matters and other key initiatives, please see our latest corporate responsibility disclosures, which can be found on our website, www.neurocrine.com, under the section entitled “Investors”. The information posted on or accessible through our website is not incorporated into this Proxy Statement.

Risk Assessment Concerning Compensation Practices and Policies
During 2025, the Compensation Committee conducted an assessment of how the Company’s compensation policies and practices relate to risk management practices and risk-taking incentives. As part of the process, the Compensation Committee engaged the services of an external, independent compensation consulting firm to conduct an independent risk assessment. Based on this assessment, the Compensation Committee concluded that the Company’s compensation policies and practices are consistent with industry practices for similar biopharmaceutical companies and do not create risks that are reasonably likely to have a material adverse effect on the Company.
Role of the Board in Succession Planning
A key responsibility of the Board is succession planning for the CEO and other members of the executive management team. In consultation with the Company's CEO and Chief Human Resources Officer, the Compensation Committee oversees succession planning relating to the Company's executive officers. Succession planning for the Company's CEO is conducted by the full Board to ensure that development, retention and succession plans for the CEO align with the Company's short and long-term strategic goals. Additionally, the Compensation Committee discusses executive management talent, including the readiness of individuals to take on additional leadership roles and developmental opportunities needed to prepare senior leaders for greater levels of responsibility. The review and assessment conducted by the Board and its committees includes a review of both a long-term succession plan and an emergency succession plan.
In support of the Company’s commitment to investing in its employees, high-potential leaders are provided with the opportunity to meet with Board members through formal presentations and at informal events. This engagement gives the Board insight into the Company’s talent and helps to facilitate a regular review and discussion of leadership development and succession planning at the Board and Committee level.
Policy Regarding Board Member Attendance at the Company’s Annual Meeting
The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting. Directors Dr. Gano and Dr. Rastetter attended the 2025 Annual Meeting of Stockholders.

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REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2025, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee also has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2025 with the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and the Securities and Exchange Commission. The independent registered public accounting firm also is responsible for performing an independent audit of the Company’s internal control over financial reporting in accordance with the auditing standards of the PCAOB. In addition, the Audit Committee has discussed the independent registered public accounting firm’s independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB and considered the compatibility of non-audit services with the auditors’ independence.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors are also seeking stockholder ratification of the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2026.
Respectfully submitted by:
AUDIT COMMITTEE
Shalini Sharp
Christine A. Poon
Stephen A. Sherwin, M.D.

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Principal Accountant Fees and Services
The aggregate fees billed to the Company by Ernst & Young LLP, the Company’s independent registered public accounting firm, for the indicated services for each of the last two fiscal years were as follows:

	2025	2024
Audit fees (1)	$2,009,331	$1,754,055
Audit related fees (2)	—	—
Tax fees (3)	716,987	575,236
Total	$2,726,318	$2,329,291

(1)Audit fees consist of fees for professional services performed by Ernst & Young LLP for the integrated audit of the Company’s annual financial statements and internal control over financial reporting and review of financial statements included in the Company’s 10-Q filings and services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)Audit related fees consist of fees for assurance and related services performed by Ernst & Young LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements.
(3)Tax fees consist of fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning. Total includes approximately $358,000 in 2025 and $322,000 in 2024 for tax compliance.
The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP and has concluded that the provision of such services is compatible with maintaining the independence of that firm. All of the services rendered by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with the Audit Committee pre-approval policy described below.
The Company’s Audit Committee has established a policy that, subject to limited exceptions described below, all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm will be pre-approved by the Audit Committee or its Chair. These services may include audit services, audit related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the Company’s registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Consistent with applicable law, the Audit Committee may in limited circumstances approve de minimis permissible non-audit services in an aggregate amount not to exceed $50,000 and has authorized the Chair of the Audit Committee, if independent, to pre-approve audit and permissible non-audit services between regularly scheduled meetings, with any such approvals reported to the full Audit Committee at its next scheduled meeting. The Company’s independent registered public accounting firm and management are required to periodically (at least quarterly) report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

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COMPENSATION COMMITTEE REPORT
The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Respectfully submitted by:
COMPENSATION COMMITTEE
George J. Morrow
Richard F. Pops
Shalini Sharp

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PROPOSAL ONE: ELECTION OF DIRECTORS
The Company’s bylaws, as amended and restated, provide that the Board of Directors is comprised of eleven directors. The Company’s Certificate of Incorporation provides that the Board of Directors is divided into three classes. There are currently four directors in Class I (William H. Rastetter, Ph.D., George J. Morrow, Leslie V. Norwalk, and Christine A. Poon), four directors in Class II (Kyle W. Gano, Ph.D., Richard F. Pops, Shalini Sharp, and Stephen A. Sherwin, M.D.), and three directors in Class III (Kevin C. Gorman, Ph.D., Gary A. Lyons, and Johanna Mercier). With the exception of Kyle W. Gano, Ph.D., who is the CEO of the Company, and Kevin C. Gorman, Ph.D., who retired as CEO of the Company effective October 11, 2024, all current members of the Board of Directors meet the definition of “independent director” under the Nasdaq Stock Market qualification standards. Additionally, our Corporate Governance Guidelines contain a director resignation policy, which provides that any director nominee who receives a greater number of votes “withheld” than votes “for” such election shall tender his or her resignation to the Board of Directors. The Nominating / Corporate Governance Committee will consider all of the relevant facts and circumstances and recommend to the Board of Directors whether to accept or reject the resignation. The Board of Directors will act on the Nominating / Corporate Governance Committee's recommendation within 90 days of the annual meeting. Following the Board’s decision on the Nominating / Corporate Governance Committee’s recommendation, the Company will publicly disclose the Board’s decision whether to accept the resignation as tendered in a Form 8-K filed with the Securities and Exchange Commission (the "SEC").
The directors in Class I hold office until the 2027 Annual Meeting of Stockholders, the directors in Class II hold office until the 2028 Annual Meeting of Stockholders and the directors in Class III hold office until the 2026 Annual Meeting of Stockholders (or, in each case, until their earlier resignation, removal from office, or death). After each such election, the elected directors in each such case will then serve in succeeding terms of three years and until a successor is duly elected and qualified. Officers of the Company serve at the discretion of the Board of Directors. There are no family relationships (whether by blood, marriage, or adoption) among the Company’s directors and executive officers. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.
The term of office for directors Kevin C. Gorman, Ph.D., Gary A. Lyons, and Johanna Mercier will expire at the Annual Meeting. Upon the recommendation of the Nominating / Corporate Governance Committee, the Board has considered and nominated such incumbent directors, all of whom have previously been elected by our stockholders, for election to the Board at the Annual Meeting.
Nominees for Election at the Annual Meeting
All of the nominees (Kevin C. Gorman, Ph.D., Gary A. Lyons, and Johanna Mercier) are currently Class III directors of the Company. Information about the nominees is set forth below as of the date of this Proxy Statement:

Name of Director	Age	Position in the Company	Director Since
Kevin C. Gorman, Ph.D. (1)	68	Director	2008
Gary A. Lyons (1)	74	Director	1993
Johanna Mercier (2)	56	Director	2021
Directors Continuing in Office
The Class I and II directors will remain in office after the 2026 Annual Meeting of Stockholders. The names and certain other current information about the directors whose terms of office continue after the Annual Meeting are set forth below:

Name of Director	Age	Position in the Company	Director Since
William H. Rastetter, Ph.D. (1)	77	Chairman of the Board	2010
Kyle W. Gano, Ph.D.	53	Chief Executive Officer and Director	2024
George J. Morrow (2)(3)	74	Director	2015
Leslie V. Norwalk (2)	60	Director	2019
Christine A. Poon (2)(4)	73	Director	2023
Richard F. Pops (1)(3)	64	Director	1998
Shalini Sharp (3)(4)	51	Director	2020
Stephen A. Sherwin, M.D. (1)(4)	77	Director	1999

(1)    Member of the Science and Medical Technology Committee.
(2)    Member of the Nominating / Corporate Governance Committee.
(3)    Member of the Compensation Committee.
(4)    Member of the Audit Committee.

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Vote Required
The nominees receiving the affirmative vote of a plurality of the shares represented in person or by proxy at the 2026 Annual Meeting of Stockholders and entitled to vote on the election of directors will be elected to the Board of Directors. If a nominee receives a greater number of votes “withheld” than votes “for” such election, the nominee shall tender his or her resignation to the Board of Directors in accordance with our director resignation policy. The Nominating / Corporate Governance Committee will consider all of the relevant factors and recommend to the Board of Directors whether to accept or reject the resignation. The Board of Directors will act on the Nominating / Corporate Governance Committee's recommendation within 90 days of the annual meeting. Following the Board’s decision on the Nominating / Corporate Governance Committee’s recommendation, the Company will publicly disclose the Board’s decision whether to accept the resignation as tendered in a Form 8-K filed with the SEC.
Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s Class III nominees named above. If any of the Company’s nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who is designated by the present Board of Directors, or alternatively, the Board of Directors may leave a vacancy on the Board of Directors or reduce the size of the Board of Directors. It is not expected that any of the Company’s nominees will be unable or will decline to serve as a director. The Board of Directors unanimously recommends that stockholders vote “FOR” the Class III nominees named above.

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PROPOSAL TWO: ADVISORY VOTE ON
COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS
General
At the 2023 Annual Meeting of Stockholders, the Board of Directors, as a matter of good corporate governance, recommended that the stockholders approve an advisory vote on Named Executive Officer compensation (“say-on-pay”) on an annual basis. Approximately 99% of the stockholder votes cast at the 2023 Annual Meeting of Stockholders were for the Company’s recommendation, and in response the Company holds an annual say-on-pay vote. This annual vote is not intended to address any specific compensation item, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.
Summary of the Company’s Executive Compensation Philosophy
The Compensation Committee of the Board of Directors bases its executive compensation decisions on a number of objectives which include aligning management incentives with interests of stockholders, providing competitive compensation, appropriately balancing compensation risk in the context of the Company’s business strategy and meeting evolving compensation governance standards. The philosophy of the Compensation Committee in establishing the Company’s compensation policy for executive officers as well as all other employees is to:

•align compensation plans with both short-term and long-term goals and objectives of the Company and stockholder interests;
•attract and retain highly skilled individuals by offering compensation that compares favorably to other employers who are competing for available employees;
•incentivize employees through a mix of base salary, bonus amounts based on achievement of defined corporate and personal goals and long-term equity awards to generate returns for stockholders; and
•pay for performance by ensuring that an ever-increasing percentage of an individual’s compensation is performance-based as they progress to higher levels within the Company.
As discussed below in the Compensation Discussion and Analysis, we have adopted a compensation philosophy that provides strong alignment between executive pay and performance based on strategic goals designed to provide both near-term and long-term growth in stockholder value. The historical approval rates, on an advisory basis, for the Company’s executive compensation program have been over 90% for each of the 2023, 2024 and 2025 Annual Meetings of Stockholders. The Compensation Committee and our Board of Directors believe that this level of approval of our executive compensation program is indicative of our stockholders’ strong support of our compensation philosophy and goals as well as the overall administration of executive compensation by the Compensation Committee and the Board of Directors.
You are being asked to approve on an advisory basis, the compensation paid to our Named Executive Officers as set forth in the Compensation Discussion and Analysis, Summary Compensation Table and related notes and narrative set forth herein. This vote is not intended to address any specific compensation item, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.
Vote Required
The say-on-pay vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, we value the opinions of our stockholders and will review and continue to consider the outcome of this advisory vote when making future compensation decisions for our Named Executive Officers and will evaluate whether any actions are necessary to address the stockholders’ concerns. Approval of this advisory vote requires the affirmative vote of the majority of shares represented in person or by proxy and entitled to vote on the item. The Board of Directors unanimously recommends voting “FOR” approval of our Named Executive Officers compensation.

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PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO THE COMPANY'S 2025 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve an amendment to the Neurocrine Biosciences, Inc. 2025 Equity Incentive Plan (the “2025 Plan”) at the Annual Meeting. We refer to such amendment of the 2025 Plan in this Proxy Statement as the “Amended 2025 Plan”.

In this Proposal Three, we are seeking stockholder approval of the Amended 2025 Plan to make the following material changes to the 2025 Plan:

•increase the aggregate number of shares of our common stock that may be issued under the Amended 2025 Plan by 4,000,000 shares; and

•increase the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of incentive stock options under the Amended 2025 Plan by 4,000,000 shares (for a total of 11,800,000 shares).

If this Proposal Three is approved by our stockholders, the Amended 2025 Plan will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal Three, the Amended 2025 Plan will not become effective and the 2025 Plan will continue to be effective in accordance with its terms.

Why We Are Asking Our Stockholders to Approve the Amended 2025 Plan

We are seeking stockholder approval of the Amended 2025 Plan to increase the number of shares available for the grant of stock options, restricted stock unit awards and other awards to our employees, directors and consultants, which will enable us to have a competitive equity incentive program to compete with our peer group for key talent.

Approval of the Amended 2025 Plan by our stockholders will allow us to continue to grant equity awards at levels determined appropriate by the Board of Directors or Compensation Committee. The Amended 2025 Plan will also allow us to continue to utilize a broad array of equity incentives in order to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.

Requested Shares

If this Proposal Three is approved by our stockholders, an additional 4,000,000 shares of our common stock will be available for issuance under the Amended 2025 Plan.

Stockholder Approval

If this Proposal Three is approved by our stockholders, the Amended 2025 Plan will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal Three, the Amended 2025 Plan will not become effective and the 2025 Plan will continue to be effective in accordance with its terms.

Why You Should Vote to Approve the Amended 2025 Plan

Equity Awards Are an Important Part of Our Compensation Philosophy

The Board of Directors believes that the grant of equity awards is a key element underlying our ability to attract, retain and motivate our employees, directors and consultants because of the strong competition for highly trained and experienced individuals among biopharmaceutical companies. Therefore, the Board of Directors believes that the Amended 2025 Plan is in the best interests of our business and our stockholders and unanimously recommends a vote in favor of this Proposal Three.

The Amended 2025 Plan will allow us to continue to utilize equity awards as long-term incentives to secure and retain the services of our employees, directors and consultants, consistent with our compensation philosophy and common compensation practice for our industry. To date, equity awards have been a key aspect of our program to attract and retain key employees, directors and consultants. We believe the use of equity awards strongly aligns the interests of our employees with those of our stockholders by placing a considerable proportion of our employees’ total compensation “at risk” because it is contingent on the appreciation in value of our common stock. In addition, we believe equity awards encourage employee ownership of our common stock and promote retention through the reward of long-term Company performance.

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We Carefully Manage the Use of Equity Awards and Dilution is Reasonable

Our compensation philosophy reflects broad-based eligibility for equity awards, and we grant awards to substantially all of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we are mindful to responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity awards necessary to attract, reward, and retain employees, directors and consultants.

The following table provides detailed information regarding our burn rate and the activity related to our equity incentive plans for 2025, 2024 and 2023.

	2025	2024	2023
Total number of shares of common stock subject to stock options granted	1,900,000	1,500,000	1,900,000
Total number of shares of common stock subject to full value awards granted	1,400,000	1,200,000	1,400,000
Weighted-average number of shares of common stock outstanding	99,500,000	100,400,000	97,700,000
Burn Rate (1)	3.32%	2.69%	3.38%

(1)Burn Rate is calculated as (shares subject to stock options granted + shares subject to full value awards granted)/weighted average common stock outstanding.

Overhang
The following table provides certain information regarding our use of equity awards as of February 27, 2026.

As of February 27, 2026
Total number of shares of common stock subject to outstanding stock options (1)	11,371,401
Weighted-average exercise price of outstanding stock options	$106.26
Weighted-average remaining term of outstanding stock options	6.55
Total number of shares of common stock subject to outstanding full value awards	3,322,128
Total number of shares of common stock available for grant under equity incentive plans (2)	3,492,708
Total number of shares of common stock subject to outstanding stock options and outstanding full value awards	14,693,529
Total number of shares of common stock outstanding	100,813,613
Per-share closing price of common stock as reported on Nasdaq Global Select Market	$132.25

(1)Outstanding stock options are not entitled to any dividends or dividend equivalent rights. As of the February 27, 2026, there were no other outstanding appreciation awards.
(2)As of February 27, 2026, there were no shares of common stock available for grant under any of our equity incentive plans, other than the 2025 Plan and the Neurocrine Biosciences, Inc. Inducement Plan (the "Inducement Plan"). The number reported under the caption "Total number of shares of common stock available for grant under equity incentive plans" excludes 55,182 shares of common stock that were available for grant under the Inducement Plan as of February 27, 2026, because no awards were granted under the Inducement Plan after February 27, 2026, and the Inducement Plan was terminated effective March 17, 2026, after which no further awards may be granted under the Inducement Plan.

The Size of Our Share Reserve Increase Request Is Reasonable

If this Proposal Three is approved by our stockholders, we will have 4,000,000 new shares available for grant after the Annual Meeting, and absent any unforeseen circumstances, we anticipate returning to stockholders for additional shares in 2027.

The Amended 2025 Plan Combines Compensation and Governance Best Practices

The Amended 2025 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:

•Stockholder approval is required for additional shares. The Amended 2025 Plan does not contain an annual “evergreen” provision. The Amended 2025 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares.

•Repricing is not allowed without stockholder approval. The Amended 2025 Plan prohibits the repricing of stock options and stock appreciation rights granted under the Amended 2025 Plan without prior stockholder approval.

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•No liberal share counting of stock options or stock appreciation rights. Shares that are reacquired or withheld (or not issued) by us to satisfy the exercise price or a tax withholding obligation with respect to stock options or stock appreciation rights will not become available again for issuance under the Amended 2025 Plan.

•No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the Amended 2025 Plan must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•Limit on non-employee director compensation. The aggregate value of all compensation granted or paid by us to any individual for service as a non-employee director with respect to any period commencing on the date of the annual stockholders meeting for a particular year and ending on the date immediately prior to the date of the annual stockholders meeting for the next subsequent year (such period, the “annual period”), including awards granted under the Amended 2025 Plan and cash fees paid to such non-employee director, will not exceed $750,000 in total value. In addition, the aggregate value of any equity award(s) granted by us to any individual for service as a non-employee director upon or in connection with his or her initial election or appointment to the Board of Directors will not exceed $1,500,000 in total value (such that the aggregate compensation granted or paid by us to any individual for service as a non-employee director with respect to an annual period in which such individual is first appointed or elected to the Board of Directors will not exceed $2,250,000 in total value). For purposes of these limitations, the value of any equity awards is calculated based on the grant date fair value of such awards for financial reporting purposes.

•Awards subject to forfeiture/clawback. Awards granted under the Amended 2025 Plan will be subject to recoupment in accordance with the Neurocrine Biosciences, Inc. Incentive Compensation Recoupment Policy and any other clawback policy that the Company adopts. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

•Restrictions on dividends. The Amended 2025 Plan provides that dividends or dividend equivalents may not be paid or credited to stock options or stock appreciation rights. In addition, with respect to any award other than a stock option or stock appreciation right, the Amended 2025 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to such award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

•No liberal change in control definition. The change in control definition in the Amended 2025 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the Amended 2025 Plan to be triggered.

•Material amendments require stockholder approval. Consistent with Nasdaq rules, the Amended 2025 Plan requires stockholder approval of any material revisions to the Amended 2025 Plan. In addition, certain other amendments to the Amended 2025 Plan require stockholder approval.

Summary of the Amended 2025 Plan

The material features of the Amended 2025 Plan are described below. The following description of the Amended 2025 Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended 2025 Plan. Stockholders are urged to read the actual text of the Amended 2025 Plan in its entirety, which is attached hereto as Appendix A.

Purpose

The Amended 2025 Plan is designed to secure and retain the services of our employees, non-employee directors and consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and our affiliates, and to provide a means by which such persons may be given an opportunity to benefit from increases in the value of our common stock. The Amended 2025 Plan is also designed to align employees’ interests with stockholder interests.

Types of Awards

The terms of the Amended 2025 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, and other awards.

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Shares Available for Awards

The aggregate number of shares of our common stock that may be issued under the Amended 2025 Plan will not exceed: (A) the sum of (i) 7,800,000 shares that were approved at our 2025 annual meeting of stockholders, (ii) an additional 4,000,000 shares that are subject to approval by our stockholders under this Proposal Three, and (iii) the Prior Plans’ Returning Shares (as defined below), as such shares become available from time to time; minus (B) one share for each share of our common stock subject to an appreciation award granted under the Neurocrine Biosciences, Inc. 2020 Equity Incentive Plan (the "2020 Plan") after March 24, 2025 and prior to May 21, 2025 and 2.43 shares for each share of our common stock subject to a full value award granted under the 2020 Plan after March 24, 2025 but prior to May 21, 2025.

The “Prior Plans’ Returning Shares” are shares of our common stock subject to outstanding awards granted under the 2020 Plan or the Neurocrine Biosciences, Inc. 2011 Equity Incentive Plan (collectively referred to as the “Prior Plans” in this Proposal Three) that after March 24, 2025: (i) are not issued because such award or any portion thereof expires or otherwise terminates without all of the shares covered by such award having been issued; (ii) are not issued because such award or any portion thereof is settled in cash; (iii) are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares; or (iv) are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a full value award granted under a Prior Plan.

The share reserve of the Amended 2025 plan will not be reduced by any of the following shares of our common stock and such shares will remain available for issuance under the Amended 2025 Plan: (i) any shares subject to an award granted under the Amended 2025 Plan that are not issued because such award or any portion thereof expires or otherwise terminates without all of the shares covered by such award having been issued; and (ii) any shares subject to an award granted under the Amended 2025 Plan that are not issued because such award or any portion thereof is settled in cash.

The following shares of our common stock (collectively, the “2025 Plan Returning Shares”) will become available again for issuance under the Amended 2025 Plan: (i) any shares issued pursuant to an award granted under the Amended 2025 Plan that are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares; and (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a full value award granted under the Amended 2025 Plan.

The following shares of our common stock will not revert to the share reserve of the Amended 2025 Plan or become available again for issuance under the Amended 2025 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of an award granted under the Amended 2025 Plan or a Prior Plan (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award); (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an appreciation award granted under the Amended 2025 Plan or a Prior Plan; (iii) any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of an award granted under the Amended 2025 Plan or a Prior Plan; and (iv) in the event that a stock appreciation right granted under the Amended 2025 Plan or a Prior Plan is settled in shares, the gross number of shares subject to such award.

The number of shares of our common stock available for issuance under the Amended 2025 Plan will be reduced by: (i) one share for each share issued pursuant to an appreciation award granted under the Amended 2025 Plan; and (ii) 2.43 shares for each share issued pursuant to a full value award granted under the Amended 2025 Plan.

The number of shares of our common stock available for issuance under the Amended 2025 Plan will be increased by: (i) one share for each Prior Plans’ Returning Share or 2025 Plan Returning Share subject to an appreciation award; and (ii) 2.43 shares for each Prior Plans’ Returning Share or 2025 Plan Returning Share subject to a full value award that returns to the Amended 2025 Plan.

For purposes of this Proposal Three, (i) an “appreciation award” is a stock option or a stock appreciation right with respect to which the exercise or strike price is at least 100% of the fair market value of our common stock on the date of grant and (ii) a “full value award” is a stock award that is not an appreciation award.

Eligibility

Under the terms of the Amended 2025 Plan, all of our (including our affiliates’) employees, non-employee directors and consultants are eligible to participate in the Amended 2025 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Amended 2025 Plan only to our (including our affiliates’) employees. Generally, we do not provide equity grants to consultants.

As of the February 27, 2026, we (including our affiliates) had approximately 2,200 employees, 10 non-employee directors, and approximately five consultants.

Administration
The Amended 2025 Plan will be administered by our Board of Directors, which may in turn delegate some or all of the administration of the Amended 2025 Plan to a committee or committees composed of members of the Board of Directors. Our Board of Directors has delegated concurrent authority to administer the Amended 2025 Plan to our Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. Our Board of Directors and Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal Three.

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Subject to the terms of the Amended 2025 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the Amended 2025 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to an award and the exercise or strike price of stock options and stock appreciation rights granted under the Amended 2025 Plan.
The Plan Administrator may also delegate to one or more executive officers the authority to designate employees who are not executive officers to be recipients of certain awards and the number of shares of our common stock subject to such awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the awards granted by such executive officer. The executive officer may not grant an award to himself or herself.
Repricing; Cancellation and Re-Grant of Stock Options or Stock Appreciation Rights
Under the Amended 2025 Plan, except in connection with a corporate transaction or a change in control or an adjustment for certain changes in our capitalization, or unless our stockholders have approved such an action within 12 months prior to such an event, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by (1) reducing the exercise or strike price of the stock option or stock appreciation right or (2) canceling any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards.
Dividends and Dividend Equivalents
The Amended 2025 Plan provides that dividends or dividend equivalents may not be paid or credited to stock options or stock appreciation rights. With respect to any award other than a stock option or stock appreciation right, the Amended 2025 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to such award, as determined by the Plan Administrator and specified in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.
Limit on Non-Employee Director Compensation
The aggregate value of all compensation granted or paid by us to any individual for service as a non-employee director with respect to any period commencing on the date of the annual stockholders meeting for a particular year and ending on the date immediately prior to the date of the annual stockholders meeting for the next subsequent year (such period, the “annual period”), including awards granted under the Amended 2025 Plan and cash fees paid to such non-employee director, will not exceed $750,000 in total value. In addition, the aggregate value of any equity award(s) granted by us to any individual for service as a non-employee director upon or in connection with his or her initial election or appointment to the Board of Directors will not exceed $1,500,000 in total value (such that the aggregate compensation granted or paid by us to any individual for service as a non-employee director with respect to an annual period in which such individual is first appointed or elected to the Board of Directors will not exceed $2,250,000 in total value). For purposes of these limitations, the value of any equity awards is calculated based on the grant date fair value of such awards for financial reporting purposes.
Stock Options

Stock options may be granted under the Amended 2025 Plan pursuant to stock option agreements. The Amended 2025 Plan permits the grant of stock options that are intended to qualify as incentive stock options ("ISOs") and nonstatutory stock options ("NSOs").

The exercise price of a stock option granted under the Amended 2025 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

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The term of stock options granted under the Amended 2025 Plan may not exceed ten years from the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years from the date of grant. Except as otherwise provided in a participant’s stock option agreement, other written agreement with us or one of our affiliates or as otherwise determined by the Plan Administrator, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal Three as “continuous service”) terminates (other than for cause (as defined in the Amended 2025 Plan) or the participant’s death or disability (as defined in the Amended 2025 Plan)), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement, other written agreement with us or one of our affiliates or as otherwise determined by the Plan Administrator, if a participant’s continuous service terminates due to the participant’s disability, the participant may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability. Except as otherwise provided in a participant’s stock option agreement, other written agreement with us or one of our affiliates or as otherwise determined by the Plan Administrator, if a participant’s continuous service terminates due to the participant’s death (or the participant dies within a specified period following termination of continuous service), the participant’s beneficiary may exercise any vested stock options for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement, other written agreement with us or one of our affiliates or as otherwise determined by the Plan Administrator, if a participant’s continuous service is terminated for cause, all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement, other written agreement with us or one of our affiliates or as otherwise determined by the Plan Administrator, the term of a stock option may be extended if a participant’s continuous service terminates for any reason other than for cause and, at any time during the applicable post-termination exercise period, the exercise of the stock option would be prohibited by applicable laws or the sale of any common stock received upon such exercise would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

In addition, the current form of stock option agreement for employees under the Amended 2025 Plan provides that if an employee’s continuous service terminates due to the employee’s retirement (as defined in the employee’s stock option agreement and described below), the employee’s stock option will become fully vested as of the date of such retirement, and the employee may exercise such stock option for up to 12 months following such retirement. For purposes of the foregoing, “retirement” generally means a termination of an employee’s continuous service upon or after the employee has reached age 60 with at least five years of continuous service, provided that the employee complies with any other requirements in the Company’s then-current policy regarding retirement.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2025 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the Amended 2025 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2025 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the Amended 2025 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the Amended 2025 Plan other than by will or the laws of descent and distribution. However, the Company may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. The Company may, for example, permit a stock option to be transferred pursuant to a domestic relations order. In addition, subject to approval by the Company, a participant may designate a beneficiary who may exercise the stock option following the participant’s death. Stock options may not be transferred to a third-party financial institution for value without prior stockholder approval.

Limitations on Incentive Stock Options

In accordance with current federal tax laws, the aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power unless the following conditions are satisfied:

•the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

•the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the Amended 2025 Plan is 11,800,000 shares.

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Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended 2025 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The term of stock appreciation rights granted under the Amended 2025 Plan may not exceed ten years from the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended 2025 Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the Amended 2025 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Amended 2025 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The Amended 2025 Plan allows us to grant performance awards. A performance award is an award that may vest or may be exercised, or that may become earned and paid, contingent upon the attainment of certain performance goals during a performance period. A performance award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator in its discretion. In addition, to the extent permitted by applicable law and the applicable award agreement, the Plan Administrator may determine that cash may be used in payment of performance awards.

Performance goals under the Amended 2025 Plan will be based on any one or more of the following performance criteria: (1) earnings (including earnings per share and net earnings, in either case before or after any or all of: interest, taxes, depreciation and amortization, legal settlements or other income (expense), or stock-based compensation, other non-cash expenses and changes in deferred revenue); (2) total stockholder return; (3) return on equity or average stockholder’s equity; (4) return on assets, investment, or capital employed; (5) stock price; (6) margin (including gross margin); (7) income (before or after taxes); (8) operating income; (9) operating income after taxes; (10) pre-tax profit; (11) operating cash flow; (12) sales, prescriptions, or revenue targets; (13) increases in revenue or product revenue; (14) expenses and cost reduction goals; (15) improvement in or attainment of working capital levels; (16) economic value added (or an equivalent metric); (17) market share; (18) cash flow; (19) cash flow per share; (20) cash burn; (21) share price performance; (22) debt reduction; (23) implementation or completion of projects or processes (including, without limitation, discovery of a pre-clinical drug candidate, recommendation of a drug candidate to enter a clinical trial, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, presentation of studies and launch of commercial plans, compliance programs or education campaigns); (24) customer satisfaction; (25) stockholders’ equity; (26) capital expenditures; (27) debt levels; (28) financings; (29) operating profit or net operating profit; (30) growth of net income or operating income; (31) billings; (32) employee hiring; (33) funds from operations; (34) budget management; (35) strategic partnerships or transactions (including acquisitions, joint ventures or licensing transactions); (36) engagement of thought leaders and patient advocacy groups; (37) enhancement of intellectual property portfolio, filing of patent applications and granting of patents; (38) litigation preparation and management; and (39) any other measure of performance selected by the Plan Administrator.

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Performance goals may be based on a Company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Plan Administrator is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the U.S. Food and Drug Administration or any other regulatory body; and (13) to make other appropriate adjustments selected by the Plan Administrator.

In addition, the Plan Administrator retains the discretion to define the manner of calculating the performance criteria it selects to use for a performance period and to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goal.

Other Awards

Other forms of awards valued in whole or in part by reference to, or otherwise based on, our common stock, including the appreciation in value thereof, may be granted either alone or in addition to other awards under the Amended 2025 Plan. Subject to the terms of the Amended 2025 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other awards.

Clawback Policy

Awards granted under the Amended 2025 Plan will be subject to recoupment in accordance with the Neurocrine Biosciences, Inc. Incentive Compensation Recoupment Policy and any other clawback policy that the Company adopts. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of our common stock subject to the Amended 2025 Plan; (ii) the class(es) and maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of shares of our common stock and the exercise, strike or purchase price per share of our common stock subject to outstanding awards.

Corporate Transaction and Change in Control

The following applies to each outstanding award under the Amended 2025 Plan in the event of a corporate transaction (as defined in the Amended 2025 Plan and described below) or a change in control (as defined in the Amended 2025 Plan and described below), unless provided otherwise in the applicable award agreement, in any other written agreement between a participant and the Company or an affiliate, or in any director compensation policy of the Company. For purposes of this Proposal Three, the term “Transaction” will mean such corporate transaction or change in control.

In the event of a Transaction, any awards outstanding under the Amended 2025 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company) (such entity, the “acquiring entity”), and any reacquisition or repurchase rights held by us with respect to the award may be assigned to the acquiring entity. If the acquiring entity does not assume, continue or substitute for such awards, then (i) with respect to any such awards that are held by participants whose continuous service has not terminated prior to the effective time of the Transaction (such participants, the “current participants”), the vesting (and exercisability, if applicable) of such awards will be accelerated in full (and with respect to any such awards that are subject to performance-based vesting conditions or requirements, vesting will be deemed to be satisfied at the greater of (x) the target level of performance or (y) the actual level of performance measured in accordance with the applicable performance goals as of the date of the Transaction) to a date prior to the effective time of the Transaction (contingent upon the effectiveness of the Transaction), and such awards will terminate if not exercised (if applicable) at or prior to the effective time of the Transaction, and any reacquisition or repurchase rights held by us with respect to such awards will lapse (contingent upon the effectiveness of the Transaction), and (ii) any such awards that are held by participants other than current participants will terminate if not exercised (if applicable) at or prior to the effective time of the Transaction, except that any reacquisition or repurchase rights held by us with respect to such awards will not terminate and may continue to be exercised notwithstanding the Transaction.

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Notwithstanding the foregoing, in the event any outstanding award under the Amended 2025 Plan held by a participant will terminate if not exercised at or prior to the effective time of a Transaction, the Plan Administrator may provide that the participant may not exercise such award but instead will receive a payment equal in value to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of such award, over (ii) any exercise price payable by the participant in connection with such exercise.

Except as otherwise provided in the applicable award agreement, in any other written agreement between a participant and the Company or an affiliate, in any severance plan of the Company governing the participant’s awards under the Amended 2025 Plan, or in any director compensation policy of the Company, in the event that an employee or director’s continuous service is involuntarily terminated without cause (including any such termination due to such employee or director’s death or disability) upon or within 12 months following the effective time of a Transaction, the vesting (and exercisability, if applicable) of any assumed awards (as defined in the Amended 2025 Plan and described below) held by such employee or director as of the date of such termination will be accelerated in full (and with respect to any such awards that are subject to performance-based vesting conditions or requirements, vesting will be deemed to be satisfied at the greater of (x) the target level of performance or (y) the actual level of performance measured in accordance with the applicable performance goals as of the date of such termination), effective as of the date of such termination. For purposes of the foregoing, an “assumed award” generally means any outstanding award under the Amended 2025 Plan that was assumed or continued, or any outstanding similar award that was granted in substitution for an award under the Amended 2025 Plan, in each case by the acquiring entity in connection with the applicable Transaction.

Under the Amended 2025 Plan, a “corporate transaction” generally means the consummation of any one or more of the following events: (1) a sale or other disposition of all or substantially all of our assets; (2) a sale or other disposition of more than 50% of our outstanding securities; (3) a merger, consolidation or similar transaction where we do not survive the transaction; or (4) a merger, consolidation or similar transaction where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

Under the Amended 2025 Plan, a “change in control” generally means the occurrence of any one or more of the following events: (1) the acquisition by any person, entity or group of our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (2) a merger, consolidation or similar transaction in which our stockholders immediately before such transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction; (3) our stockholders approve a plan of our complete dissolution or liquidation, or our complete dissolution or liquidation otherwise occurs; (4) a sale, lease, exclusive license or other disposition of all or substantially all of our assets, other than to an entity, more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; or (5) when a majority of our Board of Directors becomes comprised of individuals who were not serving on our Board of Directors on the date the Amended 2025 Plan was adopted by our Compensation Committee (the “incumbent Board of Directors”), or whose nomination, appointment, or election was not approved by a majority of the incumbent Board of Directors still in office.

Plan Amendments and Termination

The Plan Administrator will have the authority to amend or terminate the Amended 2025 Plan at any time. However, except as otherwise provided in the Amended 2025 Plan, no amendment or termination of the Amended 2025 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent.

We will obtain stockholder approval of any amendment to the Amended 2025 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the Amended 2025 Plan after March 13, 2035, which is the day before the tenth anniversary of the date the Amended 2025 Plan was adopted by our Compensation Committee.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended 2025 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the Amended 2025 Plan. The Amended 2025 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in

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those shares will be equal to his or her fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The Amended 2025 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Internal Revenue Code. Under the Internal Revenue Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the restricted stock award, to recognize ordinary income, as of the date the recipient receives the restricted stock award, equal to the excess, if any, of the fair market value of the stock on the date the restricted stock award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

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Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Internal Revenue Code or an exception to Section 409A of the Internal Revenue Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Internal Revenue Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Internal Revenue Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations

Under Section 162(m) of the Internal Revenue Code, compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the Amended 2025 Plan will be subject to the deduction limit under Section 162(m) of the Internal Revenue Code and will not be eligible to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code pursuant to the transition relief provided by the Tax Cuts and Jobs Act. For further information regarding the deduction limit under Section 162(m) of the Internal Revenue Code and such transition relief, please see the section entitled “Compensation Discussion and Analysis—Tax and Accounting Considerations—Internal Revenue Code Section 162(m).”

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New Plan Benefits under the Amended 2025 Plan

The following table sets forth certain information regarding future benefits under the Amended 2025 Plan.

Name	Position	Number of Shares
Kyle W. Gano, Ph.D.	Chief Executive Officer	(1)
Matthew C. Abernethy	Chief Financial Officer	(1)
Eric Benevich	Chief Commercial Officer	(1)
Sanjay Keswani, M.D.	Chief Medical Officer	(1)
Jude Onyia, Ph.D.	Chief Scientific Officer	(1)
Eiry W. Roberts, M.D.	Strategic Advisor	(1)
All current executive officers as a group		(1)
All current directors who are not executive officers as a group		(2)
All current employees, including current officers who are not executive officers, as a group		(1)

(1)Awards granted under the Amended 2025 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2025 Plan, and the Board of Directors and the Compensation Committee have not granted any awards under the Amended 2025 Plan that are subject to stockholder approval of this Proposal Three. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended 2025 Plan are not determinable.
(2)Awards granted under the Amended 2025 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2025 Plan, and the Board of Directors and the Compensation Committee have not granted any awards under the Amended 2025 Plan that are subject to stockholder approval of this Proposal Three. However, pursuant to our current equity compensation program for non-employee directors, each of our current non-employee directors are granted annual awards in the form of a stock option, a restricted stock unit award, or a stock option and a restricted stock unit award, depending on each individual’s election, on the date of each of our annual meetings of stockholders, provided that such individual is a non-employee director on such date and will be continuing as a non-employee director following such date. The total dollar value of each non-employee director’s annual awards in 2026 will be $400,000. The number of shares of our common stock subject to each such award will be based on the valuation methodology established by the Board, which is in part based on the fair market value of our common stock on the grant date and, therefore, is not determinable at this time. For additional information regarding our equity compensation program for non-employee directors, see the “Directors Compensation Summary” section below.

Vote Required

At the Annual Meeting, the stockholders are being asked to approve the Amended 2025 Plan. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the item will be required to approve the Amended 2025 Plan. The Board of Directors unanimously recommends voting “FOR” the approval of the Amended 2025 Plan.

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EQUITY COMPENSATION PLANS
The following table sets forth information regarding all of the Company’s equity compensation plans as of December 31, 2025:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b) (3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a) (c)
Equity compensation plans approved by security holders (1)	12,849,460	$102.54	8,427,641
Equity compensation plans not approved by security holders (2)	—	—	55,182
Total	12,849,460	$102.54	8,482,823

(1)The number of securities remaining available for future issuance under equity compensation plans approved by security holders as of December 31, 2025 are from the 2025 Plan and the Neurocrine Biosciences, Inc. 2018 Employee Stock Purchase Plan (the "ESPP"). The shares available for issuance under the 2025 Plan may be issued in the form of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, and other awards, subject to limitations set forth in the 2025 Plan. The ESPP had 1,003,829 shares remaining available for future issuance, which are included under column (c).
(2)The number of securities remaining available for future issuance under equity compensation plans not approved by security holders as of December 31, 2025 consisted solely of shares available for grant under the Neurocrine Biosciences, Inc. Inducement Plan (the "Inducement Plan"). As of that date, such shares could be granted as nonstatutory stock options or restricted stock unit awards. The Inducement Plan was terminated effective March 17, 2026, and no further awards may be granted thereunder.
(3)The weighted average exercise price excludes restricted stock unit awards, which have no exercise price.

Inducement Plan

Our Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c) of the Nasdaq listing rules and provided for the grant of nonstatutory stock options and restricted stock unit awards.

Awards under the Inducement Plan could only be made to individuals who were not previously employees or non-employee directors of the Company or an affiliate of the Company (or following such individuals' bona fide period of non-employment with the Company or an affiliate of the Company), as an inducement material to the individuals' entering into employment with the Company or an affiliate of the Company or in a manner otherwise permitted by Rule 5635(c) of the Nasdaq listing rules. The terms of the Inducement Plan were substantially similar to our 2011 Equity Incentive Plan with respect to the treatment of awards in connection with corporate transactions involving us and certain changes in our capitalization.

As of December 31, 2025, 55,182 shares of our common stock were available for issuance under the Inducement Plan. As of February 27, 2026, 55,182 shares of our common stock remained available for issuance under the Inducement Plan, and no awards were granted under the Inducement Plan between February 27, 2026 and March 17, 2026. Effective March 17, 2026, the Inducement Plan was terminated, and as of that date no awards were outstanding under the Inducement Plan, no further awards may be granted under the Inducement Plan, and no shares remain available for future issuance under the Inducement Plan.

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PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee has selected Ernst & Young LLP to audit the financial statements of the Company for the current fiscal year ending December 31, 2026. Ernst & Young LLP has audited the Company’s financial statements since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.
Stockholders are not required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the selection of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Vote Required
The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the item will be required to approve and ratify the Audit Committee’s selection of Ernst & Young LLP. The Board of Directors unanimously recommends voting “FOR” approval and ratification of such selection. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

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EXECUTIVE OFFICERS
The table below sets forth information regarding our executive officers and other management team members as of the Record Date.

Name	Age	Position
Kyle W. Gano, Ph.D.	53	Chief Executive Officer and Director
Matthew C. Abernethy	46	Chief Financial Officer
Eric Benevich	60	Chief Commercial Officer
David W. Boyer	47	Chief Corporate Affairs Officer
Julie S. Cooke	60	Chief Human Resources Officer
Ingrid Delaet	60	Chief Regulatory Officer
Sanjay Keswani, M.D.	56	Chief Medical Officer
Darin M. Lippoldt	60	Chief Legal Officer and Corporate Secretary
Jude Onyia, Ph.D.	62	Chief Scientific Officer
Andrew Ratz, Ph.D.	58	Chief Technical Operations Officer
See above for biographical information concerning Kyle W. Gano, Ph.D.
Matthew C. Abernethy was appointed Chief Financial Officer in November 2017 and is responsible for leading corporate finance activities, information technology, investor relations, and facilities at Neurocrine Biosciences. Mr. Abernethy also currently serves on the Board of Directors of The Jacobs & Cushman San Diego Food Bank and California Life Sciences, each a nonprofit organization, and on the Board of Directors of Fate Therapeutics, Inc., a publicly traded clinical-stage biopharmaceutical company. Mr. Abernethy has over 15 years of biotech and medical device experience in finance and investor relations. He joined Neurocrine Biosciences from Zimmer Biomet, where he held various positions from February 2009 to November 2017, including most recently, Vice President, Investor Relations and Treasurer and Vice President of Finance for the Americas and Global Product Engines. He began his career with KPMG LLP and became a certified public accountant (inactive). Mr. Abernethy earned his B.S. in Accounting and Business Administration from Grace College and an MBA from the University of Chicago.
Eric Benevich was appointed Chief Commercial Officer in May 2015 and is responsible for all aspects of commercial development, marketing and sales of the Neurocrine Biosciences product portfolio. Mr. Benevich has over 30 years of commercial experience in the pharmaceutical industry and previously served in various positions of increasing responsibility at AstraZeneca, Amgen, Peninsula Pharmaceuticals and Avanir Pharmaceuticals in the sales and marketing of drugs such as Prilosec®, Epogen®, Enbrel® and Neudexta®. Mr. Benevich also currently serves on the board of aTyr Pharma, Inc., a publicly traded clinical stage biotechnology company. Mr. Benevich has a BBA in International Business from Washington State University.
David W. Boyer was appointed Chief Corporate Affairs Officer in September 2019 and is responsible for patient advocacy and engagement, corporate communications, government relations, and public policy at Neurocrine Biosciences. Mr. Boyer brings nearly 20 years of experience in public affairs, specializing in the life sciences and biopharmaceutical sectors. He joins Neurocrine Biosciences after nine years with the BGR Group, where he served as a Principal and the Head of the Health & Lifesciences Practice, leading the firm’s healthcare advocacy, policy and strategy development, and strategic consulting team. During his tenure at the BGR Group, Mr. Boyer led public policy, advocacy, and strategic communications initiatives for a wide range of healthcare clients. Prior to joining the BGR Group, Mr. Boyer served as Special Assistant to the President for Legislative Affairs under President George W. Bush, Assistant Commissioner for Legislation at the U.S. Food and Drug Administration, and Special Assistant to the Secretary at the U.S. Department of Health and Human Services. In addition to his public service, Mr. Boyer held senior advocacy positions at the Biotechnology Innovation Organization (BIO) and the Pharmaceutical Research and Manufacturers of America (PhRMA). Mr. Boyer holds a B.A. in Government from Georgetown University.
Julie S. Cooke was appointed Chief Human Resources Officer in September 2017. She joined Neurocrine Biosciences from the Sanford Burnham Prebys Medical Research Institute where she served as Senior Vice President for Human Resources and was a member of the executive management team. Previously, Ms. Cooke held multiple positions at Life Technologies, including being the human resource partner to the Chief Operating Officer, Division Presidents and Global Function Leads. Prior to Life Technologies, she ran human resources and was a member of the executive management team at SGX Pharmaceuticals. Ms. Cooke began her career at PepsiCo., The Pepsi Bottling Group, and Gateway, where she held positions of increasing responsibility in human resources. She holds a Bachelor of Arts in Economics from Colorado College.

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Ingrid Delaet, Ph.D. was appointed Vice President, Regulatory Affairs in 2021, and Chief Regulatory Officer in October 2022. She is responsible for leading the regulatory affairs, quality assurance and medical writing management teams. Dr. Delaet has more than 25 years of drug development experience in several therapeutic areas, including immunology, hepatology, cardiovascular, and metabolic diseases. Prior to joining Neurocrine Biosciences, she served as Senior Vice President, Regulatory Affairs at Intercept Pharmaceuticals, which she joined in 2016. Between 1997 and 2016, Dr. Delaet held various positions of increasing responsibility at Bristol-Myers Squibb in the United States, first in Clinical Research and Development and then in Global Regulatory Affairs, where she served as Therapeutic Area Lead for Immunology. Prior to Bristol-Myers Squibb, she held positions in clinical research at CellPro, Inc. and Wyeth-Ayerst Research. She received her Ph.D. in Immunology and her M.Sc. in Pharmaceutical Sciences from The Free University of Brussels, Belgium.
Sanjay Keswani, M.D. was appointed Chief Medical Officer in June 2025 and is responsible for all clinical development and medical affairs at Neurocrine Biosciences. Dr. Keswani has more than 20 years of pharmaceutical industry experience with broad R&D expertise across multiple therapeutic areas, including neurology, autoimmune diseases, neuroimmunology and psychiatry. He joined Neurocrine Biosciences from ImmunoBrain, a clinical-stage biotechnology firm, where he served as President and Chief Executive Officer from January 2024 until he joined Neurocrine Biosciences in June 2025. From June 2019 to February 2022, Dr. Keswani served as Executive Vice President and Chief Medical Officer of Annexon, Inc., a biopharmaceutical company focused on complement-mediated autoimmune and neurodegenerative diseases, and in February 2022 he joined MiroBio Ltd., a privately held biotechnology company developing checkpoint agonist antibodies for autoimmune disease, as Chief Medical Officer. Prior to joining Annexon, he was Chief Executive Officer of Rheos Medicines, Inc., and earlier held senior research and development leadership positions at F. Hoffmann-La Roche Ltd., including Senior Vice President and Global Head of Neuroscience, Ophthalmology and Rare Diseases Research and Early Development, and at Bristol-Myers Squibb Company, where he served as Vice President of Exploratory and Clinical Translational Research across multiple therapeutic areas. Dr. Keswani also serves on the Board of Directors of Nura Bio, Inc., a privately held biotechnology company. Dr. Keswani is an elected Fellow of the Royal College of Physicians, United Kingdom, and a former Neurology Faculty member at The Johns Hopkins Hospital. He graduated with honors from St. Bartholomew's Hospital and holds a First-Class honors BSc degree from St. Mary's Hospital, London in Pathology & Basic Medical Sciences (Immunology). He completed his residency in Neurology and fellowships in Neuroimmunology and Neurophysiology at The Johns Hopkins Hospital.
Darin M. Lippoldt was appointed Chief Legal Officer and Corporate Secretary in 2014 and has oversight of all legal, intellectual property, and compliance matters. Mr. Lippoldt served as Chair of the Biotechnology Innovation Organization (BIO) General Counsels' Committee from 2023-2025. Prior to joining Neurocrine Biosciences, Mr. Lippoldt served as Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary of Volcano Corporation, a company he joined in 2010. Prior to Volcano, Mr. Lippoldt served as Associate General Counsel at Amylin Pharmaceuticals, Inc. He previously practiced corporate and securities law with the law firms of Fulbright & Jaworski LLP and Matthews and Branscomb, P.C. Mr. Lippoldt received a B.B.A. in Finance, an M.A. in International Relations and a J.D. from St. Mary's University.
Jude Onyia, Ph.D. was appointed Chief Scientific Officer in November 2021 and leads the drug discovery and non-clinical development teams responsible for bolstering and advancing the company’s pipeline of therapeutic candidates. Additionally, in February 2023, Dr. Onyia joined Voyager Therapeutics, Inc.'s board of directors. A scientist with more than 25 years of experience in the pharmaceutical industry, Dr. Onyia is the former Vice President of Biotechnology Discovery Research at Eli Lilly and Company. At Eli Lilly, Dr. Onyia contributed to the discovery and/or advancement of more than 60 clinical candidates across multiple therapeutic areas, which led to seven or more approved medicines. He also was responsible for more than 50 pre-candidate programs across multiple therapeutic areas. Dr. Onyia holds a B.S. in Forest Biology from the State University of New York (SUNY) College of Environmental Science and Forestry, as well as a Ph.D. in Cell and Molecular Biology from the SUNY Health Science Center, both at Syracuse NY.
Andrew Ratz, Ph.D. was appointed Senior Vice President, Drug Development, Delivery and Device in January 2025, and Chief Technical Operations Officer in February 2026. He is responsible for leading the Company's global technical development, manufacturing and supply chain functions, supporting the Company's expansion beyond small molecules into biologics and device-based therapies. Dr. Ratz joined Neurocrine Biosciences after a nearly 30-year career at Eli Lilly, where he contributed to the successful development and registration of more than 25 medicines across multiple therapeutic areas and drug modalities, supporting both biologic and small molecule portfolios. From February 2020 to December 2024, he served as Senior Vice President, Delivery, Device and Connected Solutions at Eli Lilly, where he led the integrated design and development of devices, drug-device combination products, and packaging systems for both the biotech and small molecule portfolios. Prior to that, Dr. Ratz served as Senior Director of Process Chemistry and Chemical Engineering and Head of Global Outsourcing for Eli Lilly's small molecule portfolio. Dr. Ratz holds a B.S. in Chemistry from Indiana University, as well as a Ph.D. in Chemistry from Harvard University.

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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes Neurocrine Biosciences’ executive officer compensation program for 2025. It provides qualitative information on the factors relevant to these decisions and the manner in which compensation is awarded to the following individuals who are our Named Executive Officers (“NEOs”) for 2025, including a former executive officer whose compensation is required to be included under the SEC’s executive compensation disclosure rules:
•Kyle W. Gano, Ph.D., Chief Executive Officer
•Matthew C. Abernethy, Chief Financial Officer
•Eric Benevich, Chief Commercial Officer
•Sanjay Keswani, M.D., Chief Medical Officer
•Jude Onyia, Ph.D., Chief Scientific Officer
•Eiry W. Roberts, M.D., Strategic Advisor (1)
(1)Effective June 2, 2025, the Company appointed Sanjay Keswani, M.D., to assume the role of Chief Medical Officer, succeeding Dr. Roberts, who served as our Chief Medical Officer until that date and continues to serve as a strategic advisor to the Company.

Executive Summary
Business Overview
Neurocrine Biosciences is a neuroscience-focused, biopharmaceutical company with a simple purpose: to relieve suffering for people with great needs. We are dedicated to discovering, developing, and commercializing life-changing treatments for patients with under-addressed neurological, psychiatric, endocrine, and immunological disorders.
Our portfolio of products includes U.S. Food and Drug Administration (FDA) approved treatments for tardive dyskinesia (TD), chorea associated with Huntington's disease, classic congenital adrenal hyperplasia due to 21-hydroxylase deficiency (CAH), and endometriosis and uterine fibroids in collaboration with AbbVie Inc. (AbbVie). In addition, we have a diversified portfolio of multiple compounds in mid- to late-phase development across our core therapeutic areas and an expanding early-phase pipeline that includes a range of modalities including small molecules, peptides, proteins, antibodies, conjugates, and gene therapies.
We launched INGREZZA® (valbenazine) in the U.S. as the first FDA-approved drug for the treatment of TD in May 2017 and for the treatment of chorea associated with Huntington's disease in August 2023 and launched CRENESSITY® (crinecerfont) in the U.S. as a first-in-class FDA-approved treatment of CAH in December 2024.
2025 Business Highlights
We delivered a strong performance in 2025, as demonstrated by the following achievements and developments:
•Increased total net product sales for 2025 by $503.3 million, or 21.6%, to $2.83 billion, reflecting increased net product sales of CRENESSITY, which was launched in the U.S. as a first-in-class FDA-approved treatment of CAH in December 2024, and INGREZZA, driven by record total prescriptions on strong patient demand, partially offset by a lower net price due to new market access investments to support long-term growth.
•Announced in October 2025 the planned expansion of the INGREZZA and CRENESSITY sales teams to maximize our commercial momentum. The expansion was substantially completed during the first quarter of 2026.
•Appointed Sanjay Keswani, M.D., as Chief Medical Officer (CMO) and member of our executive management team, effective June 2, 2025.
•Announced in February 2025 that our Board of Directors had authorized a new share repurchase program (the 2025 Repurchase Program) under which we may repurchase up to $500.0 million of our common stock, subject to market conditions. The 2025 Repurchase Program is in addition to the $300.0 million accelerated repurchase program (the 2024 Repurchase Program) that was announced in October 2024 and completed in February 2025. During 2025, we repurchased 1.5 million shares on the open market under the 2025 Repurchase Program and received an additional 0.3 million shares upon settlement of the 2024 Repurchase Program in February 2025.
•Received notice from the Centers for Medicare and Medicaid Services (CMS) in January 2025 that INGREZZA qualifies for the small biotech exception under the Medicare Drug Price Negotiation Program, which provides exemption from selection until 2027 for initial price applicability in 2029. In addition, we expanded formulary access for INGREZZA, significantly improving coverage to include approximately 70% of TD and Huntington's disease Medicare beneficiaries to support long-term growth.

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2025 Pipeline Highlights
•Announced the initiation of a Phase 2 clinical study of investigational compound NBI-1065890 in adults with TD. NBI-1065890 is a next-generation, selective inhibitor of VMAT2.
•Initiated a comprehensive Phase 3 clinical program for direclidine (NBI-1117568) in schizophrenia, including studies evaluating efficacy in acutely psychotic hospitalized patients and long-term safety. In addition, we initiated a Phase 2 study evaluating direclidine in bipolar mania in the fourth quarter of 2025.
•Initiated a comprehensive Phase 3 clinical program for osavampator (NBI-1065845) in major depressive disorder (MDD), including three acute randomized, double‑blind, placebo‑controlled studies, a randomized‑withdrawal maintenance‑of‑effect study, and a long‑term open‑label safety extension.
•Initiated a Phase 1 clinical study for NBIP-01435, an investigational, long-acting corticotropin-releasing factor type 1 (CRF-1) receptor antagonist administered as a subcutaneous injection for the potential treatment of CAH.
•Initiated a Phase 1 clinical study for NBI-921355, an investigational, selective inhibitor of voltage-gated sodium channels Nav1.2 and Nav1.6 in development for the potential treatment of certain types of epilepsy.
•Initiated a Phase 1 clinical study for NBI-1140675, an investigational, oral, selective second-generation small molecule VMAT2 inhibitor in development for the potential treatment of certain neurological and neuropsychiatric conditions.
•Announced top-line data from a Phase 4 study, KINECT-PRO™, demonstrating clinically meaningful and sustained effects of INGREZZA capsules on the physical, social, and emotional impacts experienced by patients living with TD, irrespective of TD severity or underlying psychiatric condition.
•Presented new data from a post-hoc analysis of the Phase 4 KINECT-PRO open-label study confirming that robust rates of symptomatic remission of TD were achieved with once-daily INGREZZA capsules. The analysis also showed sustained improvements in patient-reported outcomes among participants who achieved symptomatic remission.
•Presented new data from the Phase 2 SAVITRI™ study, which showed statistically significant and clinically meaningful improvement in depression severity at Day 28 and Day 56 with once-daily oral administration of 1 mg osavampator.
•Announced the Phase 3 studies of valbenazine in schizophrenia and dyskinesia due to cerebral palsy (DCP) and Phase 2 study of NBI-1070770 in major depressive disorder (MDD) did not meet their primary endpoints.
2025 Compensation Program Highlights
Consistent with our goal of attracting, motivating and retaining a high-caliber executive team, our executive officer compensation program is designed to pay for performance. A summary of key compensation decisions and compensation related outcomes aligned with this philosophy are highlighted below for 2025.
•Pay for Performance / At-Risk Pay - Our executive compensation program is designed so that a significant portion of pay is variable or “at risk” and the realized value of compensation is linked with Company performance and value delivered to stockholders. For 2025, the percentage of pay that is “at risk” for our CEO and NEOs (excluding Dr. Keswani, who commenced employment with us in June 2025) is approximately 76% and 73%, respectively, helping us align pay with performance (refer to "Pay for Performance / At-Risk Pay" below).
• Base Salary Adjustments - Salary increases for 2025 were generally due to Company performance in 2024 and maintaining competitive market positioning relative to market data. Merit-based increases for NEOs (excluding Dr. Keswani) ranging from 2.2% – 6.5% were approved for 2025.
•Annual Cash Incentives - Our annual cash award opportunity is based on corporate performance compared to pre-established corporate goals and the individual performance of each NEO. Corporate goals are selected to directly align with our specific strategic goals that we believe will create long-term stockholder value. For 2025, we achieved our corporate goals at an overall level of 105% and we paid an annual cash incentive award to our CEO at 105% of target and to our other NEOs at 115% - 149% of target.
•Long-Term Equity Awards: Equity Mix - A significant portion of our CEO’s and other NEOs' compensation is delivered in the form of long-term equity awards comprised of a mix of stock options, PRSUs and RSUs. In 2025, the target equity award mix for our NEOs was approximately 50% stock options, 30% PRSUs, and 20% RSUs.
•PRSU Payouts Linked to Performance - The performance conditions for PRSUs granted to our NEOs in 2023 with a performance period ending on December 31, 2025 were achieved above target, resulting in a payout of 125% of target for these PRSUs.
Compensation Committee Actions in Connection with Say-on-Pay Vote
The Compensation Committee of the Board of Directors is committed to ensuring that our executive officer compensation program is effective and aligned with our stockholders’ interests and concerns. Accordingly, critical components of our Compensation Committee’s process continue to be (1) reviewing emerging compensation “best practices”, with a focus toward companies of similar size, as measured by market capitalization and revenues, (2) soliciting advice from our Compensation Committee’s independent compensation consultant and (3) listening and responding to feedback from our stockholders via our annual say-on-pay vote and through our stockholder outreach efforts.

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We seek a say-on-pay advisory vote from our stockholders regarding our executive officer compensation program on an annual basis. Each year, the Compensation Committee considers the results of the advisory vote as it completes its annual review of each pay element and the compensation provided to our NEOs and other executive officers.

Say-on-Pay Voting Results

At our 2025 Annual Meeting, approximately 91% of the votes cast were in favor of our advisory ‘say-on-pay’ proposal regarding our 2024 executive officer compensation program, as described in our 2025 proxy statement.

Over the last ten years, we have received approximately 96% (on average) of votes cast in support of our executive compensation programs. Given the significant level of stockholder support, the Compensation Committee concluded that:

✓ our executive officer compensation program continues to align executive officer pay with stockholder interests;

✓ our executive officer compensation program provides competitive pay that encourages retention and effectively incentivizes performance of talented NEOs and executive officers;

✓ no significant changes to the structure of our programs were warranted for 2025, although the Compensation Committee continues to refine specific elements of the program over time to maintain competitiveness and support our pay-for-performance objectives; and

✓ the Compensation Committee will continue to consider the outcome of our say-on-pay votes and our stockholders’ views when making future compensation decisions for the NEOs and executive officers.

During 2025, we continued our stockholder engagement efforts in order to solicit feedback on a variety of topics, including board, governance, and executive compensation practices. We contacted a number of our largest stockholders and spoke with all stockholders that wanted to provide us with feedback. Specifically, we reached out to 22 of our largest stockholders (representing approximately 50% of the outstanding shares of our common stock). While the engagements are primarily conducted by management, Board members (including Compensation Committee members) are also available to participate, when appropriate. Overall, stockholders have expressed strong support for our board, governance, and executive compensation practices. We are pleased with our say-on-pay advisory vote results and stockholder feedback, and we will continue to engage with our stockholders to ensure alignment between our executive officer compensation program and our stockholders’ interests.
Pay for Performance / At-Risk Pay
Our executive officer compensation program is designed to reward achievement of the specific strategic goals that we believe will advance our business strategy and create long-term value for our stockholders. Consistent with our goal of attracting, motivating and retaining a high-caliber executive team, our executive officer compensation program is designed to pay for performance. We utilize compensation elements that meaningfully align our NEOs’ interests with those of our stockholders to create long-term value. As such, a significant portion of our CEO’s and other executive officers’ compensation is “at-risk,” performance-based compensation, in the form of long-term equity awards that have performance-based vesting criteria or have value directly dependent on the Company’s stock price (or in the case of stock options, only have value if the Company's stock price increases), and annual cash incentives that are only earned if we achieve pre-established corporate goals.
With respect to long-term equity awards, the Compensation Committee annually considers the appropriate mix of equity awards. The Compensation Committee believes that combining performance-based vesting equity awards with time-based vesting equity awards appropriately promotes a focus on delivering sustainable long-term value to our stockholders, while also supporting the long-term retention of our executive officers.

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The graphics below illustrate the primary elements of compensation mix for our CEO and the aggregate 2025 compensation mix for the other NEOs as a group (excluding Dr. Keswani, who commenced employment with us in June 2025). The percentages in the chart below reflect the actual base salary earned, cash incentives paid, and the grant date fair value of equity awards granted, in each case as reported in our 2025 Summary Compensation Table.

CEO 2025 Compensation Mix	All Other NEOs 2025 Compensation Mix

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Compensation Philosophy and Objectives
Compensation Philosophy. We believe that in order to create value for our stockholders, it is critical to attract, motivate and retain key executive officer talent by providing competitive compensation packages. Accordingly, we design our market competitive executive officer compensation program to:

ATTRACT, MOTIVATE & RETAIN executive officers with the skills and expertise to execute our business plans within the highly competitive life sciences industry	INCENTIVIZE & REWARD executives over time for actions consistent with creating long-term stockholder value	MAXIMIZE stockholder value via an appropriate blend of short-term and long-term incentives
Our compensation philosophy for executive officers provides that cash compensation should be structured such that at least one-third of each executive officer’s target total cash compensation, consisting of base salary and target cash incentives, is at risk and dependent upon the Company’s achievement of specific corporate goals that drive stockholder value. Currently, 50% of our CEO’s target total cash compensation is at risk under our annual cash incentive plan. Long-term equity compensation for executive officers is generally a combination of performance-based and time-based vesting equity awards, and it is designed to motivate executive officers to increase long-term stockholder value and to reward and retain key employees.

Strong Executive Compensation Governance Practices. The Compensation Committee regularly reviews best practices in governance and executive compensation. The following chart summarizes executive compensation practices that the Compensation Committee believes (i) drive Company performance and (ii) serve our stockholders’ long-term interests.

WHAT WE DO	WHAT WE DON'T DO

✓ Heavily weight our executive officer compensation toward “at risk,” performance-based compensation

✓ Balance short-term and long-term incentive compensation

✓ Use multi-year vesting for all executive officer equity awards

✓ Grant performance-based equity awards annually in the form of PRSUs

✓ Have an incentive compensation recoupment or clawback policy

✓ Structure our executive officer compensation program to minimize inappropriate risk-taking and encourage appropriate risk-taking

✓ Cap annual cash incentives at a maximum payout amount

✓ Select peer companies that we compete with for executive officer talent, have a similar business and are of similar size as us, and review their pay practices

✓ Utilize an independent compensation consulting firm to facilitate pay assessments and review best practices

✓ Have meaningful equity ownership guidelines for executive officers and the Board of Directors

✓ Hold annual say-on-pay advisory vote

× Provide guaranteed bonuses or base salary increases

× Allow for the repricing of stock options without stockholder approval

× Pay dividends or dividend equivalents on unearned shares

× Permit hedging or other forms of speculative transactions by employees or directors

× Permit pledging by employees or directors

× Provide single-trigger change in control benefits

× Include excise tax gross-ups in executive employment agreements or change-in-control arrangements

× Provide excessive perquisites to our executive officers

× Provide retirement or pension benefits to our executive officers that are not available to employees generally

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Compensation Program Changes Implemented for 2025. In 2025, we implemented several changes to our executive compensation program that we believe enhance our performance-based compensation structure and further tie executive compensation to the creation of long-term stockholder value. In 2024, the target equity award mix for our CEO was approximately 30% PRSUs, 20% RSUs and 50% stock options, and the target equity award mix for our other NEOs was approximately 15–35% PRSUs, 20–25% RSUs and 45–55% stock options. For 2025, the Compensation Committee approved a standardized target equity award mix for all NEOs, including Dr. Gano, of approximately 30% PRSUs, 20% RSUs and 50% stock options, and, based on its annual review of market and peer compensation practices and with a focus on disciplined share utilization and dilution management, reduced the overall grant-date fair value of annual long-term equity awards for our NEOs as compared to 2024. To help maintain competitive total target compensation levels, the Compensation Committee increased the target annual cash incentive opportunity for each NEO other than our CEO from 50% to 60% of base salary for the 2025 performance year.

Our executive officers, including our NEOs, also now participate in our Executive Severance Plan, which was approved and adopted by our Compensation Committee on February 7, 2025. In connection with the adoption of the Executive Severance Plan, we simultaneously entered into amended and restated employment agreements with each of our executive officers, including our NEOs (excluding Dr. Keswani, who commenced employment with us in June 2025). The Executive Severance Plan and amended employment agreements for our executive officers incorporate “best practices” relating to severance payments and more closely align with market and peer practices. The Compensation Committee believes these changes will further improve the alignment between executive compensation and the long-term interests of stockholders. For further information regarding the Executive Severance Plan and the amended and restated employment agreements, please see the sections entitled "Executive Severance Plan" and "Agreements with Named Executive Officer Effective During Fiscal Year 2025" below.
Overall Compensation Determination Process
The implementation of the compensation philosophy is carried out under the supervision of the Compensation Committee. The Compensation Committee uses the services of an independent compensation consultant who is retained by, and reports directly to, the Compensation Committee. Management, under guidelines and procedures approved by the Compensation Committee, determines the compensation of our non-executive officer employees.

Role of the Compensation Committee. The Compensation Committee takes into consideration a peer group, survey data and advice from an independent compensation consultant when setting the compensation philosophy and compensation structure for the Company. The Compensation Committee’s complete roles and responsibilities are set forth in a written charter, which was adopted by the Board of Directors and is available at http://www.neurocrine.com/investors/corporate-governance/. Some of the significant roles and responsibilities of the Compensation Committee include reviewing, revising, and approving:
•the compensation philosophy of the Company;
•the corporate goals and objectives relating to the compensation of the Company’s employees, including executive officers, and evaluating the performance of the Company, and its executive officers, in light of these corporate goals and objectives;
•compensation for all executive officers, including perquisite benefits, if any;
•all promotions to executive officer positions and the hiring of all new executive officers, including employment agreements;
•recommendations to the full Board of Directors regarding all director compensation by taking into consideration peer group data and advice from an independent compensation consultant;
•the annual aggregate funding level for the Company's corporate bonus program, and the annual aggregate budgets/authorizations for (a) equity awards granted as part of the Company's annual equity program and (b) merit-based salary adjustments;
•guidelines for salaries, merit salary increases, cash incentive payments, stock-based grants and performance-based stock grants for all non-executive officer employees of the Company;
•equity and incentive plans, including amendments or modifications to such equity and incentive plans;
•equity ownership guidelines for executive officers and directors;
•the Compensation Discussion and Analysis for inclusion in any of the Company's annual reports on Form 10-K, registration statements, proxy statements or information statements; and
•the Compensation Committee report on executive compensation to be included in the Company's annual proxy statement in accordance with applicable SEC rules and regulations.
In addition, the Compensation Committee also has the following oversight responsibilities:
•overseeing the development, implementation and effectiveness of the Company’s policies and strategies with respect to human capital and talent management;
•administering the Company’s equity and incentive plans and employee benefit plans;
•reviewing, at least annually, the guidelines and framework for salaries, merit salary increases, bonus payments, and equity award grants for employees of the Company other than executive officers;

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•overseeing the implementation of clawback policies allowing the Company to recoup certain compensation paid to employees;
•reviewing and taking into consideration stockholder feedback regarding compensation matters, including our annual say-on-pay vote;
•retaining independent compensation consultants and advisors when appropriate to advise the Compensation Committee on compensation policies and plans; and
•complying with requirements established by the SEC, assessing the risks arising from the Company’s compensation policies and taking any actions required as a result thereof.
In the early part of each year, the Compensation Committee deliberates and makes decisions regarding the base salary, target cash incentives and long-term equity award components of compensation to be awarded to our executive officers, including our CEO, for the new fiscal year, as well as performance-based compensation payouts for the prior fiscal year. In setting compensation for our other NEOs, the Compensation Committee solicits the input of our CEO, who recommends to the Compensation Committee the base salary, target cash incentives and long-term equity award components of compensation to be awarded to our NEOs for the new fiscal year, as well as performance-based compensation payouts for the prior fiscal year. The Compensation Committee remains solely responsible for making the final decisions on compensation for all of our NEOs. Our NEOs, including our CEO, are not present during discussions of their respective compensation packages nor do they participate in approving any portion of their own or other NEO compensation packages.
The Compensation Committee considers a variety of factors, as described below, which may vary from year to year, to set the compensation of our NEOs at levels that the Compensation Committee considers to be competitive and appropriate for each NEO, using the Compensation Committee’s professional experience and judgment:
✓    Company performance
✓    Market data from the independent compensation consultant
✓    Individual performance
✓    Retention risk
✓    Independent compensation consultant recommendations
✓    CEO’s recommendations (other than for himself), based on direct knowledge of NEO performance and his extensive industry experience
✓    Internal pay equity among individuals and positions
✓    Criticality and scope of job function
✓    Total targeted and historical compensation
✓    Any other factors the Compensation Committee determines appropriate
In addition, during the first quarter of the year, Company-wide performance goals for the then current year are typically finalized by the Compensation Committee and the Board of Directors, and progress toward these goals is reviewed at meetings throughout the year. Later in the year, the Compensation Committee reviews the Company’s compensation philosophy, policies and procedures. The Compensation Committee meetings in the fourth quarter of the year generally focus on Company goal achievement, selection of the peer group for the following year and executive officer performance. The Compensation Committee may make executive compensation decisions at additional times during the year for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate.
Compensation Consultant. The Compensation Committee uses the services of an independent compensation consultant who is retained by, and reports directly to, the Compensation Committee to provide the Compensation Committee with an additional external perspective with respect to its evaluation of relevant market and industry practices. The Compensation Committee engaged the services of Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant to assist the Compensation Committee with evaluating our executive and director compensation programs and to make recommendations for our 2025 compensation programs, including updating the Compensation Committee on new developments in areas that fall within the Compensation Committee's oversight. FW Cook serves solely at the pleasure of the Compensation Committee and their fees are approved by the Compensation Committee. FW Cook conducted analyses and provided advice on, among other things, the appropriate peer group, executive officer compensation and compensation trends in the life sciences industry.
In weighing its recommendations for executive officer compensation for 2025, the Compensation Committee directed FW Cook to advise the Compensation Committee on both best practices and peer practices when designing and modifying our executive officer compensation program in order to achieve our objectives. As part of its duties, FW Cook provided the Compensation Committee with the following services with respect to 2025 compensation decisions:
•carried out a comprehensive review of our peer group for use in making 2025 executive officer compensation decisions;
•provided compensation data for the peer group and relevant executive officer pay survey data and an analysis of the compensation of the Company’s executive officers as compared to this market data;
•provided compensation data, relevant pay survey data and other analysis and recommendations with respect to the compensation package for Dr. Keswani in connection with his appointment as Chief Medical Officer in June 2025;
•provided a competitive assessment of, and comparison to, incentive design and executive officer pay program structure based on peer group data;

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•conducted a comprehensive pay for performance assessment;
•provided recommendations regarding the annual cash incentive and long-term equity incentive program design for 2025;
•assisted the Compensation Committee with the design of 2025 pay programs consistent with the Company’s business strategy and pay philosophy;
•provided background information and data for 2025 adjustments to the Company’s executive officer compensation program consistent with good governance practices and the Company’s objectives; and
•prepared an analysis of the Board of Directors’ 2025 compensation program.
The Compensation Committee annually assesses whether the work of its compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services, if any, to the Company by the compensation consultant; (ii) the amount of fees the Company paid to the compensation consultant as a percentage of the firm’s total revenue; (iii) the compensation consultant’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the compensation consultant or the individual compensation advisors employed by the firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by the compensation consultant or the individual compensation advisors employed by the firm. The Compensation Committee has determined, based on its analysis of the above factors, that there was no conflict of interest with respect to FW Cook providing services to the Compensation Committee.
Competitive Assessment of Compensation—Peer Group and Market Data
2025 Peer Group. In September 2024, when developing a proposed list of our peer group companies to be used in connection with making compensation decisions for 2025, FW Cook selected commercial biopharmaceutical companies with revenues generally between $400 million and $9.89 billion, market capitalization generally between $2.8 billion and $33.7 billion, and employee headcount generally between 630 and 10,000, which FW Cook recommended as a reasonable range in relation to our then-current revenue, market capitalization and headcount.
Based on these criteria, FW Cook recommended, and our Compensation Committee approved the following peer group to be used in connection with making compensation decisions for 2025:

ACADIA Pharmaceuticals, Inc. (ACAD)	Alkermes plc (ALKS)	Alnylam Pharmaceuticals, Inc. (ALNY)
argenx SE (ARGX)	BeOne Medicines Ltd. (ONC)	Biogen Inc. (BIIB)
Biomarin Pharmaceutical Inc. (BMRN)	Exelixis, Inc. (EXEL)	Incyte Corporation (INCY)
Ionis Pharmaceuticals, Inc. (IONS)	Jazz Pharmaceuticals plc (JAZZ)	Moderna, Inc. (MRNA)
Organon & Co. (OGN)	Sarepta Therapeutics, Inc. (SRPT)	Ultragenyx Pharmaceutical Inc (RARE)
United Therapeutics Corporation (UTHR)
The 2025 peer group reflects the following changes from our 2024 peer group: (i) the removal of Karuna Therapeutics, Inc. and Horizon Therapeutics plc due to acquisitions, and (ii) the addition of Biogen Inc and Moderna, Inc, each of which generally met the criteria set forth above. At the time of approval of our 2025 peer group (which occurred in September 2024), our Company was approximately in the 51st percentile of the peer group for market capitalization and in the 47th percentile of the peer group for revenue.
2025 Market Data. In late 2024, FW Cook completed an assessment of executive officer compensation based on the 2025 peer group to inform the Compensation Committee’s determinations of executive officer compensation for 2025. The data for this assessment was compiled from multiple sources, including: (i) the 2025 peer group companies’ publicly disclosed information, or public peer data; and (ii) survey data from the Radford Global Compensation Database for peer companies and biotechnology and pharmaceutical companies that had annual revenue between $500 million and $3.0 billion. The components of this data were based on the availability of sufficient comparative data for an executive officer’s position. The public peer data and survey data, collectively referred to in this Proxy Statement together as market data, were reviewed by the Compensation Committee, with the assistance of FW Cook, and used as one reference point, in addition to other factors, in setting our executive officers’ compensation for 2025.
Use of 2025 Market Data. The Compensation Committee generally reviews target total direct compensation, comprising both target cash compensation and equity compensation, against the market data described above primarily to ensure that our executive officer compensation program as a whole is positioned competitively to attract and retain the highest caliber executive officers and that the total direct compensation opportunity for the executive officer group is aligned with our corporate objectives and strategic needs. The Compensation Committee does not have a specific target compensation level for the NEOs; rather, the Compensation Committee reviews a range of market data reference points with respect to target total direct compensation, target total cash compensation (including both base salary and the target annual cash incentive) and equity compensation (valued based on an approximation of grant date fair value). In making compensation determinations, the Compensation Committee considers the market data, along with the other factors described above under “Overall Compensation Determination Process.”

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Components of Executive Compensation
The Compensation Committee considers each executive officer’s performance, contributions to Company goals, responsibilities, experience, qualifications, and where in the competitive range the executive officer’s compensation compares to the Company’s peer group when determining the appropriate compensation for each executive officer. The Compensation Committee considers each component of compensation independently and each component in the context of each executive officer’s total compensation. Compensation for our NEOs currently consists of three key elements that are designed to reward performance in a simple and straightforward manner: base salaries, annual performance-based cash incentives and long-term equity awards, which generally include RSUs and stock options that vest based on continued service over time, as well as PRSUs that vest upon achievement of key corporate goals that we believe will create stockholder value. The table below summarizes the purpose and key characteristics of each Compensation Element, with those associated with at-risk pay shown in pink font.

Compensation Element	Purpose of This Element	Key Characteristics
Base Salary	Designed to compensate competitively at levels necessary to attract and retain qualified executive officers in the life sciences industry; generally based on the scope of each executive officer’s responsibilities, as well as his/her qualifications, breadth of experience, performance record and depth of applicable functional expertise; established and adjusted to be appropriate as compared to the applicable market data, enabling the Company to attract, motivate, reward and retain highly skilled executive officers; gives executive officers a degree of certainty in light of having a majority of their compensation at risk.
Fixed cash compensation where year-to-year adjustments to each executive officer’s base salary are based upon sustained superior performance, changes in the general level of base salaries of persons in comparable positions within our industry, and any average merit salary increase for such year for all employees of the Company established by the Compensation Committee, as well as other factors the Compensation Committee judges to be pertinent during an assessment period.

In making base salary decisions, the Compensation Committee exercises its judgment to determine the appropriate weight to be given to each of these factors. Although adjustments may also be made during the year for special circumstances, no mid-year adjustments have been made in the past five years, except for adjustments associated with promotions or changes in role.

Annual Cash Incentives	Motivates executive officers to achieve our short-term strategic plan and milestones that are designed to drive long-term growth and performance while providing flexibility to respond to opportunities and changing market conditions.
Annual cash award opportunity based on corporate performance compared to pre-established corporate goals with pre-established target and maximum payout opportunities for each executive officer.

The cash incentive program, including corporate goals and target payouts, is reviewed and approved by the Compensation Committee annually and may include individual performance targets for each executive officer. The corporate goals are prepared in an interactive process between management and the Compensation Committee based on the Company’s business plan and budget for the year. Cash incentive payments are linked to the attainment of overall corporate goals and the individual performance of each executive officer, or other factors the Compensation Committee determines appropriate.

Long-Term Equity Incentives (RSUs)
Motivates executive officers to achieve our business objectives by tying compensation to the performance of our common stock over the long term; creates an ownership culture; motivates our executive officers to remain with the Company by mitigating swings in incentive values during periods when market volatility impacts our stock price; directly motivates an executive officer to maximize long-term stockholder value and serve as an effective tool for incentivizing and retaining those executive officers who are most responsible for influencing stockholder value.
RSUs generally vest on an annual basis, ratably over four years subject to executive officer’s continued service; the ultimate value realized varies with our common stock price.

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Long-Term Equity Incentives (Stock Options)	Motivates executive officers to achieve our business objectives by tying incentives to the appreciation of our common stock over the long-term and creates an ownership culture.
Stock options with an exercise price equal to the fair market value on the date of grant generally vest monthly over four years subject to executive officer’s continued service; the ultimate realizable value, if any, depends on the appreciation of our common stock price from the date of grant. The Compensation Committee views stock options as performance-based compensation, as stock options provide a return to our executive officers only if the market price of our common shares appreciates over the stock option term.

Long-Term Equity Incentives (PRSUs)
Creates a strong link to the Company’s long-term performance, creates an ownership culture and closely aligns the interests of our executive officers with those of our stockholders because the value that the grants deliver is directly dependent on attainment of performance metrics and our stock price.

PRSUs only vest upon achievement of objectively measurable performance metrics tied to our business strategy that focus executive officers on achieving these long-term Company performance metrics and increasing stockholder value.

Other Compensation	Provides benefits that promote employee health and welfare, which assists in attracting and retaining our executive officers; certain additional benefits reflect market standards and are reasonable and necessary to attract and/or retain each of our executive officers and allow the executive officers to realize the full benefit of the other elements of compensation we provide.
Executive officers are eligible to participate in the Company’s employee benefit plans on the same terms as all other full-time employees. These plans include medical, dental and life insurance and eligibility to participate in the Company’s employee stock purchase plan. Additional benefits include disability insurance premiums, an annual physical examination and financial planning services. We may also provide relocation expense reimbursement, which is negotiated on an individual basis with executive officers, in a manner consistent with our internal guidelines.

The terms of the Company’s 401(k) Savings Plan (the “401(k) Plan”) provide for executive officer and broad-based employee participation on the same general terms. Under the 401(k) Plan, all Company employees are eligible to receive basic matching contributions from the Company that vest annually over three years from date of hire.

Severance and Change in Control Benefits
Serves our retention objectives by helping our executive officers maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of the Company.

Provides protection in the event of a termination of employment under specified circumstances, including following a change in control of the Company as described below under “Potential Payments Upon Termination or Change-in-Control.”

Compensation components for executive officers in the event of a termination by the Company without cause or termination by the executive officer due to constructive termination alone or in connection with a change in control include cash and equity payments and benefits and require a signed release agreement by the executive officer. In February 2025, the Board approved an Executive Severance Plan. For more information on the benefits provided under this plan, please refer to the section entitled "Executive Severance Plan" below.

No executive officer is entitled to excise tax gross-up payments in connection with a change in control.

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2025 Named Executive Officer Compensation Decisions
2025 Base Salaries
In January 2025, our Compensation Committee approved the 2025 base salaries for the NEOs (excluding Dr. Keswani, who commenced employment with us in June 2025) as set forth in the table below. In making these 2025 decisions, the Compensation Committee considered the Company’s performance in 2024, market data for each individual NEO’s position, as well as the individual’s historical salary levels, our then-current budget for employee salary adjustments, anticipated role and responsibilities for the coming year, along with the other factors described in the section entitled “Overall Compensation Determination Process” above. At the conclusion of its review, the Compensation Committee determined that the increases reflected in the table below were appropriate due to (i) the Company’s performance in 2024, (ii) maintaining competitive positioning relative to the market data, (iii) retention of our NEOs and (iv) our NEOs’ experience, job criticality and performance.

Named Executive Officer	2025 Base Salary	% Change from 2024 Base Salary
Kyle W. Gano, Ph.D., Chief Executive Officer	$920,000	2.2%
Matthew C. Abernethy, Chief Financial Officer	$725,913	6.0%
Eric Benevich, Chief Commercial Officer	$668,690	5.0%
Jude Onyia, Ph.D., Chief Scientific Officer	$720,520	6.5%
Eiry W. Roberts, M.D., Strategic Advisor	$731,400	6.5%
Dr. Keswani joined the Company in June 2025 with a base salary rate of $650,000. In determining Dr. Keswani's base salary, the Compensation Committee considered peer group data for similarly situated executives, internal pay equity among our executive officers, and the criticality and scope of his job function.
2025 Annual Cash Incentives
In March 2025, the Compensation Committee approved the 2025 target bonus opportunities, expressed as a percentage of an NEO’s base salary, shown in the table below. To better align total target compensation with market and peer practices, the Compensation Committee increased the target annual bonus opportunity for each NEO other than our CEO from 50% to 60% of base salary for the 2025 performance year, while determining that our CEO’s existing target bonus opportunity remained appropriate and did not require adjustment.

Executive Officer	2025 Target Bonus (% of Base Salary)
Chief Executive Officer	100%
All Other Executive Officers	60%
In January 2025, the Compensation Committee approved the corporate goals for our 2025 annual cash incentive plan. The most significant and impactful goals and achievements are summarized in the table below. Our corporate goals are directly aligned with our specific strategic goals that we believe will create long-term stockholder value, including achieving net revenue targets for INGREZZA and CRENESSITY, ensuring the successful commercial launch of CRENESSITY™ (crinecerfont), advancing and expanding our clinical pipeline, and achieving certain other corporate and financial goals. The Compensation Committee did not assign specific relative weightings to the corporate goals for 2025 in order to enable a holistic assessment of complementary goals that collectively reflect achievement of our 2025 performance objectives and build the foundation for long-term success. The maximum bonus payout for each NEO was capped at 150% of their target bonus opportunity.
During meetings conducted throughout the year and culminating in February 2026, the Compensation Committee engaged in a robust dialogue with management, the Board Chair and other Board members (including at Board meetings), and its independent compensation consultant to evaluate the accomplishments and performance of the Company relative to the 2025 corporate goals. The Compensation Committee assessed the relative importance of each of these goals and ultimately determined that the following goals were the most impactful to the creation of long-term stockholder value: (i) the INGREZZA and CRENESSITY net sales goals; (ii) the successful commercial launch of CRENESSITY; and (iii) the expansion and advancement of our clinical pipeline.

The Compensation Committee further determined that the Company underachieved the INGREZZA net sales goal of $2.55 billion, although it increased overall market share of INGREZZA during 2025; exceeded net sales and all other goals for CRENESSITY; over achieved the most critical goals associated with the advancement of the Company's clinical pipeline; and achieved a number of other important goals. After considering these results, the Compensation Committee determined our 2025 corporate goal achievement at 105%.

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Business Area / Initiative	Target	Achievements / Relevant Developments	Overall Achievement

Commercial Activities	INGREZZA:		Achieved in Part
	•Achieve INGREZZA net sales in 2025 of $2.55B	•INGREZZA net sales for 2025 were $2.51B
	•Achieve INGREZZA new prescription growth rate greater than new prescription growth rate of competitor	•Achieved a new prescription growth rate for INGREZZA that exceeded the new prescription growth rate of its competitor
	CRENESSITY:		Over Achieved
	•Achieve CRENESSITY net sales consistent with the Company's commercial plan	•Achieved CRENESSITY net sales in 2025 of $301.2M, which substantially exceeded commercialization objectives for CRENESSITY
	•Achieve strong growth in new patient enrollment starts for CRENESSITY	•Achieved new patient enrollment starts that significantly exceeded the goal

Maximize and Evolve the Clinical Pipeline	Phase 3 Portfolio:		Achieved in Part
	•Report topline data for Phase 3 study of valbenazine in patients with dyskinesia due to cerebral palsy (DCP)	•Announced the Phase 3 study of valbenazine in patients with DCP did not meet primary or key secondary endpoints
	•Report topline data for Phase 3 study of valbenazine for the adjunctive treatment of schizophrenia	•Announced Phase 3 study of valbenazine for the adjunctive treatment of schizophrenia did not meet the primary endpoint
	•Initiate and meet enrollment goal for Phase 3 study for osavampator in major depressive disorder (MDD)	•Initiated Phase 3 study and met enrollment target for osavampator in MDD
	•Initiate and meet enrollment goal for Phase 3 study for direclidine in schizophrenia	•Initiated Phase 3 study and met enrollment target for direclidine in schizophrenia
	Phase 2 Proof-of-Concept Studies:		Achieved in Part
	•Report topline data for Phase 2 study of NBI-770 in MDD	•Announced the Phase 2 study of NBI-770 for the potential treatment of MDD did not meet the primary endpoint
	•Initiate two Phase 2 studies	•Submitted two clinical trial applications for Phase 2 studies during 2025
	Phase 1 Studies and Development Candidates:		Over Achieved in Part
	•Initiate four Phase 1 studies	•Submitted four clinical trial applications for Phase 1 studies during 2025
	•Declare four or more new development candidates	•Identified six new development candidates during 2025

Business Structure and People	•Strengthen people leader accountability for effectively managing their teams, fostering engagement, and driving performance	•Expanded people leader training and tools to deliver timely, actionable feedback and stronger performance conversations that improve team engagement and results	Over Achieved
	•Define R&D to commercialization strategy for Europe (including crinecerfont, EFMODY, and ALKINDI (US/EU))	•Defined the commercialization strategy for crinecerfont in Europe and divested EFMODY and ALKINDI assets

Financial/Operational	•Meet 2025 annual budget for non-GAAP net income	•Met 2025 annual budget for non-GAAP net income	Achieved
	•Strengthen resilience against cyber threats throughout our business processes and IT infrastructure	•Strengthened resilience against cyber threats across business processes and IT infrastructure

Legal	Continue to maintain company culture of integrity, ethics and compliance	Enhanced compliance training and related communications, with a “tone at the middle” focus	Achieved

Overall Achievement:			105%

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Notwithstanding the Compensation Committee’s determination of our 2025 corporate goal achievement at 105%, the Compensation Committee had discretion to eliminate any NEO’s bonus or to reduce or increase the amount of any NEO’s bonus payout amount. However, our CEO's bonus payment cannot be increased above the corporate goal achievement level for the Company. In February 2026, the Compensation Committee determined whether to exercise its discretion to increase or decrease the bonus payout amount for each NEO after considering their individual performance contributing to achievement of our corporate goals. Following such review, each NEO, other than our CEO, was awarded an increased bonus payout amount in recognition of their outstanding performance for the reasons set forth below:
•Mr. Abernethy, in recognition of his leadership in achieving the Company’s 2025 financial and operational goals, overseeing the rollout of the Company’s artificial intelligence strategy and capabilities, and completing the divestment of Neurocrine Group Limited and its subsidiaries (including the ALKINDI and EFMODY assets).
•Mr. Benevich, in recognition of his contributions to the Company’s achievement of its 2025 commercial objectives, including increasing INGREZZA’s overall market share during 2025 and the successful commercial launch of CRENESSITY, which exceeded expectations.
•Dr. Keswani, in recognition of his role in expanding and advancing the Company’s clinical development programs, including the initiation of four Phase 1 and two Phase 2 clinical studies, as well as the initiation and oversight of the Phase 3 programs, including osavampator and direclidine.
•Dr. Onyia, in recognition of his role in the Company exceeding its 2025 development program goals, including the initiation, discovery, and development of small molecules and biologics leading to four Phase 1 clinical studies and the identification of six new development candidates.
•Dr. Roberts, in recognition of her role in the Company advancing its clinical development programs during 2025, supporting the commercial launch of CRENESSITY, and completing an effective transition of Chief Medical Officer responsibilities to Dr. Keswani.
After making these determinations, the Compensation Committee approved the bonus payout amounts set forth in the table below.

	2025 Target Bonus		2025 Actual Bonus Paid
Named Executive Officer	% of Base Salary	$	% of Target Bonus	$
Kyle W. Gano, Ph.D., Chief Executive Officer	100%	$920,000	105%	$966,000
Matthew C. Abernethy, Chief Financial Officer	60%	$435,548	121%	$526,000
Eric Benevich, Chief Commercial Officer	60%	$401,214	115%	$463,000
Sanjay Keswani, M.D., Chief Medical Officer (1)	60%	$227,589	116%	$263,000
Jude Onyia, Ph.D., Chief Scientific Officer	60%	$432,312	149%	$645,000
Eiry W. Roberts, M.D., Strategic Advisor	60%	$438,840	121%	$530,000
(1)Dr. Keswani's bonus was pro-rated due to his commencement of employment with us in June 2025.
New Hire Inducement Advance. In addition, in connection with his commencement of employment as Chief Medical Officer in June 2025, Dr. Keswani also received a one-time cash inducement advance of $225,000, which was earned upon his successful completion of three months of employment with the Company, as discussed further below.

2025 Long-Term Equity Awards
Annual Equity Award Grants and Mix. In the first quarter of 2025, the Compensation Committee granted long-term equity awards to our NEOs in the form of stock options, RSUs and PRSUs after determining that these three types of equity awards continued to provide the appropriate balance of long-term and performance-based incentives for our NEOs. For 2025, the Compensation Committee approved a standardized equity award mix for all NEOs, including our CEO, under which approximately 50% of the aggregate grant-date value of long-term equity awards was delivered in the form of stock options, 30% in the form of PRSUs and 20% in the form of RSUs. The Compensation Committee believes that this mix appropriately balances a strong orientation toward long-term performance and stock price appreciation, through stock options and PRSUs, with a meaningful RSU component that provides more stable, predictable equity compensation to support retention while continuing to align executive compensation with long-term stockholder value.
New Hire Equity Award Grants. In connection with his commencement of employment as Chief Medical Officer in June 2025, Dr. Keswani received (i) an initial stock option grant with a Black-Scholes value of approximately $4,000,000, 25% of which will vest on the first anniversary of the grant date and the remainder of which will vest in equal monthly installments thereafter over three years, (ii) a new hire grant of RSUs with a value of approximately $1,600,000, which will vest in equal annual installments over four years, (iii) a new hire grant of PRSUs with a target value of approximately $975,000, which has the same performance metrics and vesting terms as the PRSUs awarded to our other executive officers in the second quarter of 2024, and (iv) a new hire grant of PRSUs with a target value of approximately $1,425,000, which has the same performance metrics and vesting terms as the PRSUs awarded to our other executive officers in the first quarter of 2025, as described below. The mix of these new hire awards was consistent with the standardized 2025 NEO equity award mix described above, with approximately 50% delivered in stock options, 30% in PRSUs and

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20% in RSUs. Accordingly, approximately 30% of the equity award package was performance-based and approximately 80% was delivered in at-risk equity, consisting of the stock option grant, which will provide value only to the extent of future stock price appreciation, and the PRSUs, which remain subject to applicable performance conditions. In approving these awards, the Compensation Committee considered compensation market data for chief medical officers (including data from our peer group and other relevant market sources), the scope and responsibilities of the role and Dr. Keswani’s experience, as well as the value of certain equity-based compensation and ownership opportunities that he forfeited in connection with his departure from his prior employer, and determined that the size, mix and vesting terms of his new hire equity awards were appropriate to attract and retain him and to align his interests with those of our stockholders.
Size of 2025 Equity Awards. In determining the size of the total equity compensation opportunity in 2025, the Compensation Committee:
•aimed to have the aggregate target award value result in target total direct compensation at a level that is competitive in the marketplaces in which we compete;
•maintained a meaningful portion of total direct compensation in the form of long-term performance equity awards which only vest upon achievement of the specific, objective criteria described below, which if achieved, the Compensation Committee believes will drive long-term differentiated value relative to our peers and maximize long-term stockholder value; and
•considered the recommendations of the CEO for the other NEOs.
The following table summarizes the annual 2025 long-term equity awards for our NEOs (other than Dr. Keswani, who joined the Company in June 2025 and whose new hire equity awards are described above):

	Stock Options		RSUs		PRSUs
Named Executive Officer	$*	# of Shares	$*	# of Shares	$*	# of Shares (Target)	Total ($*)
Kyle Gano, Ph.D., CEO	$5,750,000	104,736	$2,300,000	19,628	$3,450,000	29,442	$11,500,000
Matthew Abernethy, CFO	$2,500,000	45,538	$1,000,000	8,534	$1,500,000	12,801	$5,000,000
Eric Benevich, Chief Commercial Officer	$2,350,000	42,805	$940,000	8,022	$1,410,000	12,033	$4,700,000
Jude Onyia, Ph.D., Chief Scientific Officer	$3,000,000	54,645	$1,200,000	10,241	$1,800,000	15,361	$6,000,000
Eiry Roberts, M.D., Strategic Advisor	$2,375,000	43,261	$950,000	8,108	$1,425,000	12,161	$4,750,000

*    Represents the target grant date fair value of the awards approved by the Compensation Committee. See the Summary Compensation Table and the Grants of Plan-Based Awards Table included in this Proxy Statement for the actual grant date fair value of such awards.

2025 Equity Award Vesting Criteria. The Compensation Committee determined that the annual equity grants made in February 2025 vest as follows: (i) the stock options vest in equal monthly installments over a four-year period, subject to continued service through each such date; (ii) the RSUs vest in equal annual installments over a four-year period, subject to continued service through each such date; and (iii) the PRSUs vest on the date, or dates, that the Compensation Committee determines achievement of two underlying performance metrics, each of which must occur by the end of a three-year performance period ending on December 31, 2027, subject to continued service through such determination date, other than with respect to the PRSU award granted to Dr. Roberts, which does not require continued service through the performance period.
The metrics underlying the PRSUs target certain market share growth and business development objectives that we believe will drive stockholder value within the three-year performance period ending on December 31, 2027. The actual number of earned units subject to the PRSUs will be determined based on the level of achievement of such metrics, with minimum, target, and maximum levels specified in the Grants of Plan-Based Awards During the Fiscal Year Ended December 31, 2025 table. The Compensation Committee set the specific performance targets underlying each performance metric at challenging levels that the Compensation Committee determined would require substantial effort to be achieved. We believe disclosing the specific performance targets while the performance period is ongoing could cause competitive harm, as providing this information could provide competitors with insights into our strategy and clinical development programs that would be harmful to us. However, we will disclose the specific performance targets in 2028 following the Compensation Committee’s determination of performance and certification.
2023 PRSUs: Performance and Payout
In May 2023, the Company granted PRSUs to the NEOs that would vest on the date, or dates, that the Compensation Committee determined achievement of two separate performance metrics, each within the three-year performance period ending on December 31, 2025 (the “2023 PRSUs”).
The first performance metric underlying the 2023 PRSUs, with a relative weighting of 50% at target performance, was based on the number of investigational new drug (IND) applications or clinical trial applications submitted to the FDA for a biologic (the "IND Biologic Metric"). The specific performance targets underlying the IND Biologic Metric, as well as the payout levels at minimum, target, and overperform achievement levels for the IND Biologic Metric, are set forth in the table below. If the Company

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failed to file any INDs for a biologic during the performance period, then no portion of the underlying RSUs associated with the IND Biologic Metric would vest.

Achievement Level	Performance Targets	Payout Level (as a % of target with respect to the IND Biologic Metric)	Contribution to Overall PRSU Payout (% of total target)
Minimum	Company files one IND for a biologic during the performance period	50%	25%
Target	Company files two INDs for biologics during the performance period	100%	50%
Overperform	Company files three INDs for biologics during the performance period	150%	75%
Maximum	-	-	-
The second performance metric underlying the 2023 PRSUs, with a relative weighting of 50% at target performance, was based on the Company obtaining regulatory approvals and launching crinecerfont for the treatment of CAH in the U.S. (the "CAH Metric"). The specific performance conditions underlying the CAH Metric, as well as payout levels at minimum, target, overperform, and maximum achievement levels of the CAH Metric are set forth in the table below. Assuming a target level of achievement for both the IND Biologic Metric and the CAH Metric, the relative weight of the CAH Metric is 50% of the total 2023 PRSU award. If the Company failed to achieve the CAH Metric within the performance period, then no portion of the underlying RSUs associated with the CAH Metric would vest.

Achievement Level	Performance Targets	Payout Level (as a % of target with respect to the CAH Metric)	Contribution to Overall PRSU Payout (% of total target)
Minimum	Approval of crinecerfont for the treatment of CAH in the U.S.	60%	30%
Target	Approval of crinecerfont for the treatment of CAH in the U.S. and commercial launch of crinecerfont in the U.S.	100%	50%
Overperform	Achievement of either (A) or (B) below: (A) (1) Approval of crinecerfont for the treatment of CAH in the U.S. via priority review, and (2) the commercial launch of crinecerfont in the U.S.; or (B) (1) Approval of crinecerfont for the treatment of CAH in the U.S., (2) the commercial launch of crinecerfont in the U.S., and (3) the filing of a Marketing Authorization Application for crinecerfont for the treatment of CAH in the European Union	150%	75%
Maximum	Achievement of the following: (1) Approval of crinecerfont for the treatment of CAH in the U.S. via priority review, (2) the commercial launch of crinecerfont in the U.S., and (3) the filing of a Marketing Authorization Application for crinecerfont for the treatment of CAH in the European Union; provided that the Company filed at least one IND for a biologic during the performance period	250%	125%
In February 2026, the Compensation Committee certified that (1) the Company had filed two INDs for biologics during the performance period and that the IND Biologic was achieved at the target performance level, and (2) the FDA approved crinecerfont for the treatment of CAH in the U.S. via priority review and the Company had commercially launched crinecerfont in the U.S. during the performance period, resulting in the CAH Metric being achieved at the overperform performance level. Accordingly, the Compensation Committee approved a payout at 125% of the target amounts for the 2023 PRSUs held by each NEO (other than Dr. Keswani).
401(k) Retirement Benefits
The Company’s matching contribution to the 401(k) Plan for 2025 was 100% of eligible participant contributions, subject to applicable federal limits. Our NEOs are eligible for these benefits on the same basis as our other employees. The Company made no additional discretionary contributions to the 401(k) Plan in 2025.

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Other Features of our Executive Compensation Program
Severance and Change in Control Benefits
We provide severance benefits to our NEOs upon certain types of involuntary termination events, including terminations in connection with a change in control of our Company. Historically and through February 2025, severance benefits were set forth in each NEO’s employment agreement with the Company.
In early 2025, the Compensation Committee determined it was appropriate to revise the severance benefits for our executive officers, including the NEOs and accordingly, the Compensation Committee adopted the Executive Severance Plan, which supersedes and replaces the severance benefits provided under individual employment agreements. The transition to a plan-based framework, rather than separate employment agreements for each NEO, promotes uniformity in the applicable terms and conditions across our NEOs and facilitates consistent administration and interpretation of the severance benefits. In addition, in connection with Dr. Roberts’s transition from our Chief Medical Officer to a strategic advisor, Dr. Robert’s entered into an amended and restated employment agreement, which provides severance benefits that are substantially the same as the severance benefits under the Executive Severance Plan. A more detailed description of the terms and benefits provided under these employment agreements and the Executive Severance Plan is described in the section of this Proxy Statement entitled “Agreements with Named Executive Officer Effective During Fiscal Year 2025” and “Executive Severance Plan” below.
Officer Equity Ownership Guidelines
We have long had equity ownership guidelines that are designed to align the interests of the executive officers with those of our stockholders by ensuring that our executive officers have a meaningful financial stake in the Company’s long-term success. The equity ownership guidelines establish a minimum equity ownership level by position, with such values determined based on the value of our common stock owned by such persons as of certain measurement dates. When creating our equity ownership guidelines, the Compensation Committee adopted the view that the in-the-money value of vested stock options are of equivalent ownership value to the value of such stock options had they been exercised for shares of our common stock. Accordingly, all shares directly or beneficially owned by the executive officer, including the net exercisable value of outstanding vested stock options (where the market price of our common stock exceeds the strike price of such option) are included in determining the value of equity owned under our equity ownership guidelines. Unvested RSUs or PRSUs are excluded for purposes of determining the value of equity owned under our equity ownership guidelines.
The equity ownership requirements are as follows:

Chief Executive Officer	6 times base salary

All other executive officers	1 times base salary

New executive officers are granted a five-year period to reach the equity ownership requirements set forth in the guidelines and are expected to make annual progress toward the equity ownership requirements during this five-year period. When an executive officer does not meet the equity ownership requirements set forth in the guidelines, he/she is restricted from selling any held shares until such requirements are met. Additionally, should an executive officer who does not meet the equity ownership requirements choose to exercise a stock option or vest in any RSUs or PRSUs, he or she is required to retain all shares acquired through those transactions, aside from any shares necessary to fulfill such transaction related tax obligations, until full compliance with the equity ownership guidelines is attained.
Annual compliance with the equity ownership guidelines is assessed during the fourth quarter of each year. As of March 31, 2026, each of our executive officers was in compliance with the equity ownership guidelines.
Equity Trading Policies and Procedures; Prohibition on Hedging and Pledging
The Company has adopted insider trading policies and procedures governing the purchase, sale and/or other dispositions of the Company’s securities by its directors, officers, employees and consultants that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. It is also the Company’s intent to comply with applicable laws and regulations relating to insider trading. In addition, the Company's policies prohibit direct or indirect participation by directors, officers and other employees of the Company in transactions involving trading activities in Company common stock which by their aggressive or speculative nature may give rise to an appearance of impropriety. Such prohibited activities would include the purchase of put or call options, or the writing of such options as well as short sales, hedging transactions such as “cashless” collars, forward sales, equity swaps and other related arrangement which may indirectly involve short-sale and any other transactions designed for profit from short-term movement in the Company’s stock price. In addition, no officer, director or employee of the Company may margin, or make any offer to margin, any Company common stock, including without limitation, borrowing against such stock, at any time. Under the policies, a contribution of the Company’s securities to an exchange fund not designed to hedge any decrease in the market value of Neurocrine's equity securities is not considered a form of hedging; however, such contribution by an employee or director remains subject to the other provisions of the Company’s insider trading policy, including provisions regarding quarterly trading blackout periods and pre-clearance requirements.

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To the Company’s knowledge, there were no transactions involving hedging, pledging or margining Company common stock during 2025, nor were there any such transactions as of the Record Date.
The Company also requires directors and executive officers to complete all equity related open-market purchase and sale transactions via a 10b5-1 plan. The 10b5-1 plans typically cover, among other transactions, direct sales and purchases of Company stock, as well as same-day-sales related to option exercises and sales of stock for tax payments upon the vesting of RSUs. All 10b5-1 plans are required to have a waiting period from the election date to the date of the first transaction. Additionally, Company policy restricts the executive officers from amending a 10b5-1 trading plan.
Equity Grant Practices
All equity awards granted to our NEOs are approved by the Compensation Committee on or prior to the date of grant. The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information (“MNPI”) and we do not time the release of MNPI based on equity award grant dates or for the purposes of affecting the value of executive compensation.

In February 2026, the Compensation Committee adopted an executive officer equity grant-timing policy providing that equity awards to executive officers will not be granted with a grant date during the period beginning four business days before and ending one business day after (i) the filing of an Annual Report on Form 10-K or Quarterly Report on Form 10-Q, or (ii) the filing or furnishing of a Current Report on Form 8-K that discloses material nonpublic information (the “Covered Period”). For annual equity grants made to all employees, including executive officers, if the date of approval of such grants occurs during a closed trading window, the effective grant date will be the second business day following the filing of the Company’s Annual Report on Form 10-K for the applicable fiscal year. The executive officer equity grant-timing policy also provides that new-hire equity awards for newly appointed executive officers will be granted on the date the executive officer commences employment, unless that date falls within a Covered Period, in which case the grant date will be the second business day following the filing or furnishing, as applicable, of the relevant Form 10-K, Form 10-Q, or Form 8-K. The Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features or other equity awards.

Our eligible non-employee directors receive automatic grants of initial and annual RSUs and/or stock options at the time of a director’s initial appointment or election to the Board of Directors and as of the date of each annual meeting of our stockholders, in accordance with our director compensation policy as further described under the section entitled “Director Compensation Summary” below.
Compensation Recoupment Policy
The Compensation Committee has adopted a compensation recoupment policy, as required by SEC rules and Nasdaq listing standards, that provides for recoupment of certain cash and equity-based incentive compensation paid to current and former executive officers of the Company in the event of an accounting restatement of the Company’s financial statements. The policy applies to all incentive compensation that is received by a covered officer on or after October 2, 2023.
Our prior compensation recoupment policy, which still applies to incentive compensation that is received by a covered officer prior to October 2, 2023, provides that, in the event (i) we are required to prepare an accounting restatement for any fiscal quarter or year due to our material noncompliance with any financial reporting requirement and (ii) it is determined that misconduct contributed to the noncompliance that resulted in the obligation to restate our financial statements, we may take action to recover from any officer whose misconduct contributed to the noncompliance which resulted in the obligation to restate our financial statements, the incentive compensation, including cash and equity, that was paid or vested to such officer during the twelve-month period preceding the restatement obligation.
Tax and Accounting Considerations
Internal Revenue Code Section 162(m)
Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017, and not materially modified on or after such date.
In light of the repeal of the performance-based compensation exemption under Section 162(m), the Compensation Committee may authorize compensation that is not deductible if it is determined to be appropriate and in the best interests of the Company and our stockholders.

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Accounting Considerations
The Company accounts for equity compensation paid to our employees under the FASB ASC Topic 718, which requires us to estimate and record an expense over the service period of the equity award. Our cash compensation is recorded as an expense at the time the obligation is incurred. The accounting impact of our compensation programs is one of many factors that the Compensation Committee considers in determining the structure and size of our executive officer compensation programs.
Risk Analysis of Our Compensation Program
Our Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive or inappropriate risk taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. As part of its assessment, the Compensation Committee considered, among other factors, the allocation of compensation among base salary and short- and long-term compensation, our approach to establishing Company-wide and individual financial, operational and other performance targets, our bonus structure of payouts at multiple levels of performance (including maximum payout caps and payments for performance below target levels) and the nature of our key performance metrics. We believe these practices encourage our employees to focus on sustained, long-term Company growth, which we believe will ultimately contribute to the creation of stockholder value.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION
The following tables set forth the compensation paid by the Company for 2023, 2024 and 2025 to the NEOs named below.
Summary Compensation Table

Name and Principal Position (1)	Year	Salary ($) (2)	Bonus ($) (2)	Option Awards ($) (3)	Stock Awards ($) (4)	All Other Compensation ($) (5)	Total ($)
Kyle W. Gano, Ph.D.	2023	$602,912	$331,602	$3,187,536	$1,812,563	$55,602	$5,990,215
Chief Executive Officer	2024	$698,217	$536,906	$3,549,970	$3,700,106	$50,223	$8,535,422
	2025	$920,000	$966,000	$5,750,006	$5,750,023	$62,906	$13,448,935
Matthew C. Abernethy	2023	$646,061	$355,335	$3,187,536	$1,812,563	$56,387	$6,057,882
Chief Financial Officer	2024	$684,824	$452,840	$2,799,904	$2,599,987	$57,646	$6,595,201
	2025	$725,913	$526,000	$2,500,036	$2,499,918	$60,045	$6,311,912
Eric Benevich (6)	2024	$636,848	$366,188	$2,449,932	$2,800,081	$53,115	$6,306,164
Chief Commercial Officer	2025	$668,690	$463,000	$2,349,995	$2,349,928	$57,334	$5,888,947
Sanjay Keswani, M.D. (7)	2025	$379,167	$488,000	$3,999,963	$4,000,120	$140,553	$9,007,803
Chief Medical Officer
Jude Onyia, Ph.D. (8)	2023	$638,250	$526,038	$3,375,024	$2,625,124	$58,780	$7,223,216
Chief Scientific Officer	2024	$676,545	$505,717	$3,359,848	$2,440,182	$53,559	$7,035,851
	2025	$720,520	$645,000	$3,000,011	$2,999,925	$45,313	$7,410,769
Eiry W. Roberts, M.D.	2023	$660,348	$399,511	$2,625,024	$2,125,112	$63,852	$5,873,847
Strategic Advisor	2024	$686,761	$513,354	$3,150,017	$2,350,087	$64,099	$6,764,318
	2025	$731,400	$530,000	$2,375,029	$2,375,004	$61,599	$6,073,032

(1)The titles and capacities set forth in the table above are as of December 31, 2025.
(2)Salary and bonus figures represent amounts earned during each respective fiscal year, regardless of whether part or all of such amounts were paid in subsequent fiscal year(s). Bonuses are awarded pursuant to a bonus program.
(3)The amounts shown are the full grant date fair value in accordance with Accounting Standards Codification 718-10, Compensation—Stock Compensation (ASC 718).
(4)Stock awards consist of RSUs and PRSUs and may be subject to deferred delivery arrangements. The amounts shown are the full grant date fair value in accordance with Accounting Standards Codification 718-10, Compensation—Stock Compensation (ASC 718). The PRSU values included in the table above are based on the target number of shares subject to the PRSU awards, which reflects the probable outcome of the performance conditions as of the grant date. If the highest level of performance metrics are achieved, the PRSU values based on the maximum number of shares issuable to each NEO for 2025 are as follows: Dr. Gano – $6,900,000, Mr. Abernethy – $3,000,000, Mr. Benevich – $2,820,000, Dr. Keswani – $4,068,750, Dr. Onyia – $3,600,000, and Dr. Roberts – $2,850,000.
(5)Includes all other compensation as described in the table below.
(6)Mr. Benevich was not a named executive officer during fiscal year 2023.
(7)Dr. Keswani joined the Company as our Chief Medical Officer on June 2, 2025. For 2025, the amount reported in the “Bonus” column for Dr. Keswani also includes a one-time cash inducement payment of $225,000, which was earned upon his completion of three months of employment with the Company, as described under "Agreements with Named Executive Officers Effective During Fiscal Year 2025" below.
(8)For 2023, the Company paid Dr. Onyia a one-time cash inducement payment of $175,000, which is included in the "Bonus" column. This amount was previously included in "All Other Compensation." Dr. Onyia's total compensation for 2023 is unchanged.
All Other Compensation Table for 2025

Name	Year	401(k) Employer Match	Insurance Premiums (1)	Relocation Expense	Other	Total Other
Kyle W. Gano, Ph.D.	2025	$21,000	$41,906	—	—	$62,906

Matthew C. Abernethy (2)	2025	$21,000	$37,445	—	$1,600	$60,045

Eric Benevich	2025	$21,000	$36,334	—	—	$57,334

Sanjay Keswani, M.D. (3)	2025	$16,770	$9,659	$112,385	$1,739	$140,553

Jude Onyia, Ph.D.	2025	$7,488	$37,825	—	—	$45,313

Eiry W. Roberts, M.D. (2)	2025	$21,000	$38,999	—	$1,600	$61,599

(1)The amounts in this column represent the costs for medical insurance for Company-wide plans, as well as disability insurance premiums.
(2)For 2025, the amount in the column "Other" for Mr. Abernethy and Dr. Roberts represents employer contributions to a health savings account.
(3)For 2025, the amount in the column "Relocation Expense" for Dr. Keswani includes $84,289 of one-time relocation expenses of and $28,096 of related tax reimbursement. For 2025, the amount in the column "Other" for Dr. Keswani includes employer contributions to a health savings account and the aggregate incremental cost associated with spousal attendance at a business-related function.

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Grants of Plan-Based Awards During 2025
The following table sets forth certain information regarding plan-based awards granted by the Company during 2025 to the NEOs below:

			Estimated Future Payouts Under Equity Incentive Plan Awards (1)				All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise Price of Option Awards ($/Sh)(2)	Grant Date Fair Value (3)
Name	Approval Date	Grant Date	Minimum (#)	Target (#)	Overperform (#)	Maximum (#)
Kyle W. Gano, Ph.D.	1/30/2025	2/12/2025					19,628			$2,300,009
	1/30/2025	2/12/2025 (1)	17,666	29,442	44,162	58,884				$3,450,014
	1/30/2025	2/12/2025						104,736	$117.18	$5,750,006
Matthew C. Abernethy.	1/30/2025	2/12/2025					8,534			$1,000,014
	1/30/2025	2/12/2025 (1)	7,680	12,800	19,202	25,602				$1,499,904
	1/30/2025	2/12/2025						45,538	$117.18	$2,500,036
Eric Benevich	1/30/2025	2/12/2025					8,022			$940,018
	1/30/2025	2/12/2025 (1)	7,220	12,032	18,050	24,066				$1,409,910
	1/30/2025	2/12/2025						42,805	$117.18	$2,349,995
Sanjay Keswani, M.D.	3/6/2025	6/2/2025					12,846			$1,600,098
	3/6/2025	6/2/2025 (1)	6,864	11,440	17,160	22,880				$1,424,966
	3/6/2025	6/2/2025						70,101	$124.56	$3,999,963
	3/6/2025	6/2/2025 (1)	6,262	7,828	—	9,785				$975,056
Jude Onyia, Ph.D.	1/30/2025	2/12/2025					10,241			$1,200,040
	1/30/2025	2/12/2025 (1)	9,216	15,360	23,042	30,722				$1,799,885
	1/30/2025	2/12/2025						54,645	$117.18	$3,000,011
Eiry W. Roberts, M.D.	1/30/2025	2/12/2025					8,108			$950,095
	1/30/2025	2/12/2025 (1)	7,296	12,160	18,242	24,322				$1,424,909
	1/30/2025	2/12/2025						43,261	$117.18	$2,375,029

(1)Represents the number of shares that may be earned under the PRSUs granted to NEOs in 2025 under the 2020 Plan and Amended 2025 Plan. The PRSUs will vest on the date, or dates, that the Compensation Committee determines achievement of two underlying performance metrics, each of which must occur before December 31, 2027. Such metrics relate to certain market share growth and business development objectives which we believe will drive stockholder value within the 36-month performance period commencing on January 1, 2025 and ending on December 31, 2027. In addition, Dr. Keswani received a new hire grant of PRSUs with a target value of approximately $975,000, which has the same performance metrics and vesting terms as the PRSUs awarded to our other executive officers in March 2024. The performance metrics for this new hire award PRSU relate to certain revenue diversification achievements and business development objectives during the performance period commencing on January 1, 2024 and ending on December 31, 2026. The actual number of units subject to the PRSUs will be determined based on the level of achievement of such metrics. The PRSUs granted in June 2025 to Dr. Keswani as a new-hire award, which have the same performance metrics and vesting terms as the PRSUs granted to the Company’s executive officers in March 2024, provide for minimum, target and maximum payout levels only; accordingly, the “overperform” level is not applicable to such PRSUs.
(2)Option awards granted have an exercise price equal to the closing market price of the Company’s common stock on the date of grant. All option awards are time-based awards, and, other than the new hire option award granted to Dr. Keswani, vest monthly, on a pro-rata basis, over four years and have an option term of ten years. The new hire option award granted to Dr. Keswani vest as to 25% on the first anniversary of the grant date and the remainder vest in equal monthly installments thereafter over three years. All RSUs vest annually, on a pro-rata basis, over a four-year period.
(3)Reflects the grant date per share Black-Scholes value of $54.90 and $57.06 for option awards granted on February 12, 2025 and June 2, 2025, respectively. The grant date per share value of $117.18 and $124.56 for RSUs granted on February 12, 2025 and June 2, 2025, respectively, and $117.18 and $124.56 for PRSUs which were granted on February 12, 2025 and June 2, 2025, all of which were calculated in accordance with ASC 718.

Agreements with Named Executive Officers Effective During Fiscal Year 2025

On February 7, 2025, we entered into amended and restated employment agreements (the “Amended Employment Agreements”) with each of our then-current executive officers, including Dr. Gano, Mr. Abernethy, Mr. Benevich, Dr. Onyia and Dr. Roberts. The Amended Employment Agreements superseded their prior employment agreements and were implemented in connection with, and to align the executives' employment arrangements with, the Executive Severance Plan described below. Subsequently, we further amended Dr. Roberts’ employment arrangement in connection with her transition to a strategic advisory role, as described under “Employment Agreement with Dr. Roberts” below.
Under the Amended Employment Agreements, each executive officer is employed on an at-will basis and is entitled to:
•serve in his or her respective executive role,
•receive an annual base salary at a rate determined from time to time by the Compensation Committee,

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•be eligible to participate in our annual cash incentive bonus program, with a target annual bonus opportunity expressed as a percentage of base salary (100% for our CEO and, for 2025, 60% for our other NEOs, as discussed under “2025 Annual Cash Incentives” above),
•be eligible to receive future equity awards under our equity incentive plans,
•participate in the employee benefit plans and programs generally made available to our senior executives, and
•receive severance and change in control benefits solely under, and subject to the terms and conditions of, the Executive Severance Plan, which supersedes any severance provisions in their prior employment agreements.
For 2025, the annual base salary rates under the Amended Employment Agreements were as follows: $920,000 for Dr. Gano, $725,913 for Mr. Abernethy, $668,690 for Mr. Benevich, $720,520 for Dr. Onyia and $731,400 for Dr. Roberts.
Each Amended Employment Agreement provides that compensation provided thereunder, under the Executive Severance Plan, or otherwise awarded or paid to the executive officer in connection with his or her employment with the Company will be subject to recoupment in accordance with the following, as applicable: (i) the Neurocrine Biosciences, Inc. Policy for Recoupment of Incentive Compensation, as may be amended from time to time (covering incentive compensation that is received by a covered officer prior to October 2, 2023); (ii) the Neurocrine Biosciences, Inc. Incentive Compensation Recoupment Policy, as may be amended from time to time (covering incentive compensation that is received by a covered officer on or after October 2, 2023); (iii) any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law; and (iv) any other clawback policy that we adopt.
Employment Agreement with Dr. Keswani
In connection with his commencement of employment as Chief Medical Officer in June 2025, we entered into an employment agreement with Dr. Keswani that sets forth the principal terms of his employment, compensation and benefits. Under his employment agreement, Dr. Keswani is employed on an at-will basis, is entitled to an annual base salary of $650,000 and is eligible to participate in our annual cash incentive bonus program, with a target bonus opportunity equal to 60% of his base salary for 2025, and to receive equity awards under our equity incentive plans. In connection with his appointment, Dr. Keswani received an initial stock option grant with a Black-Scholes grant-date value of approximately $4,000,000, a new hire RSU grant with a grant-date fair value of approximately $1,600,000 and new hire PRSU grants with an aggregate target value of approximately $2,400,000, in each case with vesting terms that are generally aligned with the long-term incentive awards granted to our other executive officers. His employment agreement also provides for a one-time cash inducement advance of $225,000, which was earned upon his successful completion of three months of employment with the Company. In addition, Dr. Keswani's employment agreement provides for relocation benefits of up to $220,000 to reimburse specified relocation-related expenses in connection with his move to the San Diego area, subject to repayment if his employment terminates as a result of a voluntary resignation or a termination with cause within eighteen months following his commencement date. His employment agreement further provides that any severance benefits will be provided under, and subject to the terms and conditions of, the Executive Severance Plan and that his compensation is subject to our incentive compensation recoupment and clawback policies.
Employment Agreement with Dr. Roberts
In connection with the previously announced transition of the Chief Medical Officer role, effective June 2, 2025, Dr. Sanjay Keswani succeeded Dr. Eiry W. Roberts as our Chief Medical Officer, and Dr. Roberts agreed to remain with the Company in a strategic advisory role. Effective June 2, 2025, we entered into an Amended and Restated Employment Agreement with Dr. Roberts pursuant to which she serves as Strategic Advisor through December 31, 2025, continues to receive an annual base salary of $731,400, remains eligible to receive an annual cash incentive bonus for 2025 with a target bonus opportunity equal to 60% of her base salary, and which provides that her outstanding equity awards will remain outstanding and continue to vest in accordance with their existing terms. The agreement also provides that, subject to her execution of a general release of claims in favor of the Company, Dr. Roberts will be eligible to receive severance benefits that are the same as those provided under the Executive Severance Plan. On November 21, 2025, we entered into an amendment to Dr. Roberts’ Amended and Restated Employment Agreement that extends the term of her employment as Strategic Advisor for an additional 12-month period, through December 31, 2026. Upon the expiration of the Amended and Restated Employment Agreement in accordance with its terms, Dr. Roberts will not be eligible to receive any of the severance benefits.

The foregoing descriptions of the Amended Employment Agreements, Dr. Keswani’s employment agreement, and Dr. Roberts' employment agreement are summaries only, do not purport to be complete, and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as exhibits to our applicable Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

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Executive Severance Plan
In February 2025, the Compensation Committee approved and adopted our Executive Severance Plan (the "Severance Plan"), pursuant to which executive officers are eligible to participate, including Dr. Gano, Mr. Abernethy, Mr. Benevich, Dr. Onyia, and, following his appointment as Chief Medical Officer in June 2025, Dr. Keswani (each, a "Covered Employee", and collectively, the "Covered Employees"). Pursuant to the Severance Plan, the Covered Employees are eligible to receive the severance benefits described below, contingent upon the respective Covered Employee’s execution of a general release of claims in favor of the Company as further described in the Severance Plan. The severance benefits provided pursuant to the Severance Plan supersede any severance benefits to which the Covered Employees were previously entitled, including pursuant to their respective employment agreements.
The Severance Plan provides that, upon (a) a termination of a Covered Employee’s employment without “cause” (as defined in the Severance Plan) and other than due to death or “disability” (as defined in the Severance Plan) or (b) the Covered Employee’s “resignation for good reason” (as defined in the Severance Plan), in each case outside of the time period beginning with the date on which a “change in control” (as defined in the Severance Plan) occurs and ending 12 months following the change in control, or the “change in control determination period,” the Covered Employee will be entitled to receive: (1) cash severance equal to the product of (x) the sum of (i) the Covered Employee’s annual base salary and (ii) the Covered Employee’s target annual incentive bonus for the year of termination, multiplied by (y) 1 (or 1.5 for Dr. Gano); (2) a cash payment equal to the Covered Employee’s pro rata annual incentive bonus for the year of termination based on actual achievement of the applicable performance goals for such year; (3) payment of premiums for continued coverage under the Company’s group health plans for up to 12 months (or 18 months for Dr. Gano); (4) accelerated vesting of the Covered Employee’s outstanding time-vesting equity awards to the extent such awards were scheduled to vest under their terms based on the Covered Employee’s continued service over the 12-month period (or 15-month period for Dr. Gano) following the date of termination; and (5) vesting of the Covered Employee’s outstanding performance-vesting equity awards to the extent the Compensation Committee determines, in its sole discretion, that the applicable performance goals for such awards have been met as of the date of termination.
In addition, the Severance Plan provides that, upon (a) a termination of a Covered Employee’s employment without “cause” and other than due to death or “disability” or (b) the Covered Employee’s “resignation for good reason, in each case within the change in control determination period, the Covered Employee will be entitled to receive, in lieu of the benefits described above: (1) a cash payment equal to the product of (x) the sum of (i) the Covered Employee’s annual base salary and (ii) the Covered Employee’s target annual incentive bonus for the year of termination, multiplied by (y) 1.5 (or 2 for Dr. Gano); (2) a cash payment equal to the Covered Employee’s pro rata target annual incentive bonus for the year of termination; (3) payment of premiums for continued coverage under the Company’s group health plans for up to 18 months (or 24 months for Dr. Gano); and (4) full vesting acceleration of the Covered Employee’s outstanding equity awards, with performance-vesting equity awards vesting at the greater of (x) the target level of performance or (y) the actual level of performance measured in accordance with the applicable performance goals as of the date of termination, as determined by the Compensation Committee in its sole discretion.
The Severance Plan further provides that, upon the termination of a Covered Employee’s employment due to his or her death or “disability” (as defined in the Severance Plan), the Covered Employee will be entitled to receive full vesting acceleration of the Covered Employee’s outstanding equity awards, with performance-vesting equity awards vesting at the greater of (x) the target level of performance or (y) the actual level of performance measured in accordance with the applicable performance goals as of the date of termination, as determined by the Compensation Committee in its sole discretion.
The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Plan, a copy of which is filed as an exhibit to our Annual Report on Form 10-K for the period ended December 31, 2025.

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Outstanding Equity Awards at Fiscal Year-End. The following table sets forth the outstanding equity awards held by the NEOs as of December 31, 2025:
Outstanding Equity Awards Table

	Option Awards							Stock Awards
Name	Award Grant and Commencement of Vesting Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#) (4)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Kyle W. Gano, Ph.D.	2/5/2016	36,400	—	—	$35.99	2/5/2026	(2)	—		—	—		—
	2/6/2017	60,000	—	—	$43.24	2/6/2027	(2)	—		—	—		—
	2/5/2018	30,400	—	—	$81.49	2/5/2028	(2)	—		—	—		—
	2/7/2019	66,673	—	—	$81.05	2/7/2029	(2)	—		—	—		—
	2/6/2020	76,683	—	—	$102.90	2/6/2030	(2)	—		—	—		—
	2/8/2021	49,049	—	—	$117.63	2/8/2031	(2)	—		—	—		—
	1/31/2022	78,059	1,661	—	$79.02	1/31/2032	(2)	2,927		415,136	—		—
	2/13/2023	45,184	18,605	—	$103.52	2/13/2033	(2)	5,132		727,872	—		—
	5/19/2023	—	—	—	—			9,968	(6)	1,413,761	—		—
	2/13/2024	20,652	24,406	—	$133.84	2/13/2034	(2)	6,725		953,807	—		—
	3/18/2024	—	—	—	—			—		—	12,550	(7)	1,779,967
	11/1/2024	3,614	9,730	—	$122.21	11/1/2034	(2)	1,842		261,251	3,683	(7)	522,360
	2/12/2025	21,820	82,916		$117.18	2/12/2035	(2)	19,628		2,783,839	29,442	(8)	4,175,759

Matthew C. Abernethy	2/7/2019	83,341	—	—	$81.05	2/7/2029	(2)	—		—	—		—
	2/6/2020	61,347	—	—	$102.90	2/6/2030	(2)	—		—	—		—
	2/8/2021	49,049	—	—	$117.63	2/8/2031	(2)	—		—	—		—
	1/31/2022	64,979	1,383	—	$79.02	1/31/2032	(2)	2,437		345,640	—		—
	2/13/2023	45,184	18,605	—	$103.52	2/13/2033	(2)	5,132		727,872	—		—
	5/19/2023	—	—	—	—			9,968	(6)	1,413,761	—		—
	2/13/2024	20,652	24,406		$133.84	2/13/2034	(2)	6,725		953,807	—
	3/18/2024	—	—	—	—			—		—	10,040	(7)	1,423,973
	2/12/2025	9,487	36,051		$117.18	2/12/2035	(2)	8,534		1,210,377	12,801	(8)	1,815,566

Eric Benevich	2/6/2017	3,194	—	—	$43.24	2/6/2027	(2)	—		—	—		—
	2/5/2018	27,519	—	—	$81.49	2/5/2028	(2)	—		—	—		—
	2/7/2019	1,233	—	—	$81.05	2/7/2029	(2)	—		—	—		—
	2/6/2020	61,347	—	—	$102.90	2/6/2030	(2)	—		—	—		—
	2/8/2021	49,049	—	—	$117.63	2/8/2031	(2)	—		—	—		—
	1/31/2022	33,845	1,302	—	$79.02	1/31/2032	(2)	2,294		325,358	—		—
	2/13/2023	36,679	15,103	—	$103.52	2/13/2033	(2)	4,166		590,864	—		—
	5/19/2023	—	—	—	—			16,613	(6)	2,356,222	—		—
	2/13/2024	18,070	21,356	—	$133.84	2/13/2034	(2)	5,885		834,670	—
	3/18/2024		—	—	—			—		—	12,550	(7)	1,779,967
	2/12/2025	8,918	33,887		$117.18	2/12/2035	(2)	8,022		1,137,760	12,033	(8)	1,706,641

Sanjay Keswani, M.D.	6/2/2025	—	70,101		$124.56	6/2/2035	(1)	12,846		1,821,948	7,828	(7)	1,110,245
	6/2/2025	—	—	—	—			—		—	11,441	(8)	1,622,677

Jude Onyia, Ph.D.	11/29/2021	39,988	—	—	$84.74	11/29/2031	(1)	—		—	—		—
	1/31/2022	6,329	135	—	$79.02	1/31/2032	(2)	238		33,756	—		—
	2/13/2023	47,842	19,699	—	$103.52	2/13/2033	(2)	5,434		770,704	—		—
	5/19/2023	—	—	—	—			19,935	(6)	2,827,381	—		—
	2/13/2024	24,782	29,287	—	$133.84	2/13/2034	(2)	8,070		1,144,568	—		—
	3/18/2024			—	—						7,172	(7)	1,017,205
	2/12/2025	11,384	43,261	—	$117.18	2/12/2035	(2)	10,241		$1,452,481	15,361	(8)	2,178,651

Eiry W. Roberts, M.D	2/7/2019	19,720	—	—	$81.05	2/7/2029	(2)	—		—	—		—
	2/6/2020	34,927	—	—	$102.90	2/6/2030	(2)	—		—	—		—
	2/8/2021	49,049	—	—	$117.63	2/8/2031	(2)	—		—	—		—
	1/31/2022	59,699	1,571	—	$79.02	1/31/2032	(2)	2,769		392,727	—		—
	2/13/2023	37,210	15,322	—	$103.52	2/13/2033	(2)	4,227		599,515	—		—
	5/19/2023	—	—	—	—			16,613	(6)	2,356,222	—		—
	2/13/2024	10,326	12,203	—	$133.84	2/13/2034	(2)	3,363		476,974	—		—
	3/18/2024	—	—	—	—			—		—	7,172	(7)	1,017,205
	12/17/2024	12,728	15,042	—	$136.69	12/17/2034	(3)	4,115		583,630	—		—
	2/12/2025	9,013	34,248		$117.18	2/12/2035	(2)	8,108		1,149,958	12,161	(8)	1,724,795

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(1)Vests monthly over four years, subject to an initial one-year “cliff.”
(2)Vests monthly over four years.
(3)25% of the shares underlying the option vested on February 13, 2025 and an additional 1/48th of the shares underlying the option shall vest each month thereafter beginning on March 13, 2025, such that the option shall fully vest on February 13, 2028.
(4)Vests annually over four years; provided, however, that the RSU granted to Dr. Roberts on December 17, 2024 vested 25% on February 13, 2025, with an additional 25% vesting on each February 13 thereafter, resulting in full vesting on February 13, 2028.
(5)Amount is calculated using the value of $141.83 per share, which was the closing price of the Company’s common stock on December 31, 2025, the last trading day of fiscal year 2025.
(6)Consists of PRSUs. Represents the actual number of shares earned under the PRSUs granted to NEOs in 2023 under the Company’s 2020 Plan. These PRSUs were subject to performance conditions over the 36-month performance period commencing on January 1, 2023 and ending on December 31, 2025, and were eligible to vest based on achievement of two underlying performance metrics relating to regulatory milestones and the advancement of certain clinical programs. Effective February 13, 2026, the Compensation Committee certified performance for these PRSUs as to 125% of target. For more information on these PRSUs, please refer to the section titled "Compensation Discussion and Analysis-2025 Named Executive Officer Compensation Decisions—2023 PRSUs: Performance and Payout."
(7)Consists of PRSUs. Represents the target number of shares that may be earned under the PRSUs granted to NEOs in 2024 under the Company’s 2020 Plan, except that the PRSUs granted to Dr. Keswani were granted in June 2025 under the 2025 Plan in connection with his appointment as Chief Medical Officer. The PRSUs will vest on the date, or dates, that the Compensation Committee determines achievement of two underlying performance metrics, each of which must occur by December 31, 2026. Such metrics relate to revenue diversification achievements and business development objectives which we believe will drive stockholder value within the 36-month performance period commencing on January 1, 2024 and ending on December 31, 2026. The actual number of units subject to the PRSUs will be determined based on the level of achievement of such metrics, with minimum, target and maximum levels specified.
(8)Consists of PRSUs. Represents the target number of shares that may be earned under the PRSUs granted to NEOs in 2025 under the Company’s 2020 Plan and 2025 Plan. The PRSUs will vest on the date, or dates, that the Compensation Committee determines achievement of two underlying performance metrics, each of which must occur by December 31, 2027. Such metrics relate to market share growth and business development objectives which we believe will drive stockholder value within the 36-month performance period commencing on January 1, 2025 and ending on December 31, 2027. The actual number of units subject to the PRSUs will be determined based on the level of achievement of such metrics, with minimum, target, overperform, and maximum levels specified.
Option Exercises and Stock Vested During the Year. The following table sets forth the options exercised and stock awards that vested during 2025 along with their respective values at December 31, 2025, for the NEOs:
Option Exercises and Stock Vested Table

	Option Awards (1)		Stock Awards (2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (3)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (4)
Kyle W. Gano, Ph.D.	65,000	$7,053,200	10,207	$1,314,170
Matthew C. Abernethy	—	—	9,103	$1,152,605
Eric Benevich.	12,830	$1,487,947	8,198	$1,041,875
Sanjay Keswani, M.D.	—	—	—	—
Jude Onyia, Ph.D.	80,181	3,658,888	10,071	$1,341,509
Eiry W. Roberts, M.D.	37,500	$2,366,273	9,234	$1,179,553

(1)    Information relates to stock option exercises during 2025.
(2)    Information relates to RSUs that vested during 2025.
(3)    Calculated by multiplying the number of shares acquired upon exercise of stock options by the difference between the exercise price and the market price of the Company’s common stock at the time of exercise.
(4)    Calculated by multiplying the number of shares acquired upon vesting of RSUs by the average price of shares sold for purposes of satisfying federal and state income tax liabilities.

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Potential Payments Upon Termination or Change-in-Control. As described under “Executive Severance Plan” and “Agreements with Named Executive Officers Effective During Fiscal Year 2025" above, the severance and change in control benefits for our NEOs are provided under the Severance Plan and, in the case of Dr. Roberts, her amended employment arrangement as Strategic Advisor. The tables below set forth the potential severance benefits payable to the NEOs in the event of a termination prior to or following a change in control, assuming such event occurred on December 31, 2025.
Potential Payment Upon Termination Table*

Name	Salary (1)	Bonus (2)	Accrued Compensation (3)	Stock Awards (4)	Medical (5)	Total
Kyle W. Gano, Ph.D.	$2,760,000	$920,000	$132,693	$5,076,029	$62,874	$8,951,596
Matthew C. Abernethy	$1,161,461	$435,548	$104,700	$2,398,375	$37,452	$4,137,536
Eric Benevich.	$1,069,904	$401,214	$96,447	$2,103,526	$36,336	$3,707,427
Sanjay Keswani, M.D.	$1,040,000	$390,000	$29,181	$909,552	$19,320	$2,388,053
Jude Onyia, Ph.D.	$1,152,832	$432,312	$86,600	$2,263,828	$37,836	$3,973,408
Eiry W. Roberts, M.D.	$1,170,240	$438,840	$83,473	$2,282,557	$39,000	$4,014,110

*    Reflects a termination without "cause" or "resignation for good reason", prior to a change in control.
(1)Based on salary as of December 31, 2025, to be paid in accordance with the Company's standard payroll practices over the applicable period described under "Executive Severance Plan" above.
(2)Based on bonus targets established by the Board of Directors for 2025, to be paid in a lump sum cash payment.
(3)Accrued compensation is comprised of vacation pay earned and unpaid as of December 31, 2025.
(4)The amounts in this column represent the intrinsic value of ‘in-the money’ unvested options and RSUs (but excluding unvested PRSUs) as of December 31, 2025 that would vest in accordance with Severance Plan (or in the case of Dr. Roberts, her employment agreement). Values were derived using the closing price of the Company’s common stock on December 31, 2025 of $141.83.
(5)Medical is comprised primarily of health insurance premiums for the period specified in each executive officer’s employment contract.
Potential Payment Upon Change-in-Control Table*

Name	Salary (1)	Bonus (2)	Accrued Compensation (3)	Stock Awards (4)	Medical (5)	Total (6)
Kyle W. Gano, Ph.D.	$3,680,000	$920,000	$132,693	$15,997,813	$83,832	$20,814,338
Matthew C. Abernethy	$1,742,191	$435,548	$104,700	$9,491,472	$56,178	$11,830,089
Eric Benevich	$1,604,856	$401,214	$96,447	$9,926,503	$54,504	$12,083,524
Sanjay Keswani, M.D.	$1,560,000	$390,000	$29,181	$5,765,515	$28,980	$7,773,676
Jude Onyia, Ph.D.	$1,729,248	$432,312	$86,600	$10,922,804	$56,754	$13,227,718
Eiry W. Roberts, M.D.	$1,755,360	$438,840	$83,473	$9,534,417	$58,500	$11,870,590

*    Reflects benefits to be provided upon a termination without "cause" or "resignation for good reason", within a specified time following a change-in-control.
(1)Based on salary as of December 31, 2025, to be paid in a lump sum cash payment.
(2)Based on bonus targets established by the Board of Directors for 2025, to be paid in a lump sum cash payment.
(3)Accrued compensation is comprised of vacation pay earned and unpaid as of December 31, 2025.
(4)The amounts in this column represent the intrinsic value of ‘in-the money’ unvested options, PRSUs, and RSUs as of December 31, 2025 that would vest in accordance with the Severance Plan (or in the case of Dr. Roberts, her employment agreement). Values were derived using the closing price of the Company’s common stock on December 31, 2025 of $141.83. See the discussion under "Executive Severance Plan" above for a description of the applicable vesting provisions. Unvested PRSUs are presented assuming they are paid out at target.
(5)Medical is comprised primarily of health insurance premiums for the period specified in each executive officer’s employment contract.
(6)The totals shown here do not take into account the application of any “best-after-tax” provision that may apply if an executive officer’s payments would otherwise be subject to the excise tax provisions of Section 280G of the Internal Revenue Code.
Potential Payment Upon Termination Due to Death or Disability Table*

Name	Accrued Compensation (1)	Stock Awards (2)	Total
Kyle W. Gano, Ph.D.	$132,693	$15,997,813	$16,130,506
Matthew C. Abernethy	$104,700	$9,491,472	$9,596,172
Eric Benevich	$96,447	$9,926,503	$10,022,950
Sanjay Keswani, M.D.	$29,181	$5,765,515	$5,794,696
Jude Onyia, Ph.D.	$86,600	$10,922,804	$11,009,404
Eiry W. Roberts, M.D.	$83,473	$9,534,417	$9,617,890

*    Reflects a termination due to death or disability.
(1)Accrued compensation is comprised of vacation pay earned and unpaid as of December 31, 2025.
(2)The amounts in this column represent the intrinsic value of ‘in-the money’ unvested options, PRSUs, RSUs as of December 31, 2025 that would vest in accordance with the Severance Plan (or in the case of Dr. Roberts, her employment agreement). Values were derived using the closing price of the Company’s common stock on December 31, 2025 of $141.83. Unvested PRSUs are presented assuming they are paid out at target.

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CEO PAY RATIO

Under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee, as well as the ratio of the annual total compensation of our median employee as compared to the annual total compensation of our CEO, Dr. Gano, who was CEO at the time we identified our median employee (the “CEO Pay Ratio”). To identify our median employee, we used the following methodology:
•To determine our total population of employees, we included all full-time and part-time employees as of December 31, 2025.
•To identify our median employee from our employee population, we calculated the aggregate amount of each employee’s 2025 base salary (using a reasonable estimate of the hours worked and overtime actually paid during 2025 for hourly employees and actual salary paid for our remaining employees) and bonuses attributable to 2025 performance and the grant date fair value of equity awards granted in fiscal 2025 using the same methodology we use for estimating the value of the equity awards granted to our NEOs and reported in our Summary Compensation Table.
•In making this determination, we annualized the base salary and target bonus compensation of employees who were employed by us for less than the entire fiscal year.

After identifying our median employee, we then calculated compensation for such median employee using the same methodology used to calculate compensation for our NEOs as reported in the 2025 Summary Compensation Table. For 2025, the median of the annual total compensation of our employees (other than our CEO) was $273,341 and the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $13,448,935. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was approximately 49 to 1.
The CEO Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures. Neither the Compensation Committee nor our management used our CEO Pay Ratio measure in making compensation decisions.
In addition to the information above, in order to reflect our employee compensation practices, we have also calculated the annual base salary of our median employee while taking only annual base salary into account, as well as the ratio of the base salary of our CEO as compared to the annual base salary of such median employee. In calculating the annual base salary of our median employee, we used the applicable methodology listed above. For fiscal 2025, the median of the annual base salary of our employees (other than Dr. Gano ) was $179,336, and the annual base salary of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $920,000. Based on this information, the ratio of the annual base salary of our CEO to the median of the annual base salary of all employees (other than the CEO) was approximately 5 to 1. Neither the Compensation Committee nor our management used this ratio to make compensation decisions.

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ITEM 402(v) PAY VERSUS PERFORMANCE
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and NEO pay and the Compensation Committee does not utilize CAP (as defined below) as the basis for making compensation decisions. For additional information about our pay-for-performance philosophy and how we align executive compensation with Company performance, refer to the "Compensation Discussion and Analysis."
Required Tabular Disclosure of Pay Versus Performance
The following table reports the compensation of our current and former Principal Executive Officer ("PEO") or CEO and the average compensation of the other non-PEO named executive officers ("Non-PEO NEOs") as reported in the Summary Compensation Table ("SCT") for the past five fiscal years, as well as Compensation Actually Paid ("CAP") as calculated under new SEC Pay-Versus-Performance ("PVP") disclosure requirements and certain performance measures required by the rules. The disclosure covers the five most-recent fiscal years.

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for Former PEO ($)(1)	Compensation Actually Paid to Former PEO ($)(2)	Summary Compensation Table Total for Current PEO ($)(3)	Compensation Actually Paid to Current PEO ($)(4)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(5)	Average Compensation Actually Paid to Non-PEO NEOs ($)(6)	Total Shareholder Return ($)(7)	Peer Group Total Shareholder Return ($)(7)	GAAP Net Income (millions) ($)(8)	Net Product Sales (millions) ($)(9)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2025	—	—	$13,448,935	$10,945,413	$6,938,493	$6,021,068	$147.97	$124.75	$478.6	$2,833.9
2024	$16,018,637	$16,741,241	$8,535,422	$7,083,275	$6,675,384	$6,488,850	$142.41	$93.49	$341.3	$2,330.6
2023	$15,750,812	$12,335,515	—	—	$6,286,290	$5,262,182	$137.46	$94.03	$249.7	$1,860.6
2022	$11,902,527	$21,886,517	—	—	$5,200,614	$11,398,982	$124.61	$89.90	$154.5	$1,440.9
2021	$14,081,412	$4,496,176	—	—	$6,429,791	$3,012,565	$88.86	$100.02	$89.6	$1,090.1

(1)The dollar amounts reported in column (b) are the amounts of total compensation reported for Kevin C. Gorman, Ph.D. (Former PEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Dr. Gorman retired as the Company's CEO effective October 11, 2024.
(2)The dollar amounts reported in column (c) represent the amount of CAP for Dr. Gorman, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Gorman during the applicable year.
(3)The dollar amounts reported in column (d) are the amounts of total compensation reported for Kyle W. Gano, Ph.D. (Current PEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Dr. Gano, formerly Neurocrine Biosciences' Chief Business Development and Strategy Officer, succeeded Dr. Gorman as the Company’s CEO, effective October 11, 2024.
(4)The dollar amounts reported in column (e) represent the amount of CAP for Dr. Gano, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Gano during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Dr. Gano’s total reported compensation for 2025 to determine the CAP:

2025
Total Compensation for Covered Fiscal Year ("FY") from Summary Compensation Table	$13,448,935
Deduct: Amounts Reported in "Stock Awards" & "Option Awards" Columns	11,500,029
Add: Year End Fair Value of Equity Awards Granted During the Covered FY that Remain Outstanding and Unvested as of Last Day of the Covered FY	7,663,313
Add: Change in Fair Value from the end of the Prior FY to the end of the Covered FY	(134,224)
Add: Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior FY that Vested in the Covered FY	231,204
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered FY	1,236,214
Deduct: Fair Value at the End of the Prior FY of Equity Awards that Failed to Meet Vesting Conditions in the Covered FY	—
Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—
Compensation Actually Paid (as defined by SEC rule)	$10,945,413
(5)The dollar amounts reported in column (f) represent the average of the amounts reported for the Company’s Non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Matthew C. Abernethy, Eric Benevich, Sanjay Keswani, M.D., Jude Onyia, Ph.D., and Eiry W. Roberts, M.D.; (ii) for 2024, Matthew C. Abernethy, Eric Benevich, Jude Onyia, Ph.D., and Eiry W. Roberts, M.D.; (iii) for 2023, Matthew C. Abernethy, Kyle W. Gano, Ph.D., Darin M. Lippoldt, and Eiry W. Roberts, M.D.; (iv) for 2022, Matthew C. Abernethy, Eric Benevich, Jude Onyia, Ph.D., and Eiry W. Roberts, M.D.; and (v) for 2021, Matthew C. Abernethy, Eric Benevich, Kyle W. Gano, Ph.D., and Eiry W. Roberts, M.D.

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(6)The dollar amounts reported in column (g) represent the average amount of CAP to the Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the PEO(s)) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total reported compensation for the Non-PEO NEOs for each year to determine the CAP, using the same methodology described above in Note 4:

2025
Total Compensation for Covered FY from Summary Compensation Table	$6,938,493
Deduct: Amounts Reported in "Stock Awards" & "Option Awards" Columns	5,689,986
Add: Year End Fair Value of Equity Awards Granted During the Covered FY that Remain Outstanding and Unvested as of Last Day of the Covered FY	3,941,719
Add: Change in Fair Value from the end of the Prior FY to the end of the Covered FY	(81,622)
Add: Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior FY that Vested in the Covered FY	472,800
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered FY	439,664
Deduct: Fair Value at the End of the Prior FY of Equity Awards that Failed to Meet Vesting Conditions in the Covered FY	—
Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—
Compensation Actually Paid (as defined by SEC rule)	$6,021,068
(7)The dollar amounts reflect the cumulative Total Shareholder Return (TSR) of our common stock (column (h)) and the Peer Group (column (i)) for the measurement periods beginning on December 31, 2020 and ending on December 31 of each year presented in the table, calculated in accordance with Item 201(e) of Regulation S-K. “Peer Group” represents the NASDAQ Biotechnology Index, which the Company has identified as its peer group for purposes of Item 402(v) and which is used by the Company for purposes of compliance with Item 201(e) of Regulation S-K.
(8)The dollar amounts reported in column (j) represent net income reflected in the Company’s audited financial statements for the applicable fiscal year.
(9)As required by Item 402(v) of Regulation S-K, we have determined that Net Product Sales is the Company-Selected Measure. For purposes of the Pay Versus Performance table, the dollar amounts reported for Net Product Sales correspond to the net product sales reflected in our audited financial statements for the applicable fiscal year. For 2021–2024, these amounts consist almost entirely of INGREZZA net product sales, and for 2025 they consist primarily of net product sales of INGREZZA and CRENESSITY, which together represent substantially all of the Company’s total net product sales.
The assumptions used in calculating the fair value of the equity awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, except that the fair value calculations of (i) the unvested options used an estimated term between 1.11 years and 9.3 years in fiscal 2025, as compared to an estimated term of 6.0 to 6.5 years used to calculate the grant date fair value of such awards, and (ii) the PRSUs assumed payout multipliers at current expectations, which range from 0% to 150% across different grant years and metrics, in each case as compared to the grant date fair value calculations which assumed a payout at target.
Required Tabular Disclosure of Most Important Performance Measures
The most important financial performance measures used by the company to link CAP to the company’s NEOs for the most recently completed fiscal year to the company’s performance are set forth below. For further information regarding these performance metrics and their function in our executive compensation program, please see “Compensation Discussion and Analysis”.
•Net Product Sales
•Non-GAAP Net Income
•Pipeline Progression
•Regulatory Advancement
Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures
As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between Company total shareholder return and that of the Peer Group. As noted above, CAP for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable fiscal years.

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Compensation Actually Paid versus TSR Performance
CAP ($000)
TSR Value
20,000
15,000
10,000
5,000
—
160
120
80
40
—
$100
$89
$125
$90
$137
$94
$142
$93
$148
$125
$4,496
$3,013
$21,887
$11,399
$12,336
$5,262
$7,083
$16,741
$6,489
$10,945
$—
$6,021
2021
2022
2023
2024
2025
Current PEO Compensation Actually Paid
Former PEO Compensation Actually Paid
Average Non-PEO NEOs Compensation Actually Paid
Total Shareholder Return
Peer Group Total Shareholder Return

Compensation Actually Paid versus Net Income

CAP ($000)
25,000
20,000
15,000
10,000
5,000
—
Net Income ($000)
500,000
400,000
300,000
200,000
100,000
—
2021
2022
2023
2024
2025
$89,600
$154,500
$249,700
$341,300
$4,496
$3,013
$21,887
$11,399
$12,336
$5,262
$7,083
$16,741
$6,489
$10,945
$—
$6,021
Current PEO Compensation Actually Paid
Former PEO Compensation Actually Paid
Average Non-PEO NEOs Compensation Actually Paid
Net Income

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Compensation Actually Paid versus Net Product Sales
25,000
20,000
15,000
10,000
5,000
—
CAP ($000)
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
Net Product Sales ($000)
$1,090,100
$1,440,900
$1,860,600
$2,330,600
$2,833,900
$4,496
$3,013
$21,887
$11,399
$12,336
$5,262
$7,083
$16,741
$6,489
$10,945
$—
$6,021
2021
2022
2023
2024
2025
Current PEO Compensation Actually Paid
Former PEO Compensation Actually Paid
Average Non-PEO NEOs Compensation Actually Paid
Net Product Sales

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
As described above under "Equity Grant Practices," the Compensation Committee maintains practices and policies regarding the timing of equity awards, including stock options, and that discussion is incorporated herein by reference. The Company does not grant equity awards in anticipation of the release of MNPI and we do not time the release of MNPI based on equity award grant dates or for the purposes of affecting the value of executive compensation.

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DIRECTORS COMPENSATION SUMMARY
Non-Employee Director Compensation Philosophy
Our non-employee director compensation philosophy is based on the following guiding principles:
•    Aligning the long-term interests of stockholders and directors; and
•    Compensating directors appropriately and adequately for their time, effort and experience.
The elements of director compensation consist of annual cash retainers and equity awards, as well as customary and usual expense reimbursement in attending Board or committee meetings. In an effort to align the long-term interests of our stockholders and non-employee directors, the mix of cash and equity compensation has historically been, and is currently, weighted more heavily to equity.
The Board and the Company’s stockholders have approved certain annual limits on compensation to be paid to the Company’s non-employee directors. Our 2025 Plan provides that the aggregate value of all compensation granted or paid by us to any individual for service as a non-employee director with respect to any period commencing on the date of the annual stockholders meeting for a particular year and ending on the date of the annual stockholders meeting for the next subsequent year (such period, the “annual period”), including awards granted under our 2025 Plan and cash fees paid to such non-employee director, will not exceed $750,000 in total value. In addition, the aggregate value of any equity award(s) granted by us to any individual for service as a non-employee director upon or in connection with his or her initial election or appointment to the Board of Directors will not exceed $1,500,000 in total value (such that the aggregate compensation granted or paid by us to any individual for service as a non-employee director with respect to an annual period in which such individual is first appointed or elected to the Board of Directors will not exceed $2,250,000 in total value). For purposes of these limitations, the value of any equity awards is calculated based on the grant date fair value of such awards for financial reporting purposes.
Our Compensation Committee regularly assesses, on at least an annual basis, our non-employee director compensation program in consultation with its independent compensation consultant, who provides analysis and input on recent developments, prevailing market practices, and recommends any changes to the program to our Board, who ultimately approves non-employee director compensation.
The fiscal 2025 compensation for the Company’s non-employee directors was recommended by the Compensation Committee to the Board following the review of a report from FW Cook, its independent compensation consultant, which contained an analysis of prevailing market practices regarding levels and types of non-employee director compensation, including the non-employee director compensation practices of our peer group, which is described in the “Compensation Discussion and Analysis” section of this Proxy Statement, and a comparative assessment of our non-employee director compensation to such peers and market practices.
In formulating its recommendations to the Board for fiscal 2025, the Compensation Committee did not engage in benchmarking or targeting compensation to a specific level of the peer group data provided by FW Cook, but rather used the peer data as a reference point in making non-employee director compensation recommendations. For 2025, the Compensation Committee determined that each non-employee director may elect to receive the full value of his or her annual award in the form of (i) restricted stock units, (ii) nonstatutory stock options, or (iii) 50% restricted stock units and 50% nonstatutory stock options. It is the Compensation Committee’s view that offering both stock options and restricted stock units provides a total compensation package that enables us to retain and attract highly skilled and qualified non-employee directors. Ultimately, the Board set fiscal 2025 non-employee director compensation in the forms and amounts it determined to be appropriate using its professional experience and judgment, after careful review of the FW Cook analysis and the Compensation Committee’s recommendations. Our director compensation for fiscal 2025 is described below.
Non-Employee Director Compensation for 2025
For fiscal 2025, directors who are not employees of the Company earned a $60,000 annual cash retainer. The Company provided the Chair of the Board, William H. Rastetter, an additional $40,000, making his total annual cash retainer $100,000. In addition to the cash compensation set forth above, the Chair of the Audit Committee earned an additional $25,000 annual cash retainer, the Chair of the Compensation Committee earned an additional $20,000 annual cash retainer, the Chair of the Nominating / Corporate Governance Committee earned an additional $18,000 annual cash retainer, and the Chair of the Science and Medical Technology Committee earned an additional $20,000 annual cash retainer. Each other director who was a member of the Audit Committee, the Compensation Committee, the Nominating / Corporate Governance Committee, or the Science and Medical Technology Committee earned an additional annual cash retainer of $12,000, $12,000, $9,000, and $10,000, respectively, for each Committee on which she or he served. Non-employee directors are also reimbursed for expenses incurred in connection with performing their duties as directors of the Company.

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For fiscal 2025, the Board maintained the existing director annual equity award levels and on the date of the 2025 Annual Meeting of Stockholders, each continuing non-employee director received an annual equity award with an approximate grant date value of $400,000. Each non-employee director had the ability to elect to receive the full value of his or her annual award in the form of (i) restricted stock units, (ii) nonstatutory stock options, or (iii) 50% restricted stock units and 50% nonstatutory stock options. The restricted stock units granted to non-employee directors vest in full on the one-year anniversary of the date of grant. The options granted to non-employee directors have exercise prices equal to the closing price of the Company’s common stock on the date of the grant, are subject to a ten-year term, and vest in full on the one-year anniversary of the date of grant. Additionally, newly-appointed members of our Board of Directors received an initial equity award with an approximate grant value of $800,000 on their date of appointment. This initial equity award is comprised 100% of nonstatutory stock options, vests monthly over three years, and has a ten-year term.
The following table sets forth the compensation earned for the fiscal year ended December 31, 2025, by the directors of the Company named below:
Director Compensation Table

Name (1)	Fees Earned or Paid in Cash (2)	Option Awards (3)	Stock Awards (4)	Total
William H. Rastetter, Ph.D. (5)	$105,000	—	$400,018	$505,018
Kevin Gorman, Ph.D. (6)	$70,000	$400,037	—	$470,037
Gary A. Lyons (7)	$70,000	$200,019	$200,009	$470,028
Johanna Mercier (8)	$69,000	—	$400,018	$469,018
George J. Morrow (9)	$81,000	—	$400,018	$481,018
Leslie V. Norwalk (10)	$78,000	$200,019	$200,009	$478,028
Christine A. Poon (11)	$83,750	—	400,018	$483,768
Richard F. Pops (12)	$87,750	—	$400,018	$487,768
Shalini Sharp (13)	$100,250	$200,019	$200,009	$500,278
Stephen A. Sherwin, M.D. (14)	$93,250	—	$400,018	$493,268

(1)During 2025, Dr. Gano was an employee of the Company, and as such, did not receive any compensation for service on the Board of Directors. Compensation information for Dr. Gano is included within the Summary Compensation Table above.
(2)Amounts in this column reflect compensation earned in 2025.
(3)The amounts shown represent the full grant date fair value of option awards granted in 2025 as determined pursuant to ASC 718. The assumptions used to calculate the value of such awards are set forth under Note 9 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
(4)The amounts shown represent the full grant date fair value of RSU awards granted in 2025 as determined pursuant to ASC 718.
(5)As of December 31, 2025, Dr. Rastetter had outstanding options to purchase 79,154 shares of common stock and 3,318 outstanding RSUs.
(6)As of December 31, 2025, Dr. Gorman had outstanding options to purchase 1,095,153 shares of common stock, 32,708 outstanding RSUs and 79,665 PRSUs (at target).
(7)As of December 31, 2025, Mr. Lyons had outstanding options to purchase 72,652 shares of common stock and 1,659 outstanding RSUs.
(8)As of December 31, 2025, Ms. Mercier had outstanding options to purchase 43,009 shares of common stock and 3,318 outstanding RSUs.
(9)As of December 31, 2025, Mr. Morrow had outstanding options to purchase 62,075 shares of common stock and 3,318 outstanding RSUs.
(10)As of December 31, 2025, Ms. Norwalk had outstanding options to purchase 32,152 shares of common stock and 1,659 outstanding RSUs.
(11)As of December 31, 2025, Ms. Poon had outstanding options to purchase 19,357 shares of common stock and 3,318 outstanding RSUs.
(12)As of December 31, 2025, Mr. Pops had outstanding options to purchase 77,075 shares of common stock and 3,318 outstanding RSUs.
(13)As of December 31, 2025, Ms. Sharp had outstanding options to purchase 44,134 shares of common stock and 1,659 outstanding RSUs.
(14)As of December 31, 2025, Dr. Sherwin had outstanding options to purchase 62,075 shares of common stock and 3,318 outstanding RSUs.
Non-Employee Director Compensation for 2026

Effective January 1, 2026, upon the recommendation of the Compensation Committee and based on a review of our peer group companies and analysis performed by FW Cook, the Board approved modest increases to certain cash retainers for our non-employee directors to better align with median market practices. Specifically, the annual cash retainer for members of the Audit Committee was increased by $1,000 to $13,000, the annual cash retainer for members of the Nominating/Corporate Governance Committee was increased by $1,000 to $10,000, the annual cash retainer for the Chair of the Compensation Committee was increased by $2,000 to $22,000, and the annual cash retainer for the Chair of the Nominating/Corporate Governance Committee was increased by $2,000 to $20,000. The Board maintained all equity compensation and all other annual cash retainers for non-employee directors at the 2025 levels.

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Non-Employee Director Equity Ownership Guidelines
The Board of Directors has adopted equity ownership guidelines for our non-employee directors, which are designed to further align the interests of the non-employee directors with those of our stockholders by ensuring that our non-employee directors have a significant financial stake in the Company’s long-term success. The equity ownership guidelines establish a minimum equity ownership equal to three times the cash retainer paid to the non-employee director, with such values determined based on the value of our common stock owned by such persons as of certain measurement dates. All shares directly or beneficially owned by the non-employee director, including the net exercisable value of outstanding vested stock options (where the market price of our common stock exceeds the strike price of such option) are included in determining the value of equity owned under our equity ownership guidelines. New non-employee directors are granted a five-year period to reach the equity ownership requirements set forth in the guidelines and are expected to make annual progress toward the equity ownership requirements during this five-year period. When a non-employee director does not meet the equity ownership requirements set forth in the guidelines, he/she is restricted from selling any held shares until such requirements are met. Additionally, should a non-employee director who does not meet the equity ownership requirements choose to exercise a stock option or vest in any RSUs, he or she is required to retain all shares acquired through those transactions, aside from any shares necessary to fulfill such transaction related tax obligations, until full compliance with the equity ownership guidelines is attained.
Annual compliance with the equity ownership guidelines is assessed each year. As of March 31, 2026, each of our non-employee directors was in compliance with the equity ownership guidelines.
Additional Information
Executive officers of the Company serve at the discretion of the Board of Directors. There are no family relationships among any of the directors, executive officers or key employees of the Company. None of our directors or executive officers has been involved in any of the legal proceedings specified in Item 401(f) of Regulation S-K in the past 10 years.
RELATED PERSON TRANSACTIONS
Review, Approval or Ratification of Related Person Transactions
In accordance with the Company’s Audit Committee Charter, the Company’s Audit Committee is responsible for reviewing and approving the terms and conditions of all related person transactions described in Item 404(a) of Regulation S-K. In connection with its review, approval or ratification of related person transactions, the Company’s Audit Committee takes into account all relevant available facts and circumstances in determining whether such transaction is in the best interests of the Company and its stockholders. Any transaction that would disqualify a director from meeting the “independent director” standard as defined under the Nasdaq Stock Market rules requires review by the Company’s Audit Committee prior to entering into such transaction. For all other related person transactions, the Company reviews all agreements and payments for related person transactions and based on this review, a report is made to the Company’s Audit Committee quarterly disclosing all related person transactions during that quarter, if any. All related person transactions shall be disclosed in the Company’s applicable filings with the SEC as required under SEC rules.
There were no related person transactions during fiscal 2025.
OTHER MATTERS
As of the date of this Proxy Statement, the Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent in accordance with their best judgement. Discretionary authority for them to do so is provided in the proxy card and other forms of proxy.
ADDITIONAL INFORMATION
“Householding” of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company, as well as certain brokers, household proxy materials, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. If you hold registered shares, you may direct your written request to the Company’s Corporate Secretary at 6027 Edgewood Bend Court, San Diego, California 92130, or contact the Company’s Corporate Secretary at 858-617-7600.

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Advance Notice Procedures. To be considered for inclusion in next year’s proxy materials, a stockholder must submit his, her or its proposal or director nomination in writing by December 16, 2026 which is the date that is 120 days prior to the first anniversary of the mailing date of this Proxy Statement, to the Company’s Corporate Secretary at 6027 Edgewood Bend Court, San Diego, California 92130. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our Proxy Statement. Stockholders are also advised to review our bylaws, which contain additional requirements for advance notice of stockholder proposals and director nominations.
In addition, our bylaws contain “proxy access” provisions that permit a stockholder or group of stockholders to include director candidates that they intend to nominate in our annual meeting proxy statement and on our proxy card, provided that the stockholder ownership, notice and other requirements set forth in our bylaws are satisfied. To be timely for our 2027 Annual Meeting of Stockholders, the required notice under the proxy access provisions of our bylaws must be received by the Company’s Corporate Secretary at 6027 Edgewood Bend Court, San Diego, California 92130 not earlier than November 16, 2026, and not later than the close of business on December 16, 2026. However, if our 2027 Annual Meeting of Stockholders is held more than 30 days prior to or more than 60 days after the anniversary of the Annual Meeting, then notice under the proxy access provisions must be received no earlier than the close of business on the 150th day prior to the 2027 Annual Meeting of Stockholders and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement and other materials we are sending you or that are available on our website in connection with the Annual Meeting contain “forward-looking statements” as defined under federal securities laws. Many of these statements can be identified by the use of terminology such as “aim,” “believes,” “expects,” “hopes,” “intends,” “anticipates,” “plans,” “may,” “will,” “plan,” “projects,” “continues,” “could,” “should,” “would,” “estimates,” “seeks,” “potential,” “opportunity” or the negative versions of these terms and other similar expressions. These forward-looking statements may be found in the sections of this Proxy Statement titled “Proxy Summary,” “Compensation Discussion and Analysis,” and other sections of this Proxy Statement. These forward-looking statements are based on our current expectations and assumptions, and are subject to risks and uncertainties that could cause our actual results or experience and the timing of events to differ significantly from the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 11, 2026 under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Annual Report. You should carefully consider that information before voting.
You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered in connection with any written or oral forward-looking statements that we may make in the future. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect later events or circumstances or to reflect the occurrence of unanticipated events.
A copy of the Amended 2025 Plan is attached to this Proxy Statement as Appendix A.

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Appendix A
Neurocrine Biosciences, Inc.
2025 Equity Incentive Plan
Adopted by the Compensation Committee: March 14, 2025
Approved by the Stockholders: May 21, 2025
Amended and Restated by the Compensation Committee: March 17, 2026
Approved by the Stockholders: , 2026
1.General.
(a)Relationship to Prior Plans. The Plan is the successor to the 2020 Plan. As of the Effective Date: (i) no additional awards may be granted under the 2020 Plan; and (ii) all Prior Plan Awards will remain subject to the terms of the applicable Prior Plan (except that any Prior Plans’ Returning Shares will become available for issuance pursuant to Awards granted under this Plan). All Awards granted under this Plan will be subject to the terms of this Plan.
(b)Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.
(c)Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.
(d)Adoption Date. The Plan will come into existence on the Adoption Date. No Award may be granted under the Plan prior to the Adoption Date. Any Award granted prior to the Effective Date is contingent upon timely receipt of stockholder approval to the extent required under applicable tax, securities and regulatory rules, and satisfaction of any other compliance requirements.
2.Shares Subject to the Plan.
(a)Share Reserve.
(i)Subject to Section 2(a)(iii), any adjustment in accordance with Section 2(b), and any adjustment as necessary to implement any Capitalization Adjustment, the aggregate number of shares of Common Stock that may be issued pursuant to Awards (the “Share Reserve”) will not exceed: (A) the sum of (i) 7,800,000 shares that were approved at the 2025 annual meeting of stockholders, (ii) an additional 4,000,000 shares that were approved at the 2026 annual meeting of stockholders, and (iii) the Prior Plans’ Returning Shares, if any, as such shares become available for issuance under this Plan from time to time; minus (B) one share for each share of Common Stock subject to an Appreciation Award granted under the 2020 Plan after March 24, 2025 and prior to the Effective Date and 2.43 shares for each share of Common Stock subject to a Full Value Award granted under the 2020 Plan after March 24, 2025 and prior to the Effective Date.
(ii)Subject to Section 2(b), the Share Reserve will be reduced by: (A) one share for each share of Common Stock issued pursuant to an Appreciation Award granted under the Plan; and (B) 2.43 shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan.
(iii)Subject to Section 2(b), the Share Reserve will be increased by: (A) one share for each Prior Plans’ Returning Share or 2025 Plan Returning Share (as defined in Section 2(b)(ii)) subject to an Appreciation Award; and (B) 2.43 shares for each Prior Plans’ Returning Share or 2025 Plan Returning Share subject to a Full Value Award.
(iv)For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 2(a) does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(b)Share Reserve Operation.
(i)No Reduction to Share Reserve. The Share Reserve will not be reduced by any of the following shares of Common Stock and such shares will remain available for issuance under the Plan: (A) any shares subject to an Award that are not issued because such Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Award having been issued; and (B) any shares subject to an Award that are not issued because such Award or any portion thereof is settled in cash.

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(ii)Shares Available for Subsequent Issuance. The following shares of Common Stock (collectively, the “2025 Plan Returning Shares”) will become available again for issuance under the Plan: (A) any shares issued pursuant to an Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; and (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a Full Value Award granted under the Plan.
(iii)Shares Not Available for Subsequent Issuance. The following shares of Common Stock will not revert to the Share Reserve or become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of an Award or a Prior Plan Award (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an Appreciation Award granted under the Plan or a Prior Plan; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of an Award or a Prior Plan Award; and (D) in the event that a Stock Appreciation Right granted under the Plan or a stock appreciation right granted under a Prior Plan is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such award.
3.Eligibility and Limitations.
(a)Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.
(b)Specific Award Limitations.
(i)Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).
(ii)Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(iii)Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (1) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (2) such Option is not exercisable after the expiration of five years from the date of grant of such Option.
(iv)Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because such Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.
(c)Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustment as necessary to implement any Capitalization Adjustment, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 11,800,000 shares.
(d)Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, by the Company to any individual for service as a Non-Employee Director with respect to any period commencing on the date of the Annual Meeting for a particular year and ending on the date immediately prior to the date of the Annual Meeting for the next subsequent year (the “Annual Period”), including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed $750,000 in total value. In addition, the aggregate value of any equity award(s) granted under the Plan or otherwise by the Company to any individual for service as a Non-Employee Director upon or in connection with his or her initial election or appointment to the Board will not exceed $1,500,000 in total value; for the avoidance of doubt, the aggregate compensation granted or paid, as applicable, by the Company to any individual for service as a Non-Employee Director with respect to an Annual Period in which such individual is first appointed or elected to the Board will not exceed the sum of the two preceding limitations in this Section 3(d). The value of any equity awards, for purposes of the limitations described in this Section 3(d), will be calculated based on the grant date fair value of such equity awards for financial reporting purposes.

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4.Options and Stock Appreciation Rights.
Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(a)Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.
(b)Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Transaction and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code.
(c)Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:
(i)by cash (including electronic funds transfers), check, bank draft or money order payable to the Company;
(ii)pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;
(iii)by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that is necessary to satisfy the exercise price, provided that any amount of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment;
(iv)if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the whole number of shares with a Fair Market Value on the date of exercise that is necessary to satisfy the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any amount of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or
(v)in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.
(d)Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise a SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the SAR Agreement or otherwise provided by the Company. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.
(e)Transferability. The Board may impose such limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the restrictions set forth in this Section 4(e) on the transferability of Options and SARs will apply. Notwithstanding the foregoing or anything in the Plan or an Award Agreement to the contrary, no Option or SAR may be transferred to any third-party financial institution for value without prior stockholder approval.
(i)Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution (and pursuant to Sections 4(e)(ii) and 4(e)(iii) below), and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Company may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, provided the Participant and transferee enter into any transfer and other agreements required by the Company.

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(ii)Domestic Relations Orders. The Company may permit an Option or SAR to be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii)Beneficiary Designation. Subject to the approval of the Company, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with Applicable Law.
(f)Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.
(g)Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service, and the Participant will have no further right, title or interest in the forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.
(h)Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than for Cause. Except as otherwise provided in the Award Agreement, other written agreement between a Participant and the Company or an Affiliate or as otherwise determined by the Board, subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement, other written agreement between a Participant and the Company or an Affiliate or as otherwise determined by the Board; provided, however, that in no event may such Award be exercised after the expiration of its maximum term as set forth in the Award Agreement:
(i)three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);
(ii)12 months following the date of such termination if such termination is due to the Participant’s Disability;
(iii)18 months following the date of such termination if such termination is due to the Participant’s death; or
(iv)18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).
Following the date of such termination or death, as applicable, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.
(i)Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement, other written agreement between a Participant and the Company or an Affiliate or as otherwise determined by the Board, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law; or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in the Award Agreement).

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(j)Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then-current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 4(j) will apply to all Awards and are hereby incorporated by reference into such Award Agreements.
(k)Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.
5.Awards Other Than Options and Stock Appreciation Rights.
(a)Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board. The terms and conditions of separate Restricted Stock Awards and RSU Awards need not be identical; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(i)Form of Award.
(1)Restricted Stock Awards. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.
(2)RSU Awards. A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Award Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to a RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).
(ii)Consideration.
(1)Restricted Stock Awards. A Restricted Stock Award may be granted in consideration for (A) cash (including electronic funds transfers), check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration (including future services) as the Board may determine and permissible under Applicable Law.
(2)RSU Awards. Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.
(iii)Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.

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(iv)Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (1) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination under the terms set forth in the Restricted Stock Award Agreement, and (2) any portion of the Participant’s RSU Award that has not vested as of the date of such termination will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.
(v)Settlement of RSU Awards. A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. The Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.
(b)Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.
(c)Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof, may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards, and all other terms and conditions of such Other Awards.
6.Adjustments upon Changes in Common Stock; Other Corporate Events.
(a)Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 2(a); (ii) the class(es) and maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); and (iii) the class(es) and number of shares of Common Stock and the exercise, strike or purchase price of Common Stock subject to outstanding Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock will be created in order to implement any Capitalization Adjustment. The Board will determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that may be created by the adjustments referred to in the preceding provisions of this Section 6(a).
(b)Dissolution or Liquidation. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to a forfeiture condition or the Company’s right of repurchase may be reacquired or repurchased by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service.
(c)Transaction. In the event of a Transaction, the provisions of this Section 6(c) will apply to each outstanding Award unless otherwise provided in the instrument evidencing the Award, in any other written agreement between a Participant and the Company or an Affiliate, or in any director compensation policy of the Company.
(i)Awards May Be Assumed. In the event of a Transaction, the Acquiring Entity may assume or continue any or all outstanding Awards or may substitute similar awards for any or all outstanding Awards (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to outstanding Awards may be assigned by the Company to the Acquiring Entity. For clarity, in the event of a Transaction, the Acquiring Entity may choose to assume or continue only a portion of an outstanding Award, to substitute a similar award for only a portion of an outstanding Award, or to assume or continue, or substitute similar awards for, the outstanding Awards held by some, but not all, Participants. The terms of any assumption, continuation or substitution will be set by the Board.
(ii)Awards Held by Current Participants. In the event of a Transaction in which the Acquiring Entity does not assume or continue outstanding Awards or substitute similar awards for outstanding Awards, then with respect to any such Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Transaction (referred to as the “Current Participants”), the vesting (and exercisability, if applicable) of such Awards will be accelerated in full (and with respect to any such Awards that are subject to performance-based vesting conditions or requirements, vesting will be deemed to be satisfied at the greater of (x) the target level of performance or (y) the actual level of performance measured in accordance with the applicable performance goals as of the date of the Transaction) to a date prior to the effective time of such Transaction (contingent upon the effectiveness of the Transaction) as the Board determines (or, if the Board

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does not determine such a date, to the date that is 15 days prior to the effective time of the Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Transaction). With respect to the vesting of Awards that will accelerate upon the occurrence of a Transaction pursuant to this Section 6(c)(ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Transaction.
(iii)Awards Held by Participants other than Current Participants. In the event of a Transaction in which the Acquiring Entity does not assume or continue outstanding Awards or substitute similar awards for outstanding Awards, then with respect to any such Awards that have not been assumed, continued or substituted and that are held by Participants other than Current Participants, such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Transaction.
(iv)Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event any outstanding Award held by a Participant will terminate if not exercised at or prior to the effective time of a Transaction, the Board may provide that the Participant may not exercise such Award but instead will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of such Award, over (2) any exercise price payable by the Participant in connection with such exercise. For clarity, such payment may be zero if the value of such property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.
(d)Involuntary Termination Upon or Following a Transaction. Except as otherwise provided in the Award Agreement, in any other written agreement between a Participant and the Company or an Affiliate, in any severance plan of the Company governing the Participant’s Awards under the Plan, or in any director compensation policy of the Company, in the event that an Employee or Director’s Continuous Service is involuntarily terminated without Cause (including any such termination due to such Employee or Director’s death or Disability) upon or within 12 months following the effective time of a Transaction, the vesting (and exercisability, if applicable) of any Assumed Awards (as defined in this Section 6(d)) held by such Employee or Director as of the date of such termination will be accelerated in full (and with respect to any such Awards that are subject to performance-based vesting conditions or requirements, vesting will be deemed to be satisfied at the greater of (x) the target level of performance or (y) the actual level of performance measured in accordance with the applicable performance goals as of the date of such termination), effective as of the date of such termination. For purposes of this Section 6(d), an “Assumed Award” means any outstanding Award that was assumed or continued, or any outstanding similar award that was granted in substitution for an Award, in each case by the Acquiring Entity in connection with the applicable Transaction.
(e)Parachute Payments. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate or in any severance plan of the Company that applies to the Participant, if any payment or benefit (including payments or benefits pursuant to this Plan or otherwise) that the Participant would or may receive from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, the Participant will have no rights to any additional payments and/or benefits, and reduction shall occur in the manner that results in the greatest economic benefit for the Participant. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.
In the event it is subsequently determined by the Internal Revenue Service that some portion of the Reduced Amount as determined pursuant to clause (x) in the preceding paragraph is subject to the Excise Tax, the Participant agrees to promptly return to the Company a sufficient amount of the Payment so that no portion of the Reduced Amount is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount is determined pursuant to clause (y) in the preceding paragraph, the Participant will have no obligation to return any portion of the Payment pursuant to the preceding sentence.
The foregoing calculations will be determined by the independent registered public accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the event described in Section 280G(b)(2)(A)(i) of the Code or such nationally recognized independent registered public accounting firm chosen by the Company. The Company will bear all expenses with respect to the determinations by such independent registered public accounting firm required to be made hereunder. Any good faith determinations of the independent registered public accounting firm made hereunder will be final, binding and conclusive upon the Company and the Participant.
(f)Appointment of Stockholder Representative. As a condition to the receipt of an Award, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

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(g)No Restriction on Right to Undertake Transactions. The grant of any Award and the issuance of shares of Common Stock pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
7.Administration.
(a)Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 7(c).
(b)Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine from time to time: (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; and (6) the Fair Market Value applicable to an Award.
(ii)To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Awards fully effective.
(iii)To settle all controversies regarding the Plan and Awards granted under it.
(iv)To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.
(v)To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock, including any Transaction, for reasons of administrative convenience.
(vi)To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan (including Section 7(b)(ix)) or an Award Agreement, suspension or termination of the Plan will not Materially Impair a Participant’s rights under any Award granted while the Plan is in effect unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(vii)To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any such amendment to the extent required by Applicable Law. Except as otherwise provided in the Plan (including Section 7(b)(ix)) or an Award Agreement, a Participant’s rights under any Award granted before any amendment of the Plan will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(viii)To submit any amendment to the Plan for stockholder approval.
(ix)To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that except as otherwise provided in the Plan (including this Section 7(b)(ix)) or an Award Agreement, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(x)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(xi)To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).

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(c)Delegation to Committee.
(i)General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with any Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii)Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more non-employee directors, as determined under Rule 16b-3(b)(3) of the Exchange Act, and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.
(d)Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(e)Cancellation and Re-Grant of Awards. Except in connection with a Transaction, as provided in Section 6(a) relating to Capitalization Adjustments, or unless the stockholders of the Company have approved such an action within 12 months prior to such an event, neither the Board nor any Committee will have the authority to: (i) reduce the exercise or strike price of any outstanding Option or SAR; or (ii) cancel any outstanding Option or SAR that has an exercise or strike price greater than the then-current Fair Market Value in exchange for cash or other Awards under the Plan.
(f)Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof; and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.
8.Tax Withholding.
(a)Withholding Authorization. As a condition to acceptance of any Award, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company will have no obligation to issue shares of Common Stock subject to an Award, unless and until such withholding obligations are satisfied.
(b)Satisfaction of Withholding Obligations. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment (which may be in the form of a check, electronic wire transfer or other method permitted by the Company); (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; or (vi) by such other method as may be set forth in the Award Agreement or otherwise approved by the Board.
(c)No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law, the Company has no duty or obligation to any Participant to advise such Participant as to the time or manner of exercising an Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such Participant of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to any Participant and will not be liable to any Participant for any adverse tax consequences to such Participant in connection with an Award. As a condition to accepting an Award, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly

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and voluntarily declined to do so. Additionally, each Participant acknowledges that any Option or SAR is exempt from Section 409A only if the exercise or strike price of such Option or SAR is at least equal to the “fair market value” of the Common Stock on the date of grant of such Option or SAR as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR, each Participant agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that the exercise or strike price of such Option or SAR is less than the “fair market value” of the Common Stock on the date of grant of such Option or SAR as subsequently determined by the Internal Revenue Service.
(d)Withholding Indemnification. As a condition to accepting an Award, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligations in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.
9.Miscellaneous.
(a)Dividends and Dividend Equivalents.
(i)Dividends or dividend equivalents may not be paid or credited to Options or SARs.
(ii)With respect to any Award other than an Option or SAR, dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to such Award, as determined by the Board and specified in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.
(b)Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
(c)Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.
(d)Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(e)Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.
(f)No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.
(g)Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee and has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or

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become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(h)Execution of Additional Documents. As a condition to accepting an Award, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.
(i)Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) will be determined by the Company.
(j)Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with the following, as applicable: (i) the Neurocrine Biosciences, Inc. Policy for Recoupment of Incentive Compensation; (ii) the Neurocrine Biosciences, Inc. Incentive Compensation Recoupment Policy; (iii) any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law; and (iv) any other clawback policy that the Company adopts. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
(k)Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.
(l)Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or an Award Agreement, Awards may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.
(m)Effect on Other Employee Benefit Plans. The value of any Award, as determined upon grant, vesting or settlement, will not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
(n)Deferrals. To the extent permitted by Applicable Law, the Board may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals by will be made in accordance with the requirements of Section 409A.
(o)Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and each Award Agreement will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Company determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment may be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

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(p)Choice of Law. This Plan and any controversy arising out of or relating to this Plan will be governed by, and construed in accordance with, the internal laws of the State of California, without regard to conflict of law principles that would result in any application of any law other than the law of the State of California.
(q)Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.
10.Severability.
If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
11.Suspension or Termination of the Plan.
The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date; or (ii) the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
12.Definitions.
As used in the Plan, the following definitions apply to the capitalized terms indicated below:
(a)“2020 Plan” means the Neurocrine Biosciences, Inc. 2020 Equity Incentive Plan.
(b)“Acquiring Entity” means the surviving or acquiring corporation (or the surviving or acquiring corporation’s parent company) in connection with a Transaction.
(c)“Adoption Date” means the date the Plan is first approved by the Compensation Committee.
(d)“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(e)“Annual Meeting” means the first meeting of the Company’s stockholders held each calendar year at which Directors are selected.
(f)“Applicable Law” means any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).
(g)“Appreciation Award” means (i) a stock option or stock appreciation right granted under a Prior Plan or (ii) an Option or SAR, in each case with respect to which the exercise or strike price is at least 100% of the Fair Market Value of the Common Stock subject to the stock option or stock appreciation right, or Option or SAR, as applicable, on the date of grant.
(h)“Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a SAR, a Restricted Stock Award, a RSU Award, a Performance Award or any Other Award).
(i)“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.

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(j)“Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board will be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination will be final and binding on all Participants.
(k)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(l)“Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any crime involving fraud, dishonesty or moral turpitude; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or an Affiliate that results in (or might have reasonably resulted in) material harm to the business of the Company or an Affiliate; (iii) such Participant’s intentional, material violation of any contract or agreement between such Participant and the Company or an Affiliate, or of any statutory duty such Participant owes to the Company or an Affiliate; or (iv) such Participant’s conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Company or an Affiliate; provided, however, that the action or conduct described in clauses (iii) and (iv) above will constitute “Cause” only if such action or conduct continues after the Company has provided such Participant with written notice thereof and not less than five business days to cure the same. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are Officers and by the Chief Executive Officer of the Company with respect to Participants who are not Officers. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(m)“Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, such transaction also constitutes a Section 409A Change in Control:
(i)any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii)there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)the stockholders of the Company approve a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;
(iv)there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(v)individuals who, on the date the Plan is adopted by the Compensation Committee, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a

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majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (1) if no definition of Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition will apply; and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur.
(n)“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(o)“Committee” means the Compensation Committee and any other committee of Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.
(p)“Common Stock” means the common stock of the Company.
(q)“Company” means Neurocrine Biosciences, Inc., a Delaware corporation.
(r)“Compensation Committee” means the Compensation Committee of the Board.
(s)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(t)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or a duly authorized Officer, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. A leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant or as otherwise approved by the Board (or a duly authorized Officer) or required by Applicable Law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
(u)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;
(ii)a sale or other disposition of more than 50% of the outstanding securities of the Company;
(iii)a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

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(v)“determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.
(w)“Director” means a member of the Board of Directors of the Company.
(x)“Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(y)“Effective Date” means the date of the Annual Meeting in 2025, provided this Plan is approved by the Company’s stockholders at such meeting.
(z)“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(aa)“Employer” means the Company or the Affiliate of the Company that employs the Participant.
(bb)    “Entity” means a corporation, partnership, limited liability company or other entity.
(cc)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(dd)    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary, (ii) any employee benefit plan of the Company or any Subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(ee)    “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:
(i)If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.
(iii)In the absence of such exchange or market for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(ff)    “Full Value Award” means (i) a stock award granted under a Prior Plan or (ii) an Award, in each case that is not an Appreciation Award.
(gg)    “Governmental Body” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (iv) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).
(hh)    “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.
(ii)    “Incentive Stock Option” means an option granted pursuant to Section 4 that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

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(jj)    “Materially Impair” means that a Participant’s rights under an Award will be materially adversely affected by a suspension or termination of the Plan, an amendment of the Plan, or an amendment to the terms of the Award, as applicable. For purposes of the Plan, a Participant’s rights under an Award will not be deemed to have been Materially Impaired by any of the foregoing actions if the Board determines that such action, taken as a whole, does not materially impair the Participant’s rights under the Award. For example, an amendment to the terms of an Award in order to do any of the following, or that results in any of the following, will not be deemed to Materially Impair the Participant’s rights under the Award: (i) an imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised; (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) a change in the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.
(kk)    “Non-Employee Director” means a Director who is not an employee of the Company or an Affiliate.
(ll)    “Nonstatutory Stock Option” means any option granted pursuant to Section 4 that does not qualify as an Incentive Stock Option.
(mm)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(nn)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock which is granted pursuant to the terms and conditions of Section 4.
(oo)    “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.
(pp)    “Other Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 5(c).
(qq)    “Other Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.
(rr)    “Own,” “Owned,” “Owner,” or “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(ss)    “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(tt)    “Performance Award” means an Award that may vest or may be exercised, or that may become earned and paid, contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted pursuant to the terms and conditions of Section 5(b) and such terms as approved by the Board.
(uu)    “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following, as determined by the Board: (1) earnings (including earnings per share and net earnings, in either case before or after any or all of: interest, taxes, depreciation and amortization, legal settlements or other income (expense), or stock-based compensation, other non-cash expenses and changes in deferred revenue); (2) total stockholder return; (3) return on equity or average stockholder’s equity; (4) return on assets, investment, or capital employed; (5) stock price; (6) margin (including gross margin); (7) income (before or after taxes); (8) operating income; (9) operating income after taxes; (10) pre-tax profit; (11) operating cash flow; (12) sales, prescriptions, or revenue targets; (13) increases in revenue or product revenue; (14) expenses and cost reduction goals; (15) improvement in or attainment of working capital levels; (16) economic value added (or an equivalent metric); (17) market share; (18) cash flow; (19) cash flow per share; (20) cash burn; (21) share price performance; (22) debt reduction; (23) implementation or completion of projects or processes (including, without limitation, discovery of a pre-clinical drug candidate, recommendation of a drug candidate to enter a clinical trial, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, presentation of studies and launch of commercial plans, compliance programs or education campaigns); (24) customer satisfaction; (25) stockholders’ equity; (26) capital expenditures; (27) debt levels; (28) financings; (29) operating profit or net operating profit; (30) growth of net income or operating income; (31) billings; (32) employee hiring; (33) funds from operations; (34) budget management; (35) strategic partnerships or transactions (including acquisitions, joint ventures or licensing transactions); (36) engagement of thought leaders and patient advocacy groups; (37) enhancement of intellectual property portfolio, filing of patent applications and granting of patents; (38) litigation preparation and management; and (39) any other measure of performance selected by the Board.

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(vv)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Board is authorized to make appropriate adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the U.S. Food and Drug Administration or any other regulatory body; and (13) to make other appropriate adjustments selected by the Board. In addition, the Board retains the discretion to define the manner of calculating the Performance Criteria it selects to use for a Performance Period and to reduce or eliminate the compensation or economic benefit due upon the attainment of any Performance Goal. Partial attainment of any Performance Goal may result in payment or vesting corresponding to the degree of attainment as specified in the applicable Award Agreement or the written terms of a Performance Award.
(ww)    “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of, or any payment under, an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(xx)    “Plan” means this Neurocrine Biosciences, Inc. 2025 Equity Incentive Plan.
(yy)    “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.
(zz)    “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).
(aaa)    “Prior Plans” means the 2020 Plan and the Neurocrine Biosciences, Inc. 2011 Equity Incentive Plan and each is a “Prior Plan”.
(bbb)    “Prior Plan Award” means an award granted under a Prior Plan that is outstanding as of the Effective Date.
(ccc)    “Prior Plans’ Returning Shares” means: (i) any shares of Common Stock subject to a Prior Plan Award that after March 24, 2025 are not issued because such Prior Plan Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Prior Plan Award having been issued; (ii) any shares of Common Stock subject to a Prior Plan Award that after March 24, 2025 are not issued because such Prior Plan Award or any portion thereof is settled in cash; (iii) any shares of Common Stock issued pursuant to a Prior Plan Award that after March 24, 2025 are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; and (iv) any shares of Common Stock that after March 24, 2025 are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a Full Value Award granted under a Prior Plan.
(ddd)    “Prospectus” means the document containing the Plan information specified in Section 10(a) of the Securities Act.
(eee)    “Restricted Stock Award” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(fff)    “Restricted Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ggg)    “RSU Award” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(hhh)    “RSU Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a RSU Award grant. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement

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containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.
(iii)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(jjj)    “Rule 405” means Rule 405 promulgated under the Securities Act.
(kkk)    “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.
(lll)    “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(mmm)    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(nnn)    “SAR” or “Stock Appreciation Right” means a right to receive the appreciation on Common Stock which is granted pursuant to the terms and conditions of Section 4.
(ooo)    “SAR Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.
(ppp)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(qqq)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.
(rrr)    “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.
(sss)    “Transaction” means a Corporate Transaction or a Change in Control.

NEUROCRINE BIOSCIENCES, INC. 6027 EDGEWOOD BEND COURT SAN DIEGO, CA 92130

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V86397-P47761	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEUROCRINE BIOSCIENCES, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR ALL of the following directors:

1.	The election of the Board of Directors' three nominees for Class III directors named below to the Board of Directors to serve for a term of three years:	☐	☐	☐

Nominees:

01) Kevin C. Gorman, Ph.D.
02) Gary A. Lyons
03) Johanna Mercier

The Board of Directors recommends you vote FOR proposals 2, 3, and 4:							For	Against	Abstain

2.	Advisory vote on the compensation paid to the Company’s named executive officers;						☐	☐	☐

3.	To approve an amendment of the Company's 2025 Equity Incentive Plan to increase the aggregate number of shares of common stock reserved for issuance thereunder by 4,000,000 shares; and						☐	☐	☐

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.						☐	☐	☐

NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the Annual Meeting or any one or more continuations, adjournments or postponements thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve).

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com.

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V86398-P47761

This Proxy is solicited on behalf of the Board of Directors
NEUROCRINE BIOSCIENCES, INC.
2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 27, 2026
The undersigned stockholder of NEUROCRINE BIOSCIENCES, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 15, 2026, and hereby appoints Kyle W. Gano, Ph.D. and Matthew C. Abernethy, and either of them, proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2026 Annual Meeting of Stockholders of NEUROCRINE BIOSCIENCES, INC. to be held on May 27, 2026 at 10:30 a.m. local time, at the Company’s corporate offices located at 6027 Edgewood Bend Court, San Diego, California 92130, and at any one or more continuations, adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' THREE NOMINEES FOR DIRECTOR NAMED IN THE PROXY STATEMENT, FOR THE ADVISORY VOTE ON THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS, FOR APPROVAL OF AN AMENDMENT TO THE COMPANY'S 2025 EQUITY INCENTIVE PLAN, FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ONE OR MORE CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF, INCLUDING DISCRETIONARY AUTHORITY UNDER PROPOSAL 1 TO VOTE FOR A SUBSTITUTE NOMINEE IF ANY NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE.
Continued and to be signed on reverse side